CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Shares, no par value	10,637,500 shares	$61.00	$648,887,500.00	$75,206.07

(1)	Assumes exercise in full of the underwriters’ option to purchase up to 1,387,500 additional common shares.
(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-195479

PROSPECTUS SUPPLEMENT

(To prospectus dated December 12, 2016)

9,250,000 Shares

Open Text Corporation

Common Shares

We are offering 9,250,000 of our common shares.

We have granted the underwriters the option to purchase up to an additional 1,387,500 of common shares from us, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions within 30 days from the date of this prospectus supplement. See the section of this prospectus supplement entitled “Underwriting” beginning on page S-57 of this prospectus supplement.

We intend to use the net proceeds from this offering to finance a portion of the purchase price for the acquisition (the “Acquisition”) of certain assets of the enterprise content division (the “EMC Enterprise Content Division”) of EMC Corporation (“Dell-EMC”). We expect to fund the balance of the purchase price and pay related fees and expenses with the net proceeds from the Debt Financing (as defined herein) and cash on hand. See “Summary—The Acquisition—Financing Transactions.” This offering is not contingent on completion of the Acquisition or any Debt Financing. If the Acquisition is not completed, we intend to use the net proceeds from this offering for general corporate purposes, as described under “Use of Proceeds.”

Our common shares are traded on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “OTEX” and on the Toronto Stock Exchange (“TSX”) under the symbol “OTC.” On December 13, 2016, the last sale price for our common shares was U.S.$62.05 on the NASDAQ and Cdn.$81.46 on the TSX.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-16 and under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (“2016 Annual Report”) and in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (“2017 Q1 Quarterly Report”), each filed with the Securities and Exchange Commission (the “SEC”) and the applicable Canadian securities regulatory authorities on July 27, 2016 and November 3, 2016, respectively, for a discussion of certain risks that you should consider in connection with an investment in our common shares.

	Public Offering Price	Underwriting Discounts and Commissions	Proceeds Before Expenses to Open Text Corporation
Per Share	$61.00	$1.83	$59.17
Total	$564,250,000.00	$16,927,500.00	$547,322,500.00

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common shares in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment on or about December 19, 2016.

Joint Book-Running Managers

Barclays	Citigroup	RBC Capital Markets

Co-Managers

BMO Capital Markets	CIBC Capital Markets	HSBC
MUFG	National Bank Financial Markets	PNC Capital Markets LLC
Raymond James		Scotiabank

The date of this prospectus supplement is December 13, 2016.

Prospectus Supplement

Prospectus

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We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the underwriters have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. The information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus we prepare or authorize may only be accurate as of the date of the applicable document.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to purchase any securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized, to any person to whom it is unlawful to make such an offer or solicitation or by anyone who is not permitted to sell such securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein and the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information we have included in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such date.

In this prospectus supplement, except as otherwise indicated or the context otherwise implies, references to “OpenText,” the “Company,” “we,” “us” and “our” are references to Open Text Corporation and our consolidated subsidiaries.

Unless otherwise specified herein, all dollar figures are expressed in U.S. Dollars. All references to “U.S.$” or “$” are to U.S. Dollars and all references to “Cdn.$” are to Canadian Dollars.

Although the Acquisition has not yet occurred, the pro forma financial information included and incorporated by reference in this prospectus supplement gives pro forma effect to the Acquisition and the related Financing Transactions (as defined herein). The pro forma financial information is for illustrative purposes only, is based on various adjustments and assumptions, and is not necessarily an indication of the financial condition or the results of operations of OpenText that would have been achieved had the Acquisition and the Financing Transactions been completed as of the dates indicated or that may be achieved in the future. See “Risk Factors—Risks Related to the Acquisition” and “Unaudited Pro Forma Condensed Consolidated Financial Statements.”

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This offering is not contingent on completion of the Acquisition or any Debt Financing. If the Acquisition is not completed, we intend to use the net proceeds from this offering for general corporate purposes, as described under “Use of Proceeds.” See “Risk Factors—Risks Related to the Acquisition.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act (Ontario) and Canadian securities legislation in each of the provinces of Canada in which this prospectus supplement is filed. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “would” and variations of these words or similar expressions, we do so to identify forward-looking statements. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, but are not limited to, (i) statements about our focus on growth in earnings and cash flows; (ii) creating value through investments in broader Enterprise Information Management (“EIM”) capabilities; (iii) our future business plans and business planning process; (iv) statements relating to business trends; (v) statements relating to distribution; (vi) our presence in the cloud and in growth markets; (vii) product and solution developments, enhancements and releases and the timing thereof; (viii) our financial conditions, results of operations and earnings; (ix) the basis for any future growth and our financial performance, including estimated market growth; (x) declaration and payment of quarterly dividends; (xi) future tax rates; (xii) the changing regulatory environment and its impact on our business; (xiii) recurring revenues; (xiv) research and development and related expenditures; (xv) our building, development and consolidation of our network infrastructure; (xvi) competition and changes in the competitive landscape; (xvii) our management and protection of intellectual property and other proprietary rights; (xviii) foreign sales and exchange rate fluctuations; (xix) cyclical or seasonal aspects of our business; (xx) capital expenditures; (xxi) potential legal and/or regulatory proceedings; (xxii) the expected completion of this offering and the use of proceeds therefrom; (xxiii) the expected size and completion of the Notes Offering (as defined herein); (xxiv) our ability to secure the Additional Debt Financing (as defined herein), if required; (xxv) our ability to enter into, and borrow under, the New Facility (as defined herein) under the Commitment Letter (as defined herein), if required; (xxvi) the completion of the Acquisition and financing thereof; (xxvii) the anticipated benefits of the Acquisition, including the anticipated cost savings from the Acquisition and accretion to earnings per share (“EPS”) and non-GAAP-based EPS beginning in the quarter the Acquisition closes; and (xxviii) other matters.

Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management’s perception of historic trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein or elsewhere are based on certain assumptions including the following: (i) countries continuing to implement and enforce existing and additional customs and security regulations relating to the provision of electronic information for imports and exports; (ii) our continued operation of a secure and reliable business network; (iii) the stability of general political, economic and market conditions, currency exchange rates, and interest rates; (iv) equity and debt markets continuing to provide us with access to capital; (v) our continued ability to identify and source attractive and executable business combination opportunities; and (vi)

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our continued compliance with third party intellectual property rights. Management’s estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on our outstanding debt securities; (iii) the possibility that we may be unable to meet our future reporting requirements under the Exchange Act, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) fluctuations in currency exchange rates (including as a result of the impact of Brexit, as defined herein); (vi) delays in the purchasing decisions of our customers; (vii) the competition we face in our industry and/or marketplace; (viii) the final determination of litigation, tax audits (including tax examinations in the United States or elsewhere) and other legal proceedings; (ix) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes; (x) the possibility of technical, logistical or planning issues in connection with the deployment of our products or services; (xi) the continuous commitment of our customers; (xii) demand for our products and services; (xiii) increase in exposure to international business risks (including as a result of the impact of Brexit) as we continue to increase our international operations; (xiv) inability to raise capital at all or on not unfavorable terms in the future; (xv) downward pressure on our share price and dilutive effect of this offering or future sales or issuances of equity securities (including in connection with the Acquisition and/or other future acquisitions); and (xvi) potential changes in ratings or outlooks of rating agencies on our outstanding debt securities. Other factors that may affect forward-looking statements include, but are not limited to: (i) our future performance, financial and otherwise; (ii) our ability to bring new products and services to market and to increase sales; (iii) the strength of our product development pipeline; (iv) failure to secure and protect patents, trademarks and other proprietary rights; (v) infringement of third-party proprietary rights triggering indemnification obligations and resulting in significant expenses or restrictions on our ability to provide our products or services; (vi) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement; (vii) our growth and profitability prospects; (viii) the estimated size and growth prospects of the EIM market; (ix) our competitive position in the EIM market and our ability to take advantage of future opportunities in this market; (x) the benefits of our products and services to be realized by customers; (xi) the demand for our products and services and the extent of deployment of our products and services in the EIM marketplace; (xii) our financial condition and capital requirements; (xiii) system or network failures or information security breaches in connection with our services and products; (xiv) failure to attract and retain key personnel to develop and effectively manage our business and (xv) other risks described in the “Risk Factors” section of this prospectus supplement, under Item 1A of the 2016 Annual Report and Item 1A of the 2017 Q1 Quarterly Report, and otherwise incorporated by reference herein.

You should keep in mind that any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or elsewhere, might not occur.

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You should carefully consider the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and subsequent public statements, or reports filed with or furnished to the SEC and the applicable Canadian securities regulatory authorities, before making any investment decision with respect to our securities. If any of these trends, risks, assumptions or uncertainties actually occurs or continues, our business, financial condition or results of operations could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

INDUSTRY AND MARKET DATA

We have obtained certain industry and market share data from third-party sources that we believe are reliable. In many cases, however, we have made statements in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein or therein regarding our industry and our position in the industry based on estimates made based on our experience in the industry and our own investigation of market conditions. This information may prove to be inaccurate, however, because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of Canada. Many of the Company’s directors and officers, and those of some of our subsidiaries, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and a substantial portion of the assets of the Company, are located outside of the United States. As a result, there may be jurisdictional issues should you bring an action against directors or officers who are not residents of the United States, or against the Company. We have appointed an agent for service of process in the United States, but it may be difficult for holders of our common shares who reside in the United States to effect service within the United States upon those directors and officers who are not residents of the United States, or on the Company. It may also be difficult for holders of our common shares who reside in the United States to enforce in the United States the judgments of courts of the United States predicated upon the civil liability of the Company or the Company’s directors and officers under the United States federal securities laws.

We have been advised by Blake, Cassels & Graydon LLP that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated upon United States federal securities laws.

We have also been advised by Blake, Cassels & Graydon LLP that a judgment of a United States court may be enforceable in Canada if: (a) there is a real and substantial connection between the events, persons and circumstances and the forum in which the United States proceedings occur such that the United States court properly assumed jurisdiction; (b) the United States judgment is final and conclusive and for a sum certain; (c) the defendant was properly served with originating process from the United States court; and (d) the United States law that led to the judgment is not contrary to Canadian public policy, as that term would be applied by a court of competent jurisdiction in Canada (“Canadian Court”). We have been advised that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation (for example, penal or similar awards made by a court in a regulatory prosecution or proceeding) are enforceable in Canada.

The enforceability of a United States judgment in Canada will be subject to the requirements that: (i) an action to enforce the United States judgment must be commenced in the Canadian Court within any applicable

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limitation period; (ii) the Canadian Court has discretion to stay or decline to hear an action on the United States judgment if the United States judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action; (iii) the Canadian Court will render judgment only in Canadian dollars; and (iv) an action in the Canadian Court on the United States judgment may be affected by bankruptcy, insolvency or other laws of general application limiting the enforcement of creditors’ rights generally.

The enforceability of a United States judgment in Canada will be subject to the following defenses: (i) the United States judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the United States judgment is for a claim which under the law of the applicable Canadian province would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the United States judgment is contrary to the public policy of the applicable Canadian province or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and (iv) the United States judgment has been satisfied or is void or voidable under United States law.

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SUMMARY

This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes, before making an investment decision.

Our Company

We operate in the Enterprise Information Management market. We are an independent company providing a comprehensive platform and suite of software products and services that assist organizations in finding, utilizing, and sharing business information from any device in ways which are intuitive, efficient and productive. Our technologies and business solutions address one of the biggest problems encountered by enterprises today: the explosive growth of information volume and formats. Our software and services allow organizations to manage the information that flows into, out of, and throughout the enterprise as part of daily operations. Our solutions help to improve customer satisfaction and digital experience, gain analytical insight, improve collaboration with business partners, address the legal and business requirements associated with information governance, and help to ensure that information remains secure and private, as demanded in today’s highly regulated climate.

Our products and services are designed to provide the benefits of maximizing the value of enterprise information while largely minimizing its risks. Our solutions incorporate collaborative and mobile technologies and are delivered for on-premises deployment as well as through cloud, hybrid and managed hosted services models to provide the flexibility and cost efficiencies demanded by the market. In addition, we provide solutions that facilitate the exchange of information and transactions that occur between supply chain participants, such as manufacturers, retailers, distributors and financial institutions, and are central to a company’s ability to effectively collaborate with its partners.

At its core, EIM is about helping organizations get the most out of information. Our EIM offerings include Enterprise Content Management (“ECM”), Business Process Management (“BPM”), Customer Experience Management (“CEM”), Business Network (“BN”), Discovery and Analytics, and are designed to deliver to our customers: (i) increased compliance and information governance resulting in reduced exposure to risk of regulatory sanctions related to how information is handled and protected; (ii) improved operating efficiency through process digitization and automation; (iii) better customer engagement through improved and integrated digital experiences and content delivery; (iv) lower cost of storage and management of information through improved classification and archiving strategies; (v) reduced infrastructure costs due to, among other factors, legacy decommissioning capabilities of EIM and cloud and hosted services deployment models; (vi) improved innovation, productivity and time-to-market as a result of letting employees, trading partners and customers work with information and collaborate in ways which are intuitive, automated and flexible; and (vii) increased revenue streams with the enablement of easy expansion across new channels and, ultimately, new markets.

Open Text Corporation was incorporated on June 26, 1991, under the laws of Canada, and we completed our initial public offering on the NASDAQ in 1996 and we were subsequently listed on the TSX in 1998. We are a multinational company and as of September 30, 2016, employed approximately 9,700 people worldwide. Our principal office is at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, and our telephone number at that location is (519) 888-7111. Our website is www.opentext.com. Our website is included in this prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on our website is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement.

Our Revenues

Our business consists of four revenue streams: license, cloud services and subscriptions, customer support and professional services and other.

License (16% of revenue for the year ended June 30, 2016). License revenues consist of fees earned from the licensing of software products to our customers. Our license revenues are impacted by the strength of general economic and industry conditions, the competitive strength of our software products, and our acquisitions. The decision by a customer to license our software products often involves a comprehensive implementation process across the customer’s network or networks and the licensing and implementation of our software products may entail a significant commitment of resources by prospective customers. As revenue from cloud services and subscriptions has increased in recent years, license revenues have decreased as a proportion of our total revenues.

Cloud Services and Subscriptions (33% of revenue for the year ended June 30, 2016). Cloud services and subscription revenues consist of (i) software as a service (“SaaS”) offerings, (ii) managed service arrangements and (iii) subscription revenues relating to on-premise offerings. These offerings allow customers to transmit a variety of content between various mediums and to securely manage enterprise information without the commitment of investing in related hardware infrastructure. We have facilitated over 18 billion transactions through our cloud services and subscriptions offerings, and have over 600,000 trading partners and 37 data centers.

In addition, we offer business-to-business (“B2B”) integration solutions, such as messaging services, and managed services. Messaging services allow for the automated and reliable exchange of electronic transaction information, such as purchase orders, invoices, shipment notices and other business documents, among businesses worldwide. Managed services provide an end-to-end fully outsourced B2B integration solution to our customers, including program implementation, operational management, and customer support. These services enable customers to effectively manage the flow of electronic transaction information with their trading partners and reduce the complexity of disparate standards and communication protocols.

Customer Support (41% of revenue for the year ended June 30, 2016). The first year of our customer support offering is usually purchased by customers together with the license of our EIM software products. Customer support is typically renewed on an annual basis and historically customer support revenues have been a significant portion of our total revenue. Through our OpenText customer support programs, customers receive access to software updates, a knowledge base, discussions, product information, and an online mechanism to post and review “trouble tickets.” Additionally, our customer support teams handle questions on the use, configuration and functionality of OpenText products and can help identify software issues, develop solutions and document enhancement requests for consideration in future product releases.

Professional Service and Other (11% of revenue for the year ended June 30, 2016). We provide consulting and learning services to customers and generally these services relate to the implementation, training and integration of our licensed product offerings into the customer’s systems.

Our consulting services help customers build solutions that enable them to leverage their investments in our technology and in existing enterprise systems. The implementation of these services can range from simple modifications to meet specific departmental needs to enterprise applications that integrate with multiple existing systems.

Our learning services consultants analyze our customers’ education and training needs, focusing on key learning outcomes and timelines, with a view to creating an appropriate education plan for the employees of our customers who work with our products. Education plans are designed to be flexible and can be applied to any phase of implementation: pilot, roll-out, upgrade or refresher. OpenText learning services employ a blended approach by combining mentoring, instructor-led courses, webinars, eLearning and focused workshops.

Our Customers and Partners

Our customers consist of a number of organizations, including some mid-market companies and government agencies. We have over 100,000 customers in over 100 countries. We operate on a global basis, and in the year ended June 30, 2016, we generated approximately 58% of our revenues from our “Americas” region, which consists of countries in North, Central, and South America, approximately 33% from our “EMEA” region, which primarily consists of countries in Europe, Africa, and the Middle East, and approximately 9% from our “Asia Pacific” region, which primarily consists of Japan, Australia, China, Korea, Philippines, Singapore and New Zealand. We have over 1,200 sales and distribution partners worldwide.

Our Products and Services

Enterprise Content Management. We facilitate ECM with an integrated set of technologies that manage information throughout its lifecycle and improve business productivity, all while mitigating the risk and controlling the costs of growing volumes of content. Our ECM solutions, which are available on-premises and increasingly in the cloud, include:

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Content Management provides a repository for business documents (such as those created with Microsoft Office, AutoCAD and Adobe Acrobat/PDF) and allows for the organizing, displaying, classifying, access control, version control, event auditing, rendition, and search of documents and other content types.

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Records Management enables control of the complete lifecycle of content management by associating retention and disposition rules to control if and when content can or must be deleted or archived on storage media.

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Archiving helps reduce storage expenses through optimization of storage use. It manages content storage policies according to business context, optimizes storage use, and provides high-end storage services to reduce future storage demands.

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Email Management Solutions enable the archiving, control and monitoring of email, regardless of platform, to reduce the size of the email database, improve email server performance, control the lifecycle of email content, and monitor email content to improve compliance.

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Capture solutions help bridge the gap between structured and unstructured data by providing the ability to capture and image paper content while applying metadata and applicable policies and schedules. By transforming the information contained in these documents, it can then be used effectively to automate or streamline business processes while being governed consistently alongside digital content.

•	Core is a SaaS-based, multi-tenant cloud solution that provides efficient ways to share documents and collaborate for teams of any size, from small groups to large enterprises.

Business Process Management. BPM provides the software capabilities for analyzing, automating, monitoring and optimizing structured business processes that typically fall outside the scope of existing enterprise systems. BPM solutions help empower employees, customers and partners. Our BPM solutions include:

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Process Suite Platform puts the business in direct control of its processes and fosters alignment between business and IT, resulting in tangible benefits for both. OpenText Process Suite Platform offers one platform that can be accessed simply through a web browser and is built from the ground up to be truly multi-tenant and to support all of the deployment models required for on-premise, private or public clouds.

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Capture and Recognition Systems convert documents from analog sources, such as paper or facsimile (fax), to electronic documents and apply value-added functions, such as optical / intelligent character recognition (OCR/ICR) and barcode scanning, and then releases these documents into repositories where they can be stored, managed and searched.

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Process Suite Solutions are packaged applications built on the Process Suite and address specific business problems. This includes Contract Management, Cloud Brokerage Services, Digital Media Supply Chain and Enterprise App Store, to name a few.

Customer Experience Management. CEM generates improved time-to-market by giving customers, employees, and channel partners personalized and engaging experiences. Our CEM solutions include:

•	Web Content Management provides software for authoring, maintaining and administering websites designed to offer a “visitor experience” that integrates content from internal and external sources.

•	Digital Asset Management provides a set of content management services for browsing, searching, viewing, assembling and delivering rich media content such as images, audio and video.

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Customer Communications Management software makes it possible for organizations to process and deliver highly personalized documents in paper or electronic format rather than a “one message fits all” approach.

•	Social Software helps companies “socialize” their web presence by adding blogs, wikis, ratings and reviews, and build communities for public websites and employee intranets.

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Portal enables organizations to aggregate, integrate and personalize corporate information and applications and provides a central, contextualized and personalized view of information for executives, departments, partners and customers.

Business Network. BN, previously known as Information Exchange (iX), is a set of offerings that facilitate efficient, secure and compliant exchange of information inside and outside the enterprise. BN solutions include:

•	Business-to-Business Integration services help optimize the reliability, reach and cost efficiency of an enterprise’s electronic supply chain while reducing costs, infrastructure and overhead.

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Fax Solutions automate business fax and electronic document distribution to improve the business impact of company information, increase employee productivity and decrease paper-based operational costs.

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Secure Messaging helps to share and synchronize files across an organization, across teams and with business partners, while leveraging the latest smartphones and tablets to provide information on the go without sacrificing information governance or security.

Analytics. Analytics solutions help organizations gain insight from their structured and unstructured information, make predictions, visualize and report on business processes, customer interactions and a myriad of other sources of information. This analytical data can then be used to refine business processes or content utilization, make predictions, identify trends, improve customer service or be applied in a multitude of different scenarios. OpenText Analytics solutions include:

•	Embedded Reporting and Visualization is used to embed reports and visualizations of data in an array of applications, including the OpenText EIM Suites and many third party data sources.

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Big Data Analysis is the analysis of large sets of information from databases, files, Enterprise Resource Planning (“ERP”) and Customer Relationship Management systems and a variety of other sources. Modeling and predictive algorithms may be applied to this data using OpenText solutions to extract meaningful insight or predictive models to solve customer problems or help with operational insight.

Discovery. Discovery solutions organize and visualize all relevant content and make it possible for business users to quickly locate information and make better informed decisions based on timely, contextualized information. Discovery solutions include:

•	Search addresses information security and productivity requirements by securely indexing all information for fast retrieval and real-time monitoring.

•	Semantic Navigation improves the end-user experience of websites by enabling intuitive visual exploration of site content through contextual navigation.

•	Auto-Classification improves the quality of information governance through intelligent metadata extraction and accurate classification of information.

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InfoFusion makes it possible for organizations to deal with the issue of so-called “information silos” resulting from, for instance, numerous disconnected information sources across the enterprise. Using a framework of adapters, an information access platform allows organizations to consolidate, decommission, archive and migrate content from virtually any system or information repository.

Our Competitive Strengths

Large and Diverse Customer Base. We are strongly diversified across both geographies and industries. We derived approximately 58% of our revenues from the Americas, 33% from EMEA and 9% from Asia Pacific during the year ended June 30, 2016. Our license revenues are also well diversified across multiple industry sectors, including Financial, which accounted for 23% of our license revenues in the fiscal year ended June 30, 2016, Services, which accounted for 16% of our license revenues in the fiscal year ended June 30, 2016, Technology, which accounted for 13% of our license revenues in the fiscal year ended June 30, 2016, and Public Sector, which accounted for 11% of our license revenues in the fiscal year ended June 30, 2016. No other industry represented more than 10% of our license revenues in the same period and we did not have a single customer accounting for more than 10% of revenues during our last three fiscal years.

Significant Portion of Revenue Base is Stable and Recurring. We believe that a significant portion of our revenue base has been historically stable and recurring. In the fiscal year ended June 30, 2016, recurring revenue was $1,541 million and represented approximately 84% of our total revenues. In the three months ended September 30, 2016, recurring revenue was $431 million and represented approximately 88% of our total revenues. In the fiscal year ended June 30, 2016, we generated approximately 76% of license revenues from existing customers. Customer Support (maintenance) is sold on substantially all license sales. This has provided us with a Customer Support revenue stream which has grown by approximately 13% over the last three fiscal years. Customer Support agreements are typically twelve months in duration and we have successfully maintained renewal rates in the 90% range over our last three fiscal years. Cloud Services and subscriptions revenues are also generally recurring in nature. We believe that we benefit from a “sticky” customer base with significant switching costs, due to EIM solutions having become core to customers’ compliance initiatives, deep integration with pervasive ERP systems such as SAP, tight integration with customers’ business processes and workflows and high customer satisfaction with our solutions and customer support services. Our total revenues have grown from approximately $409 million in the fiscal year ended June 30, 2006 to $1.8 billion in the fiscal year ended June 30, 2016, representing a compound annual growth rate of 16%.

Successful, Disciplined Acquisition Strategy. To complement our organic growth, we have a highly disciplined program to identify, execute and integrate acquisitions through our dedicated in-house corporate development team. In light of the continually evolving marketplace in which we operate, we regularly evaluate various acquisition opportunities within the EIM market. In evaluating potential acquisitions, we look for strong leadership teams, disciplined engineering, leading distribution models, recurring revenues, strong cash flows, and opportunities for higher margin. We look for potential acquisitions that would benefit from the OpenText Business System, which is focused on integration of the sales force, engineering and operations. Onboarding of acquired businesses to our target model is designed to provide day-one integration and consistent value creation. We have completed 55 acquisitions over the last 20 years, significantly broadening our market reach and deepening customer penetration through incremental cross-sell synergies. In addition, cost synergies and free cash flow deliver further value. Our internal acquisition models contemplate simple and clear cash-based returns. In calendar year 2016, we successfully completed the acquisition of ANXe Business Corporation, which we expect to have annualized revenue of $30 million and to be immediately accretive and on our operating model,

Recommind Inc., which we expect to have annualized revenue of $70 million to $80 million, and certain customer experience and customer communications management software and services assets and liabilities from HP Inc., which we expect to have annualized revenue of $85 million to $95 million (customer experience management assets) and $110 million to $125 million (customer communication management assets) and both of which we expect to be immediately accretive and are expected to be fully on our operating model within 12 months of the respective acquisition dates. These recent acquisitions, and others, have allowed us to continue building a leadership position in EIM. Our operating cash flow has grown from $61 million in the fiscal year ended June 30, 2006 to $526 million in the fiscal year ended June 30, 2016, representing a compound annual growth rate of 24%.

Our Strategy

We have identified the following growth opportunities as key elements of our strategy:

Broaden Our Reach into EIM, B2B Integration, Analytics, Discovery and the Cloud. As technologies and customers become more sophisticated, we intend to be a leader in expanding the definition of traditional market sectors. We have been a leader in investing in adjacent markets through acquisitions, which have provided us with the technology to accelerate our time to market and increase our scale. We have also invested in technologies to address the growing influence of analytics and social, mobile and cloud platforms on corporate information.

Deepen Customer Penetration. We intend to leverage our comprehensive solution set to deepen our existing customer relationships. We have significant expertise in a number of industry sectors and aim to increase our customer penetration based on our strong credentials. We are particularly focused on circumstances where the customer is looking to consolidate multiple vendors with solutions from a single source while addressing a broader spectrum of business problems, or the new or existing customers looking to take a more holistic approach to digital transformation.

Invest in Technology Leadership. We believe we are well-positioned to develop additional innovative solutions to address the evolving market. We plan to continue investing in technology innovation by funding internal development as well as collaborating with third-parties.

Deepen Strategic Partnerships. Our partnerships with companies such as SAP, Microsoft, Oracle, Accenture, Deloitte and others serve as an example of how we are working together with our partners to create next-generation EIM solutions and deliver them to market. We will continue to look for ways to create more customer value from our strategic partnerships.

Broaden Global Presence. As customers become increasingly multinational and as international markets continue to adopt EIM, we plan to further grow our brand, presence and partner networks in these new markets. We are focused on using our direct sales for targeting existing customers and plan to address new geographies jointly with our partners.

Selectively Pursue Acquisitions. In light of the continually evolving marketplace in which we operate, on an ongoing basis we regularly evaluate acquisition opportunities within the EIM market and at any time may be in various stages of discussions with respect to such opportunities. We plan to continue to pursue acquisitions that complement our existing business, represent a strong strategic fit and are consistent with our overall growth strategy and disciplined financial management. We may also target future acquisitions to expand or add functionality and capabilities to our existing portfolio of solutions, as well as add new solutions to our portfolio.

The Acquisition

On September 12, 2016, we entered into a definitive agreement (the “Master Acquisition Agreement”) with EMC Corporation, a Massachusetts corporation, EMC International Company, a company organized under the laws of Ireland, and EMC (Benelux) B.V., a besloten vennootschap organized under the laws of the Netherlands, to acquire the EMC Enterprise Content Division. The purchase price for the Acquisition, which is payable in cash, is approximately $1.62 billion.

We expect the initial closing of the Acquisition to take place within 90 to 120 days of the date of the Master Acquisition Agreement, except in certain jurisdictions where requirements of local law require the transfer of local assets and liabilities to be deferred to a later date. The consummation of the Acquisition is subject to certain customary conditions. The consummation of the Acquisition is not subject to any financing condition. Further information about the Acquisition, including a copy of the Master Acquisition Agreement, is contained in our Current Report on Form 8-K filed with the SEC and the applicable Canadian securities regulatory authorities on September 13, 2016 and September 12, 2016, respectively.

EMC Enterprise Content Division

The following information should be read in conjunction with the financial statements of the EMC Enterprise Content Division as of and for the years ended December 31, 2015 and 2014, and as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015, incorporated in this prospectus supplement by reference to our Current Report on Form 8-K filed on December 12, 2016.

The EMC Enterprise Content Division provides enterprise software and cloud solutions that help organizations leverage their business content throughout its lifecycle to drive their digital agenda. The EMC Enterprise Content Division’s offerings include enterprise content management solutions and archiving software. The EMC Enterprise Content Division’s enterprise content management solutions enable the digitization and flow of content through organizations and include intelligent capture of information, enterprise content library services, customer communications, information governance and compliance as well as purpose built industry solutions. The EMC Enterprise Content Division’s archiving software helps customers take cost out of their current IT environments by archiving inactive information to decommission legacy applications and make their current applications run better.

The EMC Enterprise Content Division is headquartered in Pleasanton, California. The EMC Enterprise Content Division employs approximately 2,000 individuals and has more than 5,600 customers worldwide across the Americas, EMEA and Asia Pacific. Customers of the EMC Enterprise Content Division operate in a wide range of industry verticals, including those in which we have a strong presence as well as those that complement our current industry focus. For the year ended December 31, 2015, the EMC Enterprise Content Division had revenue of approximately $581 million and gross profit of $384 million, compared to $629 million and $404 million in 2014, respectively. From 2014 to 2015, the EMC Enterprise Content Division’s gross margins increased from 64.2% to 66.1%.

The EMC Enterprise Content Division offers a suite of leading ECM solutions with deep industry focus, including the Documentum™, InfoArchive™ and LEAP™ product families, as well as a secondary portfolio of related products. The Acquisition is expected to deepen our existing EIM offerings with a substantial portfolio focused on ECM and Information Life Cycle Management markets.

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Documentum features a set of proven products that enable customers to better-manage content across the enterprise with security and compliance. It consists of an expansive portfolio of products, including but not limited to Documentum Content Server, Documentum Records Manager, Documentum D2, and Documentum xCP. The Documentum product line also includes industry solutions for life science, healthcare, energy and engineering, addressing activities such as clinical trials, regulatory submissions, medical image management, capital projects management, and asset operations.

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InfoArchive enables information technology (“IT”) organizations to decommission legacy apps and archive inactive data, significantly reducing IT costs. It also extracts data from these legacy environments for reuse in third-platform applications and for more complete analysis and insight.

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LEAP offers a next-generation SaaS platform for ECM. It is comprised of a set of consumer-grade, end-user productivity apps that enable users to access, share, create and collaborate on content in entirely new ways across any device.

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Related portfolio products include Captiva, ApplicationXtender, Document Sciences xPression, and eRoom, which provide capabilities in the areas of information capture, document management, customer communications management, and collaboration.

The EMC Enterprise Content Division markets and sells its products through a direct sales force and indirect channels such as independent distributors and value-added resellers.

Strategic Rationale for the Acquisition

We anticipate the Acquisition will provide several significant strategic benefits to OpenText, including the following:

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Expand OpenText’s EIM products and services portfolio. The Acquisition is expected to deepen OpenText’s EIM offering with a set of proven products that enable customers to manage content across the enterprise with security and increased information governance and compliance.

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Onboard deep industry solutions, intellectual property and expertise. The Acquisition will bring new capabilities focused on the ECM and Information Management Lifecycle markets, a strong intellectual property portfolio and approximately 2,000 employees with deep market and industry experience.

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Access a new installed base of marquee customers in key verticals. The Acquisition adds solutions and capacity to the OpenText portfolio for the healthcare, life sciences and public sector verticals, while strengthening OpenText’s presence in financial services, utilities and industrial goods. The EMC Enterprise Content Division’s products are deployed to the ten largest global pharmaceutical companies, nine of the ten largest global banks, nine of the ten largest global insurance companies, seven of the ten largest global oil and gas companies and eight of the ten largest U.S. utility companies. The EMC Enterprise Content Division’s products are deployed to more than 5,600 customers globally.

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Provide mutual cross-sell opportunities for both OpenText EIM and EMC Enterprise Content Division customers. We believe the Acquisition has the potential to enable OpenText to cross-sell its EIM portfolio to the EMC Enterprise Content Division’s customers as well as offer the EMC Enterprise Content Division customers OpenText cloud services, managed service arrangements and SaaS offerings.

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Consistent with our M&A growth strategy. We have a stated goal of driving growth with selective acquisitions. Over the past several years, we have acquired companies that augment our existing solutions and expand our reach into new adjacent areas and geographies. We believe the Acquisition underscores what we view as a core competitive advantage in sourcing, acquiring and integrating highly complementary companies.

Preliminary Anticipated Financial Impact of the Acquisition

We believe that the Acquisition will contribute strong recurring revenues, net income and operating cash flow to OpenText. We expect to be able to align the EMC Enterprise Content Division with OpenText’s target adjusted operating margin profile within 12 months of the completion of the Acquisition, driven in large part by anticipated cost savings realized from the following areas:

•	The elimination of duplicate corporate level costs;

•	Lower marketing and branding costs;

•	Efficiencies from increased scale of operations;

•	The migration of customer support, services, research and development and general and administrative labor to lower cost jurisdictions; and

•	Sales channel efficiencies.

We expect to incur non-recurring, one-time transition costs of approximately $15 million related to anticipated IT integration, employee on-boarding and contract negotiation, in the first year post closing. In addition, OpenText may incur other non-recurring, one-time transaction charges related to severance expenses and restructuring associated with the Acquisition. These charges are similarly expected to be realized in the first year after closing.

OpenText anticipates that the Acquisition will be accretive to the Company’s EPS and non-GAAP-based EPS, beginning in the quarter the Acquisition closes.

We caution you that we may not realize the anticipated benefits of the Acquisition. See “Risk Factors—Risks Related to the Acquisition” and “Note Regarding Forward-Looking Statements.” Additionally, the EMC Enterprise Content Division is subject to risks similar to those applicable to OpenText’s existing business, and we will continue to be subject to those risks following the Acquisition. Such risks may be exacerbated should the Acquisition close and the EMC Enterprise Content Division products are added to our existing EIM portfolio. See “Risk Factors” in Item 1A of the 2016 Annual Report and in Item 1A of the 2017 Q1 Quarterly Report, which are incorporated herein by reference.

Financing Transactions

We intend to finance a portion of the $1.62 billion purchase price for the Acquisition with the net proceeds from this offering (the “Equity Offering”). We expect to fund the balance of the purchase price and pay related fees and expenses with the net proceeds from the Debt Financing and cash on hand. See “Sources and Uses.”

Prior to the completion of the Acquisition and subject to market and other conditions, we plan to raise approximately $436 million through (i) the issuance of new senior notes or the reopening of existing senior notes (the “Notes Offering”) and/or (ii) borrowing under our existing or new credit facilities (the “Additional Debt Financing” and, together with the Notes Offering, the “Debt Financing”). There can be no assurance that we will commence or complete the Notes Offering and this offering is not contingent upon the completion of the Notes Offering or any other Debt Financing. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any senior notes. If commenced, the Notes Offering will not be registered with the SEC or the applicable Canadian securities regulatory authorities, and will be effected privately by means of a confidential offering memorandum and not by means of this or any other prospectus supplement or prospectus.

The Equity Offering and the Debt Financing are together referred to as the “Financing Transactions” in this prospectus supplement.

The foregoing description of the Debt Financing is included herein solely for informational purposes. The amount, timing and terms and conditions of any Debt Financing are subject to market and other conditions. There can be no assurance that we will be able to commence or complete any Debt Financing on terms and conditions acceptable to us or at all. This offering is not contingent on completion of the Acquisition. If the Acquisition is not completed, we intend to use the net proceeds from this offering for general corporate purposes, as described under “Use of Proceeds.” See “Risk Factors—Risks Related to the Acquisition.”

In this regard and in connection with the Acquisition, we entered into a commitment letter with Barclays Bank PLC on September 12, 2016, which was amended and restated on September 26, 2016 (as amended and restated, the “Commitment Letter”) to add Citigroup Global Markets Canada Inc. and Royal Bank of Canada as lenders (together with Barclays Bank PLC, the “Lenders”). Pursuant to the Commitment Letter, the Lenders, severally and not jointly, have committed to provide a first lien term loan facility (the “New Facility”) in an aggregate principal amount of up to $1.0 billion to finance a portion of the Acquisition. The obligations of the Lenders to provide the New Facility under the Commitment Letter are subject to a number of customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Commitment Letter and the documentation standard specified therein. Funding of the Acquisition with the proceeds of the Financing Transactions will result in the reduction of the Lenders’ obligations under the Commitment Letter. The Commitment Letter terminates on March 14, 2017 (which termination date may be extended under the terms of the Commitment Letter in a manner consistent with extensions under the Master Acquisition Agreement, in each case to a date that is two business days after the relevant termination date under the Master Acquisition Agreement). There can be no assurance that we will be able to satisfy the conditions set forth in the Commitment Letter and enter into, and borrow under, the New Facility. Further information regarding the Commitment Letter, including a copy of the Commitment Letter, is contained in our Current Report on Form 8-K filed with the SEC and the applicable Canadian securities regulatory authorities on September 13, 2016 and September 12, 2016, respectively, and the 2017 Q1 Quarterly Report.

Recent Developments

On September 23, 2016, at our annual and special meeting of shareholders, our shareholders approved the adoption of a special resolution authorizing the amendment to our articles to change the number of common shares, whether issued or unissued, on a two for one basis, such that, when and if such amendment is given effect, each common share (including any common shares issued in this offering) will become two common shares (the “Share Split”), provided that our board of directors will have the discretion until the next meeting of our shareholders as to whether or not to give effect to the Share Split. See “Description of Common Shares—Authorized Shares.”

The Offering

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement or incorporated by reference herein. As used in this section, the “Company,” “OpenText,” “our,” “us” and “we” refer only to Open Text Corporation and not to any of its subsidiaries. For a more detailed description of our common shares, see “Description of Common Shares.”

Issuer	Open Text Corporation.

Common shares offered	9,250,000 of our common shares.

Offering price	$61.00 per common share.

Common shares outstanding after the offering	130,835,396 shares (or 132,222,896 shares if the underwriters exercise their over-allotment option to purchase the additional common shares in full).

Underwriters’ option	We have granted the underwriters a 30-day option to purchase up to an additional 1,387,500 of common shares, solely to cover over-allotments, if any, at the public offering price, less the underwriting discounts and commissions.

Use of proceeds	We expect to receive net proceeds of approximately $546,322,500 from the sale of our common shares (or approximately $628,420,875 if the underwriters exercise their over-allotment option to purchase the additional common shares in full), after deduction of the underwriting discounts and commissions and estimated expenses payable by us in connection with this offering.

We intend to use the net proceeds from this offering to finance a portion of the purchase price for the Acquisition. We expect to fund the balance of the purchase price and pay related fees and expenses with the net proceeds from the Debt Financing and cash on hand. If the Acquisition is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include financing of future acquisitions and the repayment of existing indebtedness. See “Risk Factors—Risks Related to the Acquisition” and “Use of Proceeds.”

Risk factors	Investing in our common shares involves risks. See “Risk Factors” beginning on page S-16 and under “Risk Factors” in Item 1A of the 2016 Annual Report and in Item 1A of the 2017 Q1 Quarterly Report for a discussion of certain risks that you should consider in connection with an investment in our common shares.

Federal income tax considerations	The federal income tax consequences of purchasing, owning and disposing of our common shares are described in this prospectus supplement under the headings “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations.”

NASDAQ symbol	OTEX.

TSX symbol	OTC.

Immediately after the consummation of this offering, we will have 130,835,396 common shares issued and outstanding. The number of common shares to be outstanding immediately after this offering is based on 121,585,396 common shares outstanding as of December 7, 2016, plus the 9,250,000 common shares that we are offering hereby, but excludes:

•	1,387,500 common shares issuable on the exercise of the underwriters’ over-allotment option to purchase additional common shares in this offering;

•	an aggregate of 4,532,163 options to purchase common shares that are outstanding; and

•	an additional 6,302,968 common shares that are available for issuance under our stock option plans.

See “Recent Developments” for information regarding a potential Share Split that may be effectuated. See also “Description of Common Shares—Shareholder Rights Plan” for information regarding our Amended Rights Plan (as defined herein).

SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following table sets forth our summary consolidated historical and pro forma financial data for each of the periods presented. The historical information as of June 30, 2016 and 2015 and for the years ended June 30, 2016, 2015 and 2014 has been derived from our audited consolidated financial statements which are incorporated by reference in this prospectus supplement. The historical information as of September 30, 2016 and for the three months ended September 30, 2016 and 2015 has been derived from our unaudited condensed consolidated financial statements which are incorporated by reference in this prospectus supplement. The unaudited consolidated financial information, in the opinion of management, reflects all adjustments, consisting of normal recurring items that are necessary to present fairly the results for the interim periods. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the entire year or for any future periods.

We are not required to include in this prospectus supplement the historical financial statements of the EMC Enterprise Content Division under Article 3-05 of Regulation S-X under the Securities Act or pro forma financial statements giving effect to the Acquisition under Article 11 of Regulation S-X under the Securities Act. However, we are including or incorporating by reference in this prospectus supplement the historical financial statements of the EMC Enterprise Content Division and the pro forma financial statements to aid investor understanding and to comply with the rules of the Canadian securities regulatory authorities, as this offering is also being made in each of the provinces of Canada.

OpenText’s fiscal year ends on June 30 and historically, prior to the acquisition by Dell Technologies, Inc. on September 7, 2016, Dell-EMC’s fiscal year ended on December 31. To comply with the rules and regulations of the SEC (as will be applicable to the pro forma financial information required to be filed with the Form 8-K after the closing of the Acquisition under Item 9.01(b) thereof) and Canadian securities regulatory authorities for companies with different fiscal year ends, the unaudited pro forma information has been prepared utilizing periods that differ by less than 93 days. The unaudited pro forma statement of income for the three months ended September 30, 2016 was prepared using the historical statement of income of OpenText for the three months ended September 30, 2016 and the historical statement of operations of the EMC Enterprise Content Division for the three months ended September 30, 2016. The unaudited pro forma statement of income for the year ended June 30, 2016 was prepared using the historical statement of income of OpenText for the year ended June 30, 2016 and the historical statement of operations of the EMC Enterprise Content Division for the twelve months ended June 30, 2016, which was calculated by taking the audited statement of operations of the EMC Enterprise Content Division for the year ended December 31, 2015, subtracting the unaudited statement of operations for the six months ended June 30, 2015, and adding the unaudited statement of operations for the six months ended June 30, 2016. The unaudited pro forma balance sheet as of September 30, 2016 was prepared using the historical balance sheet of OpenText as of September 30, 2016 and the historical balance sheet of the EMC Enterprise Content Division as of September 30, 2016. See “Unaudited Pro Forma Condensed Consolidated Financial Statements.”

The unaudited pro forma information has been prepared to illustrate the effect of (i) the Acquisition, (ii) this offering and (iii) the Debt Financing, as if they occurred on September 30, 2016, for the unaudited pro forma balance sheet, and on July 1, 2015, for the unaudited pro forma statements of income for the year ended June 30, 2016 and for the three months ended September 30, 2016. The unaudited pro forma information included in this prospectus supplement assumes a $500 million offering of common shares in this offering and that we will raise $500 million in the Debt Financing. Each one dollar increase in the amount raised through this offering will result in the same corresponding one dollar decrease in the amount raised through the Debt Financing. The calculations, figures and adjustments reflected in the unaudited pro forma information are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results or financial position that actually would have occurred or that may occur in the future had the Acquisition, this offering and the Debt Financing been completed on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of OpenText after the Acquisition, this offering and Debt Financing.

This pro forma information is not a projection or forecast of future results. Future results, whether before or after completion of the Acquisition, may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors.”

You should read this table along with “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements of OpenText and the EMC Enterprise Content Division and related notes thereto, incorporated by reference in this prospectus supplement.

Over the last three fiscal years and during the three months ended September 30, 2016, we have acquired a number of companies including, but not limited to, Daegis Inc., Actuate Corporation, Informative Graphics Corporation, GXS Group, Inc., ANXeBusiness Corporation, Recommind, Inc. and certain customer experience and customer communications management software and services assets and liabilities from HP Inc. The results of these companies and all of our previously acquired companies have been included in our audited consolidated financial statements and unaudited condensed consolidated financial statements as of their respective acquisition dates and have contributed to the growth in our revenues and net income and such acquisitions affect period-to-period comparability.

	Fiscal Year Ended June 30,				Three Months Ended September 30,
	2014	2015	2016	Pro forma 2016	2015	2016	Pro forma 2016
(In thousands)				(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Consolidated Statement of Income Data:
Revenues:
License	$305,846	$294,266	$283,710	$432,489	$51,331	$60,656	$88,959
Cloud services and subscriptions	373,400	605,309	601,018	628,628	147,790	169,687	177,653
Customer support	707,024	731,797	746,409	1,050,984	185,667	210,206	285,093
Professional service and other	238,429	220,545	193,091	292,178	49,747	51,115	74,869

Total revenues	1,624,699	1,851,917	1,824,228	2,404,279	434,535	491,664	626,574

Cost of revenues:
License	13,161	12,899	10,296	28,310	2,681	3,845	7,554
Cloud services and subscriptions	142,193	237,310	244,021	260,096	58,916	70,292	74,615
Customer support	96,068	94,456	89,861	126,878	20,508	25,738	37,494
Professional service and other	189,403	172,742	155,584	246,087	38,064	41,343	67,166
Amortization of acquired technology-based intangible assets	69,917	81,002	74,238	142,422	19,883	23,135	40,181

Total cost of revenues	510,742	598,409	574,000	803,793	140,052	164,353	277,010

Gross profit	1,113,957	1,253,508	1,250,228	1,600,486	294,483	327,311	399,564

Operating expenses:
Research and development	176,834	196,491	194,057	265,530	46,440	58,572	86,515
Sales and marketing	346,941	373,610	344,235	470,712	77,945	95,148	137,617
General and administrative	142,080	162,728	140,397	170,630	35,569	38,197	49,934
Depreciation	35,237	50,906	54,929	59,152	12,914	15,270	16,326
Amortization of acquired customer-based intangible assets	81,023	108,239	113,201	159,077	27,805	33,608	45,077
Special charges	31,314	12,823	34,846	35,150	17,337	12,454	9,182

Total operating expenses	813,429	904,797	881,665	1,160,251	218,010	253,249	344,651

Income from operations	300,528	348,711	368,563	440,235	76,473	74,062	54,913

Other income (expense), net	3,941	(28,047)	(1,423)	(1,423)	(4,913)	6,699	6,699
Interest and other related expense, net	(27,934)	(54,620)	(76,363)	(105,970)	(19,046)	(27,275)	(34,677)

Income before income taxes	276,535	266,044	290,777	332,842	52,514	53,486	26,935
Provision for (recovery of) income taxes(1)	58,461	31,638	6,282	19,545	11,202	(859,425)	(867,796)

Net income for the period	$218,074	$234,406	$284,495	$313,297	$41,312	$912,911	$894,731

Net (income) loss attributable to non-controlling interests	51	(79)	(18)	(18)	(26)	(27)	(27)

Net income attributable to OpenText	$218,125	$234,327	$284,477	$313,279	$41,286	$912,884	$894,704

	Fiscal Year Ended June 30,			Three Months Ended September 30,
	2014	2015	2016	2015	2016
(In thousands)				(Unaudited)	(Unaudited)
Consolidated Statement of Cash Flows Data:
Net cash provided by operating activities	$417,127	$523,031	$525,722	$92,722	$73,451
Net cash used in investing activities	$(1,153,368)	$(398,395)	$(361,176)	$(25,684)	$(501,170)
Net cash provided by (used in) financing activities	$687,944	$170,605	$430,164	$(70,302)	$(25,806)

	As of June 30,		As of September 30,
	2015	2016	2016	Pro forma 2016
(In thousands)			(Unaudited)	(Unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$699,999	$1,283,757	$834,944	$195,881
Goodwill	$2,161,592	$2,325,586	$2,595,614	$3,355,994
Total assets	$4,353,330	$5,154,144	$6,072,310	$7,208,792
Long-term debt(2)	$1,549,370	$2,137,987	$2,137,276	$2,634,213
Total long-term liabilities	$1,899,086	$2,503,918	$2,522,452	$3,042,086
Total OpenText shareholders’ equity	$1,829,284	$1,978,656	$2,878,661	$3,362,661
Non-controlling interests	$523	$541	$568	$568

(1)	In July 2016, we implemented a reorganization of our subsidiaries worldwide with the view to continuing to enhance operational and administrative efficiencies through further consolidated ownership, management, and development of our intellectual property in Canada, continuing to reduce the number of entities in our group and working towards our objective of having a single operating legal entity in each jurisdiction. We believe our reorganization also reduces our exposure to global political and tax uncertainties, particularly in Europe. We believe that further consolidating our intellectual property in Canada will continue to ensure appropriate legal protections for our consolidated intellectual property, simplify legal, accounting and tax compliance, and improve our global cash management. A significant tax benefit of $876.1 million associated with the recognition of a net deferred tax asset arising from the entry of intellectual property into Canada was realized in the first quarter of the fiscal year ending June 30, 2017.
(2)	Excludes current portion of long-term debt, which was $8.0 million as of June 30, 2016 and 2015 and as of September 30, 2016.

RISK FACTORS

Investing in our common shares involves risks. You should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” in Item 1A of the 2016 Annual Report and in Item 1A of the 2017 Q1 Quarterly Report, and in other documents that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to the Acquisition

There can be no assurance that we will successfully complete the Acquisition on the terms or timetable currently proposed or at all.

We intend to use the net proceeds from this offering to finance a portion of the purchase price for the Acquisition, if it is completed. However, no assurance can be given that the Acquisition will be completed when expected, on the terms proposed or at all.

The Master Acquisition Agreement contains a number of conditions that must be fulfilled to complete the Acquisition. The Master Acquisition Agreement also contains certain rights to terminate the agreement prior to the initial closing, including the right of either OpenText or Dell-EMC to terminate the transaction (i) if the initial closing has not occurred on or before March 12, 2017 (which date may be extended to June 12, 2017 and further extended to September 12, 2017, by either OpenText or Dell-EMC, if all conditions to the initial closing other than governmental approvals have been satisfied or waived), (ii) if a governmental entity issues a final, non-appealable order or takes any other action permanently enjoining, restraining or otherwise prohibiting a material portion of the contemplated transaction or (iii) in the event of certain material breaches of the Master Acquisition Agreement by the other party or parties, as applicable. In addition, if the Master Acquisition Agreement is terminated in specified circumstances, certain termination fees become payable. There can be no assurance that the conditions to closing will be satisfied or waived or that other events will not intervene to delay or prevent the completion of the Acquisition.

Further, our ability to complete the Acquisition is dependent upon the consummation of the Financing Transactions, as described under “Summary—Financing Transactions.” We intend to finance a portion of the purchase price for the Acquisition with the net proceeds from this offering, and the balance of the purchase price with the net proceeds from the Debt Financing and cash on hand. However, there can be no assurance that we will be successful in raising sufficient funds from the Debt Financing. Although we entered into the Commitment Letter, pursuant to which the Lenders, severally and not jointly, have committed to provide the New Facility in an aggregate principal amount of up to $1.0 billion, the obligations of the Lenders to provide the New Facility under the Commitment Letter are subject to a number of customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Commitment Letter and the documentation standard specified therein. We cannot assure you that we will be able to satisfy the conditions set forth in the Commitment Letter. The closing of the Acquisition is not contingent on our ability to obtain sufficient financing under the Commitment Letter or otherwise.

Whether or not we complete the Acquisition, we have incurred, and will continue to incur, significant transaction costs in connection with the Acquisition, including payment of certain fees and expenses incurred in connection with the Acquisition and related Financing Transactions. Additional unanticipated costs may be incurred in the integration process. These could adversely affect our results of operations in the period in which such expenses are recorded or our cash flow in the period in which any related costs are actually paid. Furthermore, we may incur material severance expenses and restructuring charges in connection with the Acquisition, which may adversely affect our operating results during the initial financial periods following the closing of the Acquisition in which such expenses are recorded or our cash flow in the period in which any related costs are actually paid.

A delay in closing, or a failure to complete the Acquisition could have a negative impact on our business and on the trading price of our common shares. This offering is not contingent on completion of the Acquisition or any Debt Financing. If the Acquisition is not completed, our common shares sold in this offering will remain outstanding and our management will have broad discretion over the use of the net proceeds from this offering. See “Use of Proceeds” and “—If the Acquisition is not completed, our management will have broad discretion to use the net proceeds of this offering.”

We may fail to realize all of the anticipated benefits of the Acquisition or those benefits may take longer to realize than expected. We may also encounter significant difficulties in integrating the EMC Enterprise Content Division.

Our ability to realize the anticipated benefits of the Acquisition will depend, to a large extent, on our ability to integrate the EMC Enterprise Content Division, which is a complex, costly and time-consuming process. The nature of a carve-out acquisition makes it inherently more difficult to assume operations upon closing of the Acquisition and to integrate activities, as certain systems, processes and employees may not all be transferred with the EMC Enterprise Content Division to support such activities. As a result, we will be required to devote significant management attention and resources to integrate the business practices and operations of OpenText and the EMC Enterprise Content Division. The integration process may disrupt our business and, if implemented ineffectively, could restrict the realization of the full expected benefits. The failure to meet the challenges involved in the integration process and to realize the anticipated benefits of the Acquisition could cause an interruption of, or a loss of momentum in, our operations and could adversely affect our business, financial condition and results of operations.

In addition, the integration of the EMC Enterprise Content Division may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customers and other business relationships, and diversion of management’s attention. Additional integration challenges include:

•	diversion of management’s attention to integration matters;

•

difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from the acquisition, including the anticipated accretion to EPS and non-GAAP-based EPS beginning in the quarter the Acquisition closes;

•	difficulties in the integration of operations and systems;

•	difficulties in conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures;

•	difficulties in the assimilation of employees;

•	duplicate and competing products;

•	difficulties in managing the expanded operations of a significantly larger and more complex company;

•	challenges in keeping existing customers and obtaining new customers, including customers that may not consent to the assignment of their contracts or agree to enter into a new contract with us;

•	challenges in attracting and retaining key personnel; and

•	coordinating a geographically dispersed organization.

Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could adversely affect our business, financial condition and results of operations and result in us becoming subject to litigation. In addition, even if the EMC Enterprise Content Division is integrated successfully, the full anticipated benefits of the Acquisition may not be realized, including the synergies, cost savings or sales or growth opportunities that are expected. These benefits may not be achieved within the anticipated time frame, or at all. Further, additional unanticipated costs may be incurred in the integration process. All of these factors could cause dilution to our earnings per share, decrease or delay the expected accretive effect of the Acquisition and negatively impact the price of our common shares. As a result, it cannot be assured that the Acquisition will result in the realization of the full anticipated benefits.

The pendency of the Acquisition could adversely affect our business, financial results and operations, and the market price of our common shares.

The announcement and pendency of the Acquisition could cause disruptions and create uncertainty surrounding our business and affect our relationships with our customers and employees. In addition, we have diverted, and will continue to divert, significant management resources to complete the Acquisition, which could have a negative impact on our ability to manage existing operations or pursue alternative strategic transactions, which could adversely affect our business, financial condition and results of operations. Until the completion of the Acquisition, holders of our common shares will be exposed to the risks faced by our existing business without any of the potential benefits from the Acquisition. As a result of investor perceptions about the terms or benefits of the Acquisition, the market price of our common shares may decline.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included and incorporated by reference in this prospectus supplement.

The unaudited pro forma financial information included and incorporated by reference in this prospectus supplement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Acquisition, this offering and the Debt Financing been completed on the dates indicated. The unaudited pro forma financial information has been derived from the audited and unaudited historical financial statements of OpenText and the EMC Enterprise Content Division, and reflects assumptions and adjustments that are based upon preliminary estimates and our successful completion of the Acquisition, this offering and the Debt Financing. The assets and liabilities of the EMC Enterprise Content Division have been measured at fair value based on various preliminary estimates using assumptions that our management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected herein. In addition, the assumptions used in preparing the unaudited pro forma financial information, including assumptions as to the successful completion of the Acquisition, this offering and the Debt Financing may not prove to be accurate, and other factors may adversely affect our financial condition or results of operations following the closing of the Acquisition and negatively impact the price of our common shares.

See “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “—There can be no assurance that we will successfully complete the Acquisition on the terms or timetable currently proposed or at all.”

The historical financial statements of the EMC Enterprise Content Division may not be indicative of the EMC Enterprise Content Division’s future performance and do not necessarily reflect what its results of operations, financial position and cash flows would have been had the EMC Enterprise Content Division operated as a separate entity apart from Dell-EMC during the periods presented.

During the periods covered by the historical financial statements of the EMC Enterprise Content Division incorporated by reference herein, the EMC Enterprise Content Division functioned as part of the larger group of entities controlled by Dell-EMC, and accordingly, Dell-EMC performed certain services for the EMC Enterprise Content Division on an ongoing basis. As a result, certain costs associated with services and support functions have been allocated to the EMC Enterprise Content Division based on a percentage of the EMC Enterprise Content Division revenues to Dell-EMC’s total revenues, or as a percentage of the EMC Enterprise Content

Division headcount to Dell-EMC’s total headcount, based on the nature of the corporate cost. The expenses and cost allocations have been determined on a basis considered by EMC Enterprise Content Division management to be a reasonable reflection of the utilization of services provided to or the benefit received by the EMC Enterprise Content Division during the periods relative to the total costs incurred by Dell-EMC. However, the amounts recorded may not be representative of the amounts that would have been incurred had the EMC Enterprise Content Division been an entity that operated independently of Dell-EMC. Consequently, the historical financial statements of the EMC Enterprise Content Division incorporated by reference herein may not be indicative of the EMC Enterprise Content Division’s future performance and do not necessarily reflect what its results of operations, financial position and cash flows would have been had the EMC Enterprise Content Division operated as a separate entity apart from EMC during the periods presented. The historical financial statements of the EMC Enterprise Content Division were also used to prepare unaudited pro forma financial information included and incorporated by reference in this prospectus supplement. See “—Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included and incorporated by reference in this prospectus supplement.”

Investors will not have any rights to require us to repurchase, redeem or repay any of our common shares offered hereby if the Acquisition is not completed.

This offering is not contingent on completion of the Acquisition. Investors will not have any rights to require us to repurchase, redeem or repay any of our common shares offered hereby if the Acquisition is not completed. Accordingly, even if the Acquisition is not completed, our common shares sold in this offering will remain outstanding. Further, investors will not have any right to require us to repurchase, redeem or repay any of our common shares offered hereby, if, subsequent to the completion of this offering, we experience any changes in our business or financial condition or if the terms of the Acquisition or the financing thereof change.

If the Acquisition is not completed, our management will have broad discretion to use the net proceeds of this offering.

This offering is not contingent on completion of the Acquisition or any Debt Financing. Accordingly, if the Acquisition is not completed, our management will have broad discretion to use the net proceeds of this offering for general corporate purposes. General corporate purposes may include, without limitation, the financing of future acquisitions and the repayment of existing indebtedness. See “Use of Proceeds.” In such case, a purchaser of our common shares will be relying on the judgment of management with respect to the application of the net proceeds of this offering. With respect to potential future acquisitions, there can be no assurance that we will be able to identify other acquisition opportunities that meet our strategic objectives, or to the extent such opportunities are identified, that we will be able to negotiate acquisition terms that are acceptable to us or complete any such acquisition. At this time we have made no commitments with respect to any acquisition other than the Acquisition. Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity, as part of your investment decision, to evaluate the economic, financial or other information upon which our management bases its decisions. If the net proceeds are not applied effectively, our business, financial condition and results of operations may be adversely affected and the common shares could lose value.

We expect that, for a period of time following the completion of the Acquisition, we will have significantly less cash on hand than prior to the closing.

We expect to have, for a period of time following the completion of the Acquisition, significantly less cash and cash equivalents on hand than the approximately $835 million of cash and cash equivalents that we had as of September 30, 2016. Further, if we fail to successfully commence or complete the Debt Financing or fail to borrow under the New Facility, we may have to use more cash on hand to close the Acquisition. Although our management believes that it will have access to cash sufficient to meet our business objectives and capital needs, the lessened availability of cash and cash equivalents for a period of time following the completion of the

Acquisition could constrain our ability to grow our business. Our more leveraged financial position following the Acquisition could also make us vulnerable to general economic downturns and industry conditions, and place us at a competitive disadvantage relative to our competitors that have more cash at their disposal. In the event that we do not have adequate capital to maintain or develop our business, additional capital may not be available to us on a timely basis, on favorable terms, or at all.

We expect to incur additional indebtedness to finance the Acquisition and may not be able to meet our debt service requirements.

We have on-going obligations to pay principal and interest on our outstanding indebtedness. Subject to certain restrictions, we also have the ability to incur additional borrowings. In addition, we intend to incur additional indebtedness in connection with the Acquisition through the Debt Financing. If we are unable to generate sufficient funds to meet our obligations under our outstanding notes or our credit facilities (including after giving effect to the Debt Financing or the New Facility), we may be required to refinance, restructure or otherwise amend some or all of such obligations, sell assets or raise additional cash through additional issuances of our equity. In such case, we cannot make any assurances that we would be able to obtain such refinancing on terms as favorable as our current financing or that such restructuring, sales of assets or issuances of equity can be accomplished or, if accomplished, would raise sufficient funds to meet these obligations. See “—Additional acquisitions, investments, joint ventures and other business initiatives may require substantial investment of funds or financings by issuance of debt or additional equity securities.”

The Acquisition is not conditional on obtaining financing.

There exists no financing condition under the Master Acquisition Agreement on which we can rely to terminate the Master Acquisition Agreement. We intend to finance a portion of the purchase price for the Acquisition with the net proceeds from this offering, and we expect to fund the balance of the purchase price and pay related fees and expenses with the net proceeds from the Debt Financing and cash on hand. We have also obtained the Commitment Letter from the Lenders to provide the New Facility. However, the Financing Transactions may be, and to the extent required the New Facility is, subject to specific terms and conditions for funding and closing to take place. If we are unable to raise adequate funds pursuant to the Financing Transactions and the New Facility is not available to us, we would have to find further alternative forms of financing to pay the purchase price for the Acquisition, which may not be available on acceptable terms, or at all. Any variation in the terms of, or inability to complete, the contemplated Financing Transactions could result in, among other things, higher interest rates, more onerous security packages, or additional restrictive covenants on our business, each of which could materially adversely affect our business, financial condition and results of operations.

Risks Related to this Offering and our Common Shares

The price of our common shares may be volatile, which could cause the value of your investment to decline.

The market price of our common shares following this offering may fluctuate significantly from time to time and may be influenced by many factors, some of which are beyond our control, including those described in this “Risk Factors” section and the following:

•	the factors described above under the heading “—Risks Related to the Acquisition”;

•	the factors described below under the heading “Note Regarding Forward-Looking Statements”;

•	the risk factors described in the 2016 Annual Report and the 2017 Q1 Quarterly Report;

•	changes in the demand for our software products and services and for the products and services of our competitors;

•	the introduction or enhancement of software products and services by us and by our competitors;

•	market acceptance of our software products, enhancements and/or services;

•	delays in the introduction of software products, enhancements and/or services by us or by our competitors;

•	customer order deferrals in anticipation of upgrades and new software products;

•	changes in the lengths of sales cycles;

•	changes in our pricing policies or those of our competitors;

•	delays in software product implementation with customers;

•	change in the mix of distribution channels through which our software products are licensed;

•	change in the mix of software products and services sold;

•	change in the mix of international and North American revenues;

•	changes in foreign currency exchange rates and London Interbank Offered Rate (“LIBOR”) and other applicable interest rates;

•	acquisitions and the integration of acquired businesses;

•	restructuring charges taken in connection with any completed acquisition or otherwise;

•	outcome and impact of tax audits and other contingencies;

•	changes in general economic and business conditions; and

•

changes in general political developments, such as the outcome of the 2016 U.S. presidential election, the impact of the June 23, 2016 referendum in the United Kingdom whereby British citizens voted to exit the European Union (the so-called “Brexit”), international trade policies and policies taken to stimulate or to preserve national economies.

The market price of our common shares is subject to fluctuations. Such fluctuations in market price may continue in response to: (i) quarterly and annual variations in operating results; (ii) announcements of technological innovations or new products or services that are relevant to our industry; (iii) changes in financial estimates by securities analysts; or (iv) other events or factors. In addition, financial markets experience significant price and volume fluctuations that particularly affect the market prices of equity securities of many technology companies. These fluctuations have often resulted from the failure of such companies to meet market expectations in a particular quarter, and thus such fluctuations may or may not be related to the underlying operating performance of such companies. Broad market fluctuations or any failure of our operating results in a particular quarter to meet market expectations may adversely affect the market price of our common shares and the value of your investment. Occasionally, periods of volatility in the market price of a company’s securities may lead to the institution of securities class action litigation against a company. If we are subject to such volatility in the price of our common shares, we may be the target of such securities litigation in the future. Such legal action could result in substantial costs to defend our interests and a diversion of management’s attention and resources, each of which would have a material adverse effect on our business and operating results.

Additional acquisitions, investments, joint ventures and other business initiatives may require substantial investment of funds or financings by issuance of debt or additional equity securities.

The growth of our Company through the successful acquisition and integration of complementary businesses is an important component of our corporate strategy, and will continue to be so whether or not the Acquisition is completed. In light of the continually evolving marketplace in which we operate, on an ongoing basis we regularly evaluate acquisition opportunities within the EIM market and at any time may be in various stages of discussions with respect to such opportunities. In addition to the EMC Enterprise Content Division, we plan to continue to pursue other acquisition opportunities that complement our existing business, represent a strong strategic fit and are consistent with our overall growth strategy and disciplined financial management. We may also target future acquisitions to expand or add functionality and capabilities to our existing portfolio of solutions, as well as add new solutions to our portfolio. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. Any such acquisition, investment, joint ventures or other business collaborations may require substantial investment of funds or financings by issuance of debt or additional equity or equity-related securities. Such activities could result in charges and expenses and have the potential to result in the issuance or assumption of debt, which could have a negative impact on the credit ratings of our outstanding debt securities.

Additionally, sales of substantial amounts of our common shares (or securities that are convertible into or exercisable or exchangeable for common shares) in the public market, or the perception that these sales may occur, could cause the market price of our common shares to decline. This could also impair our ability to raise additional capital through the sale of our equity securities and we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure.

We may issue additional common shares (or securities that are convertible into or exercisable or exchangeable for common shares) or debt in the future in connection with additional acquisitions, investments, joint ventures or other business collaborations. To the extent we issue substantial additional common shares (or securities that are convertible into or exercisable or exchangeable for common shares), the ownership and voting power of our existing shareholders would be diluted and our earnings per share could be reduced, which may negatively affect the market prices for our common shares or credit ratings of our outstanding debt securities. If we are unable to access capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure.

The declaration, payment and amount of dividends will be made at the discretion of our board of directors and will depend on a number of factors.

We have adopted a policy to declare non-cumulative quarterly dividends on our common shares. The declaration, payment and amount of any dividends will be made pursuant to our dividend policy and is subject to final determination each quarter by our board of directors in its discretion based on a number of factors that it deems relevant, including our financial position, results of operations, available cash resources, cash requirements and alternative uses of cash that our board of directors may conclude would be in the best interest of the Company and our shareholders. Our dividend payments are subject to relevant contractual limitations, including those in our existing credit agreements and to solvency conditions established by the Canada Business Corporations Act (“CBCA”), the statute under which we are incorporated. Accordingly, there can be no assurance that any future dividends will be equal or similar in amount to any dividends previously paid or that our board of directors will not decide to reduce, suspend or discontinue the payment of dividends at any time in the future.

All of our debt obligations, and any future indebtedness we may incur, will have priority over our common shares with respect to payment in the event of a liquidation, dissolution or winding up.

In any liquidation, dissolution or winding up of the Company, our common shares would rank below all debt claims against us. In addition, any convertible or exchangeable securities or other equity securities (including preference shares) that we may issue in the future may have rights, preferences and privileges more favorable than those of our common shares. Our share capital includes an unlimited number of authorized (but currently unissued) preference shares. As a result, holders of our common shares will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after our obligations to our debt holders and holders of equity securities that rank senior to our common shares have been satisfied.

If securities analysts do not publish research or reports about our company, or if they issue unfavorable commentary about us or our industry or downgrade our common shares, the price of our common shares could decline.

The trading market for our common shares depends in part on the research and reports that third-party securities analysts publish about our company and our industry. If one or more analysts cease coverage of our company, we could lose visibility in the market. In addition, one or more of these analysts could downgrade our common shares or issue other unfavorable commentary about our company or our industry. As a result of one or more of these factors, the trading price of our common shares could decline.

Your ability to enforce civil liabilities in Canada under United States securities laws may be limited.

We are a corporation organized under the laws of Canada. Many of the Company’s directors and officers, and those of some of our subsidiaries are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and a substantial portion of the assets of the Company, are located outside of the United States. As a result, there may be jurisdictional issues should you bring an action against directors or officers who are not residents of the United States or in the other jurisdictions of residence, or against the Company. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors and officers who are not residents of the United States, or on the Company. It may also be difficult for shareholders who reside in the United States to enforce in the United States the judgments of courts of the United States predicated upon the civil liability of the Company or the Company’s directors and officers under the United States federal securities laws. See “Enforceability of Civil Liabilities.”

USE OF PROCEEDS

We expect to receive net proceeds of approximately $546,322,500 from the sale of our common shares (or approximately $628,420,875 if the underwriters exercise their over-allotment option to purchase additional common shares in full), after deduction of the underwriters’ commissions and estimated expenses payable by us in connection with this offering.

We intend to use the net proceeds from this offering to finance a portion of the purchase price for the Acquisition. We expect to fund the balance of the purchase price and pay related fees and expenses with the net proceeds from the Debt Financing and cash on hand. This offering is not contingent on completion of the Acquisition or any Debt Financing. If the Acquisition is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include financing of future acquisitions and the repayment of existing indebtedness. See “Risk Factors—Risks Related to the Acquisition—If the Acquisition is not completed, our management will have broad discretion to use the net proceeds of this offering.” Pending their use, we intend to invest the net proceeds to us from this offering in short-term, investment-grade, interest-bearing instruments or hold them as cash.

SOURCES AND USES

The following table outlines the sources and uses of funds for the Acquisition, assuming no exercise by the underwriters of their over-allotment option to purchase additional common shares in this offering. The table assumes that the Acquisition and the Financing Transactions are completed simultaneously. All of the amounts in the following table are estimated. The actual amounts may vary from the estimated amounts set forth in the following table. You should read the following together with the information included under “Summary—The Acquisition,” “Use of Proceeds,” “Capitalization” and “Unaudited Pro Forma Condensed Consolidated Financial Statements.”

Sources of Funds		Uses of Funds
(Dollars in millions)
Common shares offered hereby(1)	$564	Acquisition purchase price	$1,620
Debt Financing(2)	436	Estimated fees and expenses(3)	35
Cash on hand	655

Total sources of funds	$1,655	Total uses of funds	$1,655

(1)	Represents the estimated gross proceeds from this offering, assuming no exercise by the underwriters of their over-allotment option to purchase additional shares.
(2)	Represents the estimated gross proceeds from the Debt Financing, which include the aggregate principal amount of the senior notes issued in any Notes Offering and/or the gross debt amount borrowed in the Additional Debt Financing. Any one dollar increase or decrease in the total amount raised through the Debt Financing would result in the same corresponding decrease or increase in the amount of cash on hand used to pay the purchase price for the Acquisition, if it is completed.
(3)	Includes estimated fees and expenses related to the Acquisition, including discounts and commissions, legal, accounting and advisory fees, fees associated with the Financing Transactions and other transaction costs.

Completion of this offering is not contingent on completion of the Acquisition or any Debt Financing. Accordingly, even if the Acquisition is not completed, our common shares sold in this offering will remain outstanding. If the Acquisition is not completed, we intend to use the net proceeds from this offering for general corporate purposes, as described in “Use of Proceeds.” We may not complete the Acquisition on the terms contemplated or at all. See “Risk Factors—Risks Related to the Acquisition.”

CAPITALIZATION

The following table sets forth our unaudited consolidated cash and cash equivalents and capitalization as of September 30, 2016:

•	on an actual historical basis;

•	on an as adjusted basis to give effect to this offering (assuming no exercise by the underwriters of their over-allotment option to purchase additional shares); and

•

on an as further adjusted basis to give effect to the Acquisition, this offering (assuming no exercise by the underwriters of their over-allotment option to purchase additional shares), and the Debt Financing.

You should read the following table in conjunction with “Summary Consolidated Historical and Pro Forma Financial Information,” “Summary—The Acquisition,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Sources and Uses” and the historical consolidated financial statements of OpenText and the EMC Enterprise Content Division and related notes thereto, incorporated by reference in this prospectus supplement.

	As of September 30, 2016
	Actual	As Adjusted	As Further Adjusted
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents	$834,944	$1,381,266	$193,953

Debt:
Debt, including current portion of long-term debt:
Debt Financing(1)	$—	$—	$436,000
5.875% Senior Notes due 2026(2)	600,000	600,000	600,000
5.625% Senior Notes due 2023(2)	800,000	800,000	800,000
Term Loan Facility(3)	778,000	778,000	778,000
Revolving Credit Facility(4)(5)	—	—	—

Total debt	$2,178,000	$2,178,000	$2,614,000

Shareholders’ Equity:
Common Shares (121,492,067 issued and outstanding on an actual basis; 130,742,067 issued and outstanding on an as adjusted and as further adjusted basis; authorized: unlimited)(6)	$822,135	1,368,457	1,368,457
Preference Shares (none issued and outstanding on an actual, as adjusted and an as further adjusted basis; authorized: unlimited)	—	—	—
Additional paid-in capital	155,323	155,323	155,323
Accumulated other comprehensive income	48,730	48,730	48,730
Retained earnings	1,877,639	1,877,639	1,877,639
Treasury stock, at cost (629,480 shares on an actual, as adjusted and pro forma basis)	(25,166)	(25,166)	(25,166)
Non-controlling interests	568	568	568

Total shareholders’ equity	$2,879,229	$3,425,551	$3,425,551

Total capitalization	$5,057,229	$5,603,551	$6,039,551

(1)

Represents the estimated gross proceeds from the Debt Financing, which include the aggregate principal amount of senior notes issued in any Notes Offering and/or the gross debt amount borrowed in the Additional Debt Financing. Our plan is to raise approximately $436 million in the Debt Financing through the Notes Offering and/or the Additional Debt Financing. We intend to finance a portion of the purchase price for the Acquisition with the net proceeds from this offering. We expect to fund the balance of the purchase price and pay related fees and expenses with the net proceeds from the Debt Financing and cash on hand. Any one dollar increase or decrease in the total amount raised through the Financing Transactions would result in the same corresponding decrease or increase in the amount of cash on hand used to pay the purchase price for the Acquisition, if it is completed. There can be no assurance that we will be able to commence or complete any Debt Financing on terms and conditions acceptable to us or at all.
(2)	Represents the aggregate principal amount of the notes, excluding any offering discounts and deferred financing fees.
(3)	As of September 30, 2016, we had a $778 million term loan outstanding under our credit agreement, dated as of January 16, 2014, as amended, among Open Text GXS ULC, as borrower, Open Text Corporation, as guarantor, the other guarantors party thereto, the lenders party thereto, and Barclays Bank PLC, as sole administrative agent and collateral agent (the “Term Loan Facility”). Borrowings under the Term Loan Facility are secured by a first charge over substantially all of our assets.
(4)	As of September 30, 2016, we had no borrowings under our $300 million second amended and restated credit agreement, as amended and restated as of January 15, 2015, among Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as borrowers, the domestic guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and Royal Bank of Canada, as documentary credit lender (the “Revolving Credit Facility”). Borrowings under the Revolving Credit Facility are secured by a first charge over substantially all of our assets.
(5)	As of September 30, 2016, the aggregate amount eligible to be drawn under the Revolving Credit Facility was reduced by $0.5 million due to outstanding letters of credit.
(6)	Excludes an aggregate of 4,532,163 options to purchase common shares that are outstanding and an additional 6,302,968 common shares that are available for issuance under our stock option plans. For information regarding our Amended Rights Plan, see “Description of Common Shares—Shareholder Rights Plan.”

The information in the rest of this prospectus supplement is based on 121,585,396 common shares outstanding as of December 7, 2016, plus the 9,250,000 common shares that we are offering hereby, but excludes:

•	1,387,500 common shares issuable on the exercise of the underwriters’ over-allotment option to purchase additional common shares in this offering;

•	an aggregate of 4,532,163 options to purchase common shares that are outstanding; and

•	an additional 6,302,968 common shares that are available for issuance under our stock option plans.

See “Recent Developments” for information regarding a potential Share Split that may be effectuated. See also “Description of Common Shares—Shareholder Rights Plan” for information regarding our Amended Rights Plan.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 12, 2016, we entered into Master Acquisition Agreement with Dell-EMC to acquire the EMC Enterprise Content Division. The purchase price for the Acquisition, which is payable in cash, is approximately $1.62 billion.

We intend to finance a portion of the $1.62 billion purchase price for the Acquisition with the net proceeds from this Equity Offering. We expect to fund the balance of the purchase price and pay related fees and expenses with the net proceeds from the Debt Financing and cash on hand. Prior to the completion of the Acquisition and subject to market and other conditions, we plan to raise approximately $500 million through the Debt Financing. The amount potentially raised in this offering and through the Debt Financing may be subject to change. There can be no assurance that we will commence or complete the Notes Offering and this Equity Offering is not contingent upon the completion of the Notes Offering or any other Debt Financing. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any senior notes. If commenced, the Notes Offering will not be registered with the SEC or the applicable Canadian securities regulatory authorities, and will be effected privately by means of a confidential offering memorandum and not by means of this or any other prospectus supplement or prospectus.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 is presented as if the Acquisition, this Equity Offering and the Debt Financing occurred on September 30, 2016. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended June 30, 2016 and the three months ended September 30, 2016 are presented as if the Acquisition, this Equity Offering and the Debt Financing occurred on July 1, 2015.

Details and Assumptions about the Transaction

While the Acquisition, this Equity Offering and the Debt Financing have not closed as of the date of this prospectus supplement, the Unaudited Pro Forma Condensed Consolidated Financial Statements give pro forma effect to the Acquisition, this Equity Offering and the Debt Financing. The actual details of the transactions at the time of closing of the Acquisition, this Equity Offering and the Debt Financing could be materially different. For purposes of preparing the Unaudited Pro Forma Condensed Consolidated Financial Statements, the following assumptions about the Acquisition, this Equity Offering and the Debt Financing have been made:

•	Total purchase price of $1.62 billion

•	The Acquisition was financed through

•	$500 million raised through this Equity Offering;

•	$500 million raised through the Debt Financing at an assumed interest rate of 5.875% based on the interest rate for OpenText’s outstanding Senior Notes due 2026, which were issued on May 31, 2016; and

•	cash on hand of $620 million for the remainder of the purchase price.

Other Assumptions

Other significant assumptions and estimates were made in determining the preliminary allocation of the purchase price in the Unaudited Pro Forma Condensed Consolidated Financial Statements. These preliminary estimates and assumptions are subject to change upon the actual closing of the Acquisition and during the measurement period (up to one year from the actual acquisition date) as the Company finalizes the fair valuations of the net tangible assets, intangible assets, tax-related assets and liabilities and the resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from preliminary estimates. These changes could result in material variances between the Company’s future financial results and the amounts presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements, including variances in fair values recorded, as well as expenses and cash flows associated with them.

Presentation

The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared using the most recently made available financial statements of OpenText and the EMC Enterprise Content Division. For OpenText, the most recently available financial statements included:

•	a condensed consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of income for the year ended June 30, 2016; and

•	a condensed consolidated statement of income for the three months ended September 30, 2016.

For the EMC Enterprise Content Division, the most recently available financial statements included:

•	a consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of operations for the twelve months ended June 30, 2016; and

•	a consolidated statement of operations for the three months ended September 30, 2016.

OpenText’s fiscal year ends on June 30 and historically, prior to the acquisition by Dell Technologies, Inc. on September 7, 2016, Dell-EMC’s fiscal year ended on December 31. To comply with the rules and regulations of the SEC (as will be applicable to the pro forma financial information required to be filed with the Current Report on Form 8-K after the closing of the Acquisition under Item 9.01(b) thereof) and Canadian securities regulatory authorities for companies with different fiscal year ends, the Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared utilizing periods that differ by less than 93 days. The Unaudited Pro Forma Condensed Consolidated Statement of Income for the three months ended September 30, 2016 was prepared by combining the historical statement of income of OpenText for the three months ended September 30, 2016 and the historical statement of operations of the EMC Enterprise Content Division for the three months ended September 30, 2016. The Unaudited Pro Forma Consolidated Statement of Income for the year ended June 30, 2016 was prepared by combining the historical statement of income of OpenText for the year ended June 30, 2016 and the historical statement of operations of the EMC Enterprise Content Division for the twelve months ended June 30, 2016, which was calculated by taking the audited statement of operations of the EMC Enterprise Content Division for the year ended December 31, 2015, subtracting the unaudited statement of operations for the six months ended June 30, 2015, and adding the unaudited statement of operations for the six months ended June 30, 2016 (see Note 4). The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 was prepared by combining the historical balance sheet of OpenText as of September 30, 2016 and the historical balance sheet of the EMC Enterprise Content Division as of September 30, 2016.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of OpenText that would have been recorded had the acquisition of the EMC Enterprise Content Division been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company. For instance, the Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended June 30, 2016 does not reflect the fact that the Company subsequently implemented a worldwide reorganization of its subsidiaries in July 2016, which had a material impact to the Company’s results of operations in future quarters. The Unaudited Pro Forma Condensed Consolidated Financial Statements also do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that the Company may achieve with respect to the combined operations of OpenText and the EMC Enterprise Content Division and do not include all costs that are expected to be directly attributed to the Acquisition, such as but not limited to: costs necessary to integrate the operations of the EMC Enterprise Content Division with OpenText and restructuring costs that may be necessary to achieve cost savings and operating synergies. Additionally, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any non-recurring charges or credits directly attributable to the Acquisition.

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2016

(In thousands of U.S. Dollars)

	OpenText	EMC Enterprise Content Division	Reclassifications	Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
ASSETS
Current Assets
Cash and cash equivalents	$834,944	$—	$—	$(639,063)	(A)	$195,881
Short-term investments	2,726	—	—	—		2,726
Accounts receivable trade, net of allowance for doubtful accounts	297,537	89,626	—	(89,626)	(B)	297,537
Income taxes recoverable	19,954	—	—	—		19,954
Prepaid expenses and other current assets	70,643	6,416	—	(1,925)	(C)	75,134

Total current assets	1,225,804	96,042	—	(730,614)		591,232
Property and equipment	181,728	9,863	—	(4,066)	(D)	187,525
Goodwill	2,595,614	1,807,859	—	(1,047,479)	(E)	3,355,994
Acquired intangible assets	831,197	4,883	—	851,817	(F)	1,687,897
Deferred tax assets	1,100,897	21,009	—	126,343	(G)	1,248,249
Other assets	65,533	22,991	—	(22,166)	(H)	66,358
Deferred charges	62,512	—	—	—		62,512
Long-term income taxes recoverable	9,025	—	—	—		9,025

Total assets	$6,072,310	$1,962,647	$—	$(826,165)		$7,208,792

LIABILITIES, NET INVESTMENT OF DELL-EMC, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$233,536	$50,186	$—	$(42,432)	(I)	$241,290
Current portion of long-term debt	8,000	—	—	—		8,000
Deferred revenues	389,890	160,135	—	(35,041)	(J)	514,984
Income taxes payable	39,203	16,320	—	(16,320)	(K)	39,203

Total current liabilities	670,629	226,641	—	(93,793)		803,477
Long-term liabilities:
Accrued liabilities	31,481	4,518	—	(4,230)	(L)	31,769
Deferred credits	7,589	—	—	—		7,589
Pension liability	63,691	—	—	—		63,691
Long-term debt	2,137,276	—	—	496,937	(M)	2,634,213
Deferred revenues	46,247	18,952	—	(8,633)	(J)	56,566
Long-term income taxes payable	145,787	3,027	—	(3,027)	(K)	145,787
Deferred tax liabilities	90,381	—	—	12,090	(G)	102,471

Total long-term liabilities	2,522,452	26,497	—	493,137		3,042,086
Net investment of Dell-EMC	—	1,709,509	—	(1,709,509)	(N)	—
Shareholders’ equity:
Share capital	822,135	—	—	484,000	(O)	1,306,135
Additional paid-in capital	155,323	—	—	—		155,323
Accumulated other comprehensive income	48,730	—	—	—		48,730
Retained earnings	1,877,639	—	—	—		1,877,639
Treasury stock	(25,166)	—	—	—		(25,166)
Non-controlling interest	568	—	—	—		568

Total shareholders’ equity	2,879,229	—	—	484,000		3,363,229

Total liabilities, net investment of Dell-EMC, and shareholders’ equity	$6,072,310	$1,962,647	$—	$(826,165)		$7,208,792

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Three Months Ended September 30, 2016

(In thousands of U.S. Dollars, except per share data)

	OpenText	EMC Enterprise Content Division		Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
Revenues:
License	$60,656	$30,870		$(2,567)	(Q)	$—		$88,959
Cloud services and subscriptions	169,687	—		7,966	(Q)	—		177,653
Customer support	210,206	—		74,887	(Q)	—		285,093
Professional service and other	51,115	104,040		(80,286)	(Q)	—		74,869

Total revenues	491,664	134,910		—		—		626,574
Cost of revenues:
License	3,845	7,303		(3,594)	(R)	—		7,554
Cloud services and subscriptions	70,292	—		4,323	(R)	—		74,615
Customer support	25,738	—		11,756	(R)	—		37,494
Professional service and other	41,343	42,425		(16,602)	(R)	—		67,166
Amortization of acquired technology-based intangible assets	23,135	—		3,495	(R)	13,551	(S)	40,181

Total cost of revenues	164,353	49,728		(622)		13,551		227,010

Gross profit	327,311	85,182		622		(13,551)		399,564
Operating expenses:
Research and development	58,572	28,479		(536)	(R)	—		86,515
Sales and marketing	95,148	54,337		(11,868)	(R)	—		137,617
General and administrative	38,197	—		11,485	(R)	252	(T)	49,934
Depreciation	15,270	—		1,259	(R)	(203)	(U)	16,326
Amortization of acquired customer-based intangible assets	33,608	—		282	(R)	11,187	(S)	45,077
Special charges	12,454	448		—		(3,720)	(V)	9,182

Total operating expenses	253,249	83,264		622		7,516		344,651

Income from operations	74,062	1,918	(P)	—		(21,067)		54,913
Other income (expense), net	6,699	—		—		—		6,699
Interest and other related expense, net	(27,275)	—		—		(7,402)	(W)	(34,677)

Income before income taxes	53,486	1,918		—		(28,469)		26,935
Provision for (recovery of) income taxes	(859,425)	(506)		—		(7,865)	(X)	(867,796)

Net income (loss) for the period	912,911	2,424		—		(20,604)		894,731
Less: Net (income) attributable to non-controlling interest	(27)	—		—		—		(27)

Net income (loss), attributable to controlling interest	$912,884	$2,424		$—		$(20,604)		$894,704

Earnings per share, attributable to OpenText—basic	$7.52							$6.89

Earnings per share, attributable to OpenText—diluted	$7.46							$6.84

Weighted average number of Common Shares outstanding—basic	121,455					8,356	(Y)	129,811

Weighted average number of Common Shares outstanding—diluted	122,371					8,356	(Y)	130,727

Dividends declared per Common Share	$0.23							$0.23

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Open Text Corporation

Unaudited Pro Forma Consolidated Statement of Income

For the Twelve Months Ended June 30, 2016

(In thousands of U.S. Dollars, except per share data)

	OpenText	EMC Enterprise Content Division	Reclassifications			Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
Revenues:
License	$283,710	$157,049	$(8,270)	(Q	)	$—		$432,489
Cloud services and subscriptions	601,018	—	27,610	(Q	)	—		628,628
Customer support	746,409	—	304,575	(Q	)	—		1,050,984
Professional service and other	193,091	423,002	(323,915)	(Q	)	—		292,178

Total revenues	1,824,228	580,051	—			—		2,404,279
Cost of revenues:
License	10,296	42,550	(24,536)	(R	)	—		28,310
Cloud services and subscriptions	244,021	—	16,075	(R	)	—		260,096
Customer support	89,861	—	37,017	(R	)	—		126,878
Professional service and other	155,584	145,103	(54,600)	(R	)	—		246,087
Amortization of acquired technology-based intangible assets	74,238	—	24,141	(R	)	44,043	(S)	142,422

Total cost of revenues	574,000	187,653	(1,903)			44,043		803,793

Gross profit	1,250,228	392,398	1,903			(44,043)		1,600,486
Operating expenses:
Research and development	194,057	73,598	(2,125)	(R	)	—		265,530
Sales and marketing	344,235	159,220	(32,743)	(R	)	—		470,712
General and administrative	140,397	—	29,224	(R	)	1,009	(T)	170,630
Depreciation	54,929	—	4,540	(R	)	(317)	(U)	59,152
Amortization of acquired customer-based intangible assets	113,201	—	3,007	(R	)	42,869	(S)	159,077
Special charges	34,846	304	—			—		35,150

Total operating expenses	881,665	233,122	1,903			43,561		1,160,251

Income from operations	368,563	159,276	—			(87,604)		440,235
Other income (expense), net	(1,423)	—	—			—		(1,423)
Interest and other related expense, net	(76,363)	—	—			(29,607)	(W)	(105,970)

Income before income taxes	290,777	159,276	—			(117,211)		332,842
Provision for (recovery of) income taxes	6,282	31,704	—			(18,441)	(X)	19,545

Net income (loss) for the period	284,495	127,572	—			(98,770)		313,297

Net (income) attributable to non-controlling interest	(18)	—	—			—		(18)

Net income (loss), attributable to controlling interest	$284,477	$127,572	$—			$(98,770)		$313,279

Earnings per share, attributable to OpenText—basic	$2.34							$2.41

Earnings per share, attributable to OpenText—diluted	$2.33							$2.40

Weighted average number of Common Shares outstanding—basic	121,463					8,356	(Y)	129,819

Weighted average number of Common Shares outstanding—diluted	122,038					8,356	(Y)	130,394

Dividends declared per Common Share	$0.83							$0.83

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1: Basis of Pro Forma Presentation

Prior to the Acquisition, historical financial statements of the EMC Enterprise Content Division were included in the consolidated financial statements of Dell-EMC. The EMC Enterprise Content Division is not a legal entity and did not exist as a legal entity during the periods presented in the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements.

The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared using the most recently made available financial statements of OpenText and the EMC Enterprise Content Division. For OpenText, the most recently available financial statements included:

•	a condensed consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of income for the year ended June 30, 2016; and

•	a condensed consolidated statement of income for the three months ended September 30, 2016.

For the EMC Enterprise Content Division, the most recently available financial statements included:

•	a consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of operations for the twelve months ended June 30, 2016; and

•	a consolidated statement of operations for the three months ended September 30, 2016.

OpenText’s fiscal year ends on June 30 and historically, prior to the acquisition by Dell Technologies, Inc. on September 7, 2016, Dell-EMC’s fiscal year ended on December 31. To comply with the rules and regulations of the SEC (as will be applicable to the pro forma financial information required to be filed with the Current Report on Form 8-K after the closing of the Acquisition under Item 9.01(b) thereof) and Canadian securities regulatory authorities for companies with different fiscal year ends, the Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared utilizing periods that differ by less than 93 days. The Unaudited Pro forma Condensed Consolidated Statement of Income for the three months ended September 30, 2016 was prepared using the historical statement of income of OpenText for the three months ended September 30, 2016 and the historical statement of operations of the EMC Enterprise Content Division for the three months ended September 30, 2016. The Unaudited Pro forma Consolidated Statement of Income for the year ended June 30, 2016 was prepared using the historical statement of income of OpenText for the year ended June 30, 2016 and the historical statement of operations of the EMC Enterprise Content Division for the twelve months ended June 30, 2016, which was calculated by taking the audited statement of operations of the EMC Enterprise Content Division for the year ended December 31, 2015, subtracting the unaudited statement of operations for the six months ended June 30, 2015, and adding the unaudited statement of operations for the six months ended June 30, 2016 (see Note 4). The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 was prepared using the historical balance sheet of OpenText as of September 30, 2016 and the historical balance sheet of the EMC Enterprise Content Division as of September 30, 2016.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon the historical financial statements of OpenText and the EMC Enterprise Content Division after giving effect to the Acquisition, this Equity Offering and the Debt Financing. The Acquisition is expected to be accounted for as a business combination pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) Topic 805 “Business Combinations” (Topic 805). In accordance with Topic 805, the Company recognizes separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC Topic 820 “Fair Value Measurements and Disclosures”. Goodwill, as of the acquisition date is measured as the excess of consideration transferred, which is also measured at fair value, and the net of the acquisition date fair value of the identifiable assets acquired and the liabilities assumed.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 is presented as if the Acquisition, this Equity Offering and the Debt Financing occurred on September 30, 2016. The Unaudited

Pro Forma Condensed Consolidated Statements of Income for the year ended June 30, 2016 and the three months ended September 30, 2016 are presented as if the Acquisition, this Equity Offering and the Debt Financing occurred on July 1, 2015. The Unaudited Pro Forma Condensed Consolidated Statements of Income exclude any non-recurring charges or credits directly attributable to the Acquisition.

Details and Assumptions about the Transaction

While the Acquisition, this Equity Offering and the Debt Financing have not closed as of the date of this prospectus supplement, the Unaudited Pro Forma Condensed Consolidated Financial Statements give pro forma effect to the Acquisition, this Equity Offering and the Debt Financing. The actual details of the transactions at the time of closing of the Acquisition, this Equity Offering and the Debt Financing could be materially different. For purposes of preparing the Unaudited Pro Forma Condensed Consolidated Financial Statements, the following assumptions about the Acquisition, this Equity Offering and the Debt Financing have been made:

•	Total purchase price of $1.62 billion

•	The Acquisition was assumed to be financed through

•	$500 million raised through this Equity Offering;

•	$500 million raised through the Debt Financing at an assumed interest rate of 5.875% based on the interest rate for OpenText’s outstanding Senior Notes due 2026, which were issued on May 31, 2016; and

•	cash on hand of $620 million for the remainder of the purchase price.

Other significant assumptions and estimates were made in determining the preliminary allocation of the purchase price in the Unaudited Pro Forma Condensed Consolidated Financial Statements. These preliminary estimates and assumptions are subject to change upon the actual closing of the Acquisition and during the measurement period (up to one year from the actual acquisition date) as the Company finalizes the fair valuations of the net tangible assets, intangible assets, tax-related assets and liabilities and the resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from the Company’s preliminary estimates. These changes could result in material variances between its future financial results and the amounts presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements, including variances in fair values recorded, as well as expenses and cash flows associated with them.

The Company continues to review, in detail, the EMC Enterprise Content Division accounting policies. As a result of the review it may identify differences in accounting policies between the two companies, that when conformed, could have a material impact on the financial results of the combined company. Based on information available at the time of the filing of this prospectus supplement, the Company is not aware of any differences in accounting policies that would have a material impact on the financial results of the combined company other than those reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements described in Note 3.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of OpenText that would have been recorded had the Acquisition, this Equity Offering and the Notes Offering been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company. For instance, the Pro Forma Condensed Consolidated Statement of Income for the year ended June 30, 2016 does not reflect the fact that the Company subsequently implemented a worldwide reorganization of its subsidiaries in July 2016, which had a material impact to the Company’s results of operations in future quarters. The Unaudited Pro Forma Condensed Consolidated Financial Statements also do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that the Company may achieve with respect to the combined operations of

OpenText and the EMC Enterprise Content Division (although no assurance can be given that any can be achieved) and do not include all costs that are expected to be directly attributed to the Acquisition, such as, but not limited to, costs necessary to integrate the operations of the EMC Enterprise Content Division with OpenText and restructuring costs that may be necessary to achieve cost savings and operating synergies. Additionally, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any non-recurring charges or credits directly attributable to the Acquisition.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements of OpenText and accompanying notes contained in OpenText’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for its fiscal year ended June 30, 2016 and three months ended September 30, 2016, respectively, and the historical audited consolidated financial statements for the year ended December 31, 2015 and the unaudited consolidated financial statements for the nine months ended September 30, 2016 of the EMC Enterprise Content Division and accompanying notes incorporated by reference in this prospectus supplement.

Unless otherwise indicated all dollar amounts included in these notes are expressed in thousands of U.S. dollars.

Note 2: Preliminary Purchase Price Allocation

Description of the Acquisition of the EMC Enterprise Content Division

The Company currently anticipates that it will acquire the EMC Enterprise Content Division in an all-cash transaction for a purchase price of $1.62 billion. For the purpose of the Unaudited Pro Forma Condensed Consolidated Financial Statements, the purchase price of the EMC Enterprise Content Division has been allocated to the EMC Enterprise Content Division’s tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated fair values as though the Acquisition occurred on September 30, 2016. For certain assets and liabilities, the book values as of the balance sheet date have been determined to reflect fair values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation undertaken by the Company and the Company’s estimates and assumptions are subject to change upon the closing of the Acquisition and within the measurement period (up to one year from the actual acquisition date). The Company expects to continue to obtain information to assist it in determining the fair value of the net assets acquired at the acquisition date and during the measurement period.

The Company’s preliminary purchase price allocation for the EMC Enterprise Content Division is as follows:

Current assets	$4,491
Non-current assets	153,974
Intangible assets	856,700
Goodwill	760,380

Total assets acquired	1,775,545
Current liabilities assumed	(132,848)
Non-current liabilities assumed	(22,697)

Net assets acquired	$1,620,000

Preliminary Pre-Acquisition Contingencies Assumed

The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any estimate for pre-acquisition contingencies that may be assumed upon the closing of the Acquisition. Currently, the Company does not anticipate that it will assume any pre-acquisition contingencies from the EMC Enterprise Content Division, however, upon the closing of the Acquisition, the Company will gather information and evaluate whether any pre-acquisition contingencies have been assumed. If identified, such amounts will be included in the purchase price allocation at their fair value and will result in additional goodwill.

Note 3: Reclassifications and Pro Forma Adjustments Notes

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements:

A.	Represents, as of September 30, 2016, the impact on OpenText’s cash as of the closing of the Acquisition as set forth below:

Gross Proceeds from the Debt Financing (see Note 1)	$500,000
Gross Proceeds from this Equity Offering (see Note 1)	500,000
Less:
Total cash consideration paid for the Acquisition	(1,620,000)
Estimated debt issuance costs relating to the Debt Financing(1)	(3,063)
Estimated share issuance costs relating to this Equity Offering(1)	(16,000)

Net decrease in OpenText cash and cash equivalents	$(639,063)

(1)	Represents estimated fees and expenses related to the respective offering, including discounts and commissions, legal, accounting and advisory fees and other transaction costs.

A one dollar increase or decrease in the amount raised through this Equity Offering would result in the same corresponding one dollar decrease or increase in the amount raised through the Debt Financing.

If the Company did not finance the Acquisition through this Equity Offering and the Debt Financing, as assumed under Note 1 above, but rather relied solely on the Commitment Letter to finance the Acquisition, then OpenText cash and cash equivalents on a pro forma combined basis would be an outflow of approximately $630.0 million.

B.	To eliminate the historical accounts receivable of the EMC Enterprise Content Division not acquired as part of the Acquisition.

C.	To record the following estimated fair value adjustments:

Exclude prepaid expense not acquired as part of the Acquisition	$(2,934)
Estimated leasehold fair value adjustment to prepaid expense and other current assets	1,009

Net preliminary adjustment to prepaid expense and other current assets	$(1,925)

D.	To record the estimated fair value adjustments to property and equipment.

E.	To eliminate the historical goodwill of the EMC Enterprise Content Division and to record the preliminary valuation of goodwill related to the Acquisition:

Elimination of the EMC Enterprise Content Division’s historical goodwill	$(1,807,859)
Preliminary goodwill from the Acquisition	760,380

Net preliminary adjustment to goodwill	$(1,047,479)

F.	To eliminate the historical intangible assets of the EMC Enterprise Content Division and to record the preliminary valuation of intangible assets related to the Acquisition:

Elimination of the EMC Enterprise Content Division’s historical intangible assets	$(4,883)
Preliminary valuation of technology intangible assets acquired from the Acquisition	375,000
Preliminary valuation of customer intangible assets acquired from the Acquisition	481,700

Net preliminary adjustment to intangible assets	$851,817

G.	To record a preliminary deferred tax asset / liability associated with the preliminary valuation of intangible assets and deferred revenue acquired, net of an adjustment to eliminate the historical deferred tax asset and liability balances of the EMC Enterprise Content Division.

H.	To record the following estimated fair value adjustments:

Elimination of the EMC Enterprise Content Division’s historical capitalized software	$(20,897)
Exclude other assets not acquired as part of the Acquisition	(2,025)
Estimated fair value adjustment of leased assets	756

Net preliminary adjustment to other assets	$(22,166)

I.	To eliminate accounts payable and accrued liabilities of the EMC Enterprise Content Division that are not acquired as part of the Acquisition.

J.	To record the preliminary fair value adjustment to deferred revenues acquired. The fair value represents an amount equivalent to estimated cost plus an appropriate profit margin to perform the services related to open contracts based on deferred revenue balances of the EMC Enterprise Content Division as of September 30, 2016. The preliminary deferred revenue fair value adjustment is not reflected on the Unaudited Pro Forma Condensed Consolidated Statements of Income as it primarily relates to the current portion and is a non-recurring charge.

	Current Deferred Revenue	Long-term Deferred Revenue
Elimination of the EMC Enterprise Content Division’s historical deferred revenue	$(160,135)	$(18,952)
Estimated fair value of deferred revenue acquired	125,094	10,319

Net preliminary adjustment to deferred revenue	$(35,041)	$(8,633)

K.	To exclude income taxes payable of the EMC Enterprise Content Division that are not acquired as part of the Acquisition.

L.	To record the following estimated fair value adjustments:

Exclude long-term liabilities of the EMC Enterprise Content Division not acquired as part of the Acquisition	$(4,518)
Estimated fair value adjustment of asset retirement obligations	288

Net preliminary adjustment to long-term liabilities	$(4,230)

M.	To record borrowings from the Debt Financing:

Non-current portion of debt
New long term debt from the Debt Financing	$500,000
New estimated debt issuance costs from the Debt Financing(1)	(3,063)

Net adjustment to non-current debt	$496,937

(1)

The Company early adopted accounting standards update no. 2015-03 “Simplifying the Presentation of Debt Issuance Costs” in its fourth quarter of the fiscal year ended June 30, 2016. As a result, the Company presents debt issuance costs related to a recognized debt liability as a direct deduction from the carrying amount of that debt liability.

A one dollar increase or decrease in the amount raised through this Equity Offering would result in the same corresponding one dollar decrease or increase in the amount raised through the Debt Financing and would cause the net adjustment to total debt to decrease or increase by a corresponding amount, less the impact of debt issuance costs.

If the Company did not finance the Acquisition through this Equity Offering and the Notes Offering, as assumed under Note 1 above, but rather relied solely on the Commitment Letter to finance the Acquisition, the net adjustment to the current portion and non-current portion of long term debt would be approximately $142.9 million and $847.1 million, respectively, after adjusting for approximately $10 million in debt issuance costs.

N.	To eliminate the EMC Enterprise Content Division’s historical net investment of Dell-EMC.

O.	To record the following adjustments to the respective components of share capital:

Share capital
To record the issuance of OpenText shares from this Equity Offering	$500,000
New estimated equity issuance costs from this Equity Offering	(16,000)

Net adjustment to share capital	$484,000

For each dollar increase or decrease in the amount raised through this Equity Offering, the net adjustment to share capital would increase or decrease by a corresponding amount, less the impact of equity issuance costs.

If the Company did not finance the Acquisition through this Equity Offering and the Notes Offering, as assumed under Note 1 above, but rather relied solely on the Commitment Letter to finance the Acquisition, there would be no adjustment to share capital.

P.	Included in the EMC Enterprise Content Division’s income from operations is a one-time, non-recurring charge of approximately $27 million relating to accelerated stock awards that vested upon the EMC Enterprise Content Division being acquired by Dell Technologies, Inc. and approximately $4 million of compensation costs related to merger-related retention bonuses with EMC Enterprise Content Division employees participating in Dell Technologies, Inc.’s cash-based long term incentive plan. For more information see Note H to the EMC Enterprise Content Division’s financial statements for the nine months ended September 30, 2016, incorporated by reference in this prospectus supplement. These charges have not been adjusted on a pro forma basis as they were not a direct result of the Acquisition.

The following illustrates the impact of these non-recurring charges on the EMC Enterprise Content Division’s results of operations for the three months ended September 30, 2016:

Cost of revenues: customer support	$1,574
Cost of revenues: professional services	6,688
Research and development expense	8,851
Sales and marketing expense	9,035
General and administrative expense	4,697

Total	$30,845

Q.	To reclassify the EMC Enterprise Content Division’s revenue presentation to conform to OpenText’s presentation:

	Three Months Ended September 30, 2016	Year Ended June 30, 2016
Cloud services and subscriptions	$7,966	$27,610
Customer support	74,887	304,575
Reclassification from the EMC Enterprise Content Division’s license revenue	(2,567)	(8,270)
Reclassification from the EMC Enterprise Content Division’s service revenue	(80,286)	(323,915)

Net impact to total revenue	$—	$—

R.	To reclassify the EMC Enterprise Content Division’s presentation of operating expenses to conform to OpenText’s presentation:

For the three months ended September 30, 2016:

	Reclassify Customer support cost of revenues	Reclassify Cloud services and subscriptions cost of revenues	Reclassify amortization of acquired technology to cost of revenues	Reclassify amortization of customer relationships as a separate line within operating expenses	Reclassify depreciation as a separate line within operating expenses	Reclassify general & administrative from Selling, general and administrative expenses	Reclassify amortization of capitalized software	Total reclassifications
Cost of revenues:
License	$—	$(99)	$(25)	$—	$—	$—	$(3,470)	$(3,594)
Cloud services	—	4,323	—	—	—	—	—	4,323
Customer support	11,790	—	—	—	(34)	—	—	11,756
Professional service and other	(11,790)	(4,224)	—	—	(588)	—	—	(16,602)
Amortization of acquired technology-based intangible assets	—	—	25	—	—	—	3,470	3,495
Operating expenses:
Research and development	—	—	—	—	(536)	—	—	(536)
Sales and marketing	—	—	—	(277)	(76)	(11,515)	—	(11,868)
General and administrative	—	—	—	(5)	(25)	11,515	—	11,485
Depreciation	—	—	—	—	1,259	—	—	1,259
Amortization of acquired customer-based intangible assets	—	—	—	282	—	—	—	282

Total impact to statement of income	$—	$—	$—	$—	$—	$—	$—	$—

For the twelve months ended June 30, 2016:

	Reclassify Customer support cost of revenues	Reclassify Cloud services and subscriptions cost of revenues	Reclassify amortization of acquired technology to cost of revenues	Reclassify amortization of customer relationships as a separate line within operating expenses	Reclassify depreciation as a separate line within operating expenses	Reclassify general & administrative from Selling, general and administrative expenses	Reclassify amortization of capitalized software	Total reclassifications
Cost of revenues:
License	$—	$(395)	$(28)	$—	$—	$—	$(24,113)	$(24,536)
Cloud services	—	16,075	—	—	—	—	—	16,075
Customer support	37,174	—	—	—	(157)	—	—	37,017
Professional service and other	(37,174)	(15,680)	—	—	(1,746)	—	—	(54,600)
Amortization of acquired technology-based intangible assets	—	—	28	—	—	—	24,113	24,141
Operating expenses:
Research and development	—	—	—	—	(2,125)	—	—	(2,125)
Sales and marketing	—	—	—	(2,970)	(386)	(29,387)	—	(32,743)
General and administrative	—	—	—	(37)	(126)	29,387	—	29,224
Depreciation	—	—	—	—	4,540	—	—	4,540
Amortization of acquired customer-based intangible assets	—	—	—	3,007	—	—	—	3,007

Total impact to statement of income	$—	$—	$—	$—	$—	$—	$—	$—

S.	To record amortization relating to the estimated identifiable intangible assets that are expected to be recorded at the time of the Acquisition of the EMC Enterprise Content Division and to eliminate the EMC Enterprise Content Division’s historical amortization of intangible assets:

	Three Months Ended September 30, 2016	Year Ended June 30, 2016
Amortization of acquired technology assets
Amortization of acquired intangible assets relating to the Acquisition	$17,046	$68,184
Elimination of the EMC Enterprise Content Division’s historical intangible asset amortization	(3,495)	(24,141)

Net adjustment	$13,551	$44,043

Amortization of acquired customer assets
Amortization of acquired intangible assets relating to the Acquisition	$11,469	$45,876
Elimination of the EMC Enterprise Content Division’s historical intangible asset amortization	(282)	(3,007)

Net adjustment	$11,187	$42,869

The Company has estimated the useful lives of acquired technology and customer intangible assets to be approximately 6 years and 11 years, respectively, which are being amortized on a straight-line basis.

T.	To record the additional rent expense relating to lease fair value adjustment.

U.	To adjust depreciation expense on account of the adjustment to the fair value of property and equipment and to eliminate the EMC Enterprise Content Division’s historical depreciation.

V.	To eliminate acquisition-related transaction costs incurred by OpenText in connection with the Acquisition as these costs are directly attributable to the Acquisition and do not have a continuing impact on the combined company’s financial results.

W.	To record the estimated interest expense and the estimated amortization of debt issuance costs resulting from the Debt Financing:

	Three Months Ended September 30, 2016	Year Ended June 30, 2016
Estimated interest expense associated with the Debt Financing	$7,344	$29,376
Estimated amortization of debt issuance costs associated with the Debt Financing	58	231

Net adjustment to interest and other related expense, net	$7,402	$29,607

As discussed in Note 1, the interest rate on the Debt Financing is currently assumed at 5.875% based on the interest rate for OpenText’s outstanding Senior Notes due 2026, which were issued on May 31, 2016. For more details relating to the Company’s Senior Notes due 2026 and our existing credit facilities, see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 under Note 10 “Long Term Debt”. There can be no assurance that OpenText will commence or complete the Notes Offering or the Additional Debt Financing. However, for purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, the Company made various assumptions as discussed under Note 1 above. The debt issuance costs assumed as part of the Debt Financing are being amortized over 10 years.

For each 1% increase or decrease in the assumed interest rate in connection with the Debt Financing, interest expense would increase or decrease, as applicable, by approximately $1.3 million for the three months ended September 30, 2016 and $5.0 million for the year ended June 30, 2016, respectively.

A one dollar increase or decrease in the amount raised through this Equity Offering would result in the same corresponding one dollar decrease or increase in the amount raised through the Debt Financing. For every one dollar increase or decrease in the amount raised through the Equity Offering, the net adjustment to interest and other related expense, net, would decrease or increase by a factor of this amount multiplied by the interest rate, which is currently assumed at 5.875% annually. Correspondingly, interest expense would then be prorated for the three months ended September 30, 2016 and twelve months ended June 30, 2016, respectively.

If the Company did not finance the Acquisition through this Equity Offering and the Debt Financing, as assumed under Note 1 above, but rather relied solely on the Commitment Letter to finance the Acquisition, the net adjustment to interest and other related expense, net, assuming an interest rate of 3.25% and a life of 7 years, would be an expense of $8.4 million and $33.8 million, respectively, for the three months ended September 30, 2016 and twelve months ended June 30, 2016.

X.	To record the pro forma tax impact at the weighted average estimated income tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded. Additionally, the pro forma tax provision for the three months ended September 30, 2016 includes the impact of a $876.1 million tax benefit that OpenText recognized in its first quarter of the fiscal year ending June 30, 2017 associated primarily with the recognition of a net deferred tax asset arising from the entry of intellectual property (IP) in Canada. For more details relating to this tax benefit, please see OpenText’s quarterly report on Form 10-Q for the quarter ended September 30, 2016. The effective tax rate of the combined company in future periods will be significantly different than the pro forma rate for the three months ended September 30, 2016 as the $876.1 million tax benefit is specific to the IP reorganization that occurred in that period.

Y.	To record the estimated issuance of OpenText common shares in connection with this Equity Offering.

For each one dollar increase or decrease in the amount raised through this Equity Offering, the weighted average shares outstanding on a diluted basis of OpenText, on a pro forma basis, would increase or decrease. For example, an increase of $100 million in the Equity Offering would increase the weighted average shares outstanding on a diluted basis by approximately 1.7 million shares for each of the three months ended September 30, 2016 and twelve months ended June 30, 2016. The corresponding earnings per share of OpenText, on a pro forma and diluted basis, would then be approximately $6.76 and $2.41 for the three months ended September 30, 2016 and twelve months ended June 30, 2016, respectively.

If the Company did not finance the Acquisition through this Equity Offering and the Debt Financing, as assumed under Note 1 above, but rather relied on the Commitment Letter to finance the Acquisition, the weighted average shares outstanding on a diluted basis of OpenText, on a pro forma basis, would be approximately 122.4 million shares and 122.0 million shares, respectively, for the three months ended September 30, 2016 and twelve months ended June 30, 2016. The corresponding earnings per share of OpenText, on a pro forma and diluted basis, would then be approximately $7.31 and $2.54 for the three months ended September 30, 2016 and twelve months ended June 30, 2016, respectively.

Note 4: Basis of the EMC Enterprise Content Division Financial Statement Presentation within the Unaudited Pro Forma Condensed Consolidated Financial Statements.

The EMC Enterprise Content Division Unaudited Consolidated Statement of Operations for the twelve months ended June 30, 2016

For the purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, information for the EMC Enterprise Content Division has been obtained from the audited consolidated financial statements of the EMC Enterprise Content Division for the years ended December 31, 2015 and 2014, the unaudited condensed consolidated financial statements for the six months ended June 30, 2016 and 2015, and the unaudited condensed consolidated financial statements for the nine months ended September 30, 2016 and 2015, respectively.

The EMC Enterprise Content Division’s unaudited consolidated statement of operations for the twelve months ended June 30, 2016 has been constructed as follows:

	Year ended December 31, 2015	Six months ended June 30, 2015	Six months ended December 31, 2015	Six months ended June 30, 2016	Twelve months ended June 30, 2016
	(a)	(b)	(c) = (a) - (b)	(d)	(e) = (c) + (d)
Revenues:
License	$151,510	$66,933	$84,577	$72,472	$157,049
Services	429,418	217,696	211,722	211,280	423,002

Total revenue	580,928	284,629	296,299	283,752	580,051

Costs and expenses:
Cost of license	44,753	19,460	25,293	17,257	42,550
Cost of services	152,384	78,839	73,545	71,558	145,103
Research and development	70,395	34,165	36,230	37,368	73,598
Selling, general and administrative	164,935	84,106	80,829	78,391	159,220
Restructuring	16,651	14,995	1,656	(1,352)	304

Total operating expenses	449,118	231,565	217,553	203,222	420,775

Operating income	131,810	53,064	78,746	80,530	159,276	*
income tax provision	25,973	10,700	15,273	16,431	31,704

Net income	$105,837	$42,364	$63,473	$64,099	$127,572

*	Included in operating income for the twelve months ended June 30, 2016 is stock compensation expense of $22.8 million and a recovery of $13.9 million relating to capitalized software costs.

The EMC Enterprise Content Division’s unaudited condensed consolidated statement of operations for the three months ended September 30, 2016 has been constructed as follows:

	Nine months ended September 30, 2016	Six months ended June 30, 2016	Three months ended September 30, 2016
	(a)	(b)	(c) = (a) - (b)
Revenues:
License	$103,342	$72,472	$30,870
Services	315,320	211,280	104,040

Total revenue	418,662	283,752	134,910

Costs and expenses:
Cost of license	24,560	17,257	7,303
Cost of services	113,983	71,558	42,425
Research and development	65,847	37,368	28,479
Selling, general and administrative	132,728	78,391	54,337
Restructuring	(904)	(1,352)	448

Total operating expenses	336,214	203,222	132,992

Operating income	82,448	80,530	1,918	*
income tax provision	15,925	16,431	(506)

Net income	$66,523	$64,099	$2,424

*	Included in operating income for the three months ended September 30, 2016 is stock compensation expense of $30.6 million, of which approximately $27.0 million is relating to accelerated stock awards that vested upon EMC being acquired by Dell Technologies, Inc. For more information see Note H to the EMC Enterprise Content Division’s financial statements for the nine months ended September 30, 2016, which has been incorporated by reference in this prospectus supplement. Additionally, included in operating income for the three months ended September 30, 2016 is a recovery of $1.4 million relating to capitalized software costs.

PRICE RANGE AND VOLUME OF COMMON SHARES

Our common shares have traded on the NASDAQ since 1996 under the symbol “OTEX” and our common shares have traded on the TSX since 1998 under the symbol “OTC.”

The following table sets forth the high and low sales prices for our common shares for the periods indicated below and aggregate daily volume of trading of the common shares during the 14 months preceding the date of this prospectus supplement as reported by the NASDAQ and TSX, respectively.

	NASDAQ(1) (in USD)			TSX (in CAD)
	High	Low	Aggregate Volume	High	Low	Aggregate Volume
Fiscal Year Ending June 30, 2017
Quarter ended December 31, 2016 (through December 13, 2016)	$65.58	$58.59		$87.13	$77.83
December 2016 (through December 13, 2016)	$64.33	$59.15	2,773,553	$85.89	$77.83	2,391,710
November 2016	$64.11	$58.59	5,046,041	$85.99	$79.50	5,138,797
October 2016	$65.58	$61.27	3,869,571	$87.13	$82.13	3,035,736
Quarter ended September 30, 2016	$66.84	$57.70		$87.50	$75.10
September 2016	$66.84	$59.71	7,708,500	$87.50	$77.78	5,579,852
August 2016	$63.65	$60.23	3,431,303	$83.23	$78.73	3,690,167
July 2016	$63.25	$57.70	5,890,049	$83.48	$75.10	3,966,707

Fiscal Year Ended June 30, 2016
Quarter ended June 30, 2016	$61.97	$50.96		$79.16	$65.39
June 2016	$61.97	$56.60	6,211,249	$79.16	$74.07	5,142,255
May 2016	$58.84	$53.59	6,826,373	$77.19	$67.93	6,176,889
April 2016	$57.38	$50.96	6,025,028	$71.98	$65.39	5,127,516
Quarter ended March 31, 2016	$52.57	$41.93		$69.69	$57.93
March 2016	$52.57	$47.81	3,957,364	$68.17	$63.97	4,259,388
February 2016	$50.83	$41.93	8,064,243	$69.69	$57.93	8,339,178
January 2016	$49.34	$43.83	5,585,234	$69.19	$63.56	5,603,583
Quarter ended December 31, 2015	$49.66	$42.99		$69.07	$56.44
December 2015	$49.66	$46.30	4,395,304	$69.07	$63.66	5,898,926
November 2015	$48.66	$44.39	4,720,204	$64.93	$59.14	3,825,482
October 2015	$48.11	$42.99	6,842,628	$62.70	$56.44	4,891,888

(1)	For the purposes of this table, NASDAQ includes all Nasdaq trading platforms.

On December 13, 2016, the closing price of our common shares on the NASDAQ was $62.05 per share, and on the TSX was Cdn. $81.46 per share.

As at December 2, 2016, we had 357 shareholders of record holding our common shares, of which 307 were U.S. shareholders.

PRIOR SALES

During the 12-month period prior to the date of this prospectus supplement, we have issued common shares and securities that are convertible into common shares as follows:

Date of Issue/Grant	Issuance Type	Total Number of Securities Issued	Issue or Exercise Price per Security (U.S. $)
February 11, 2016	Option Grant	196,680	$47.01
April 29, 2016	Option Grant	152,500	$55.99
July 29, 2016	Option Grant	397,487	$59.49
November 7, 2016	Option Grant	65,000	$60.73

DIVIDEND POLICY

Pursuant to a policy adopted by our board of directors in April 2013 to pay non-cumulative quarterly dividends, we paid our first quarterly cash dividend in June 2013. However, future declarations of dividends are subject to the final determination of our board of directors, in its discretion, based on a number of factors that it deems relevant, including our financial position, results of operations, available cash resources, cash requirements and alternative uses of cash that our board of directors may conclude would be in the best interest of the Company and our shareholders. Our dividend payments are subject to relevant contractual limitations, including those in our existing credit agreements and to solvency conditions established by the CBCA. We have historically declared dividends in U.S. dollars, but registered shareholders can elect to receive dividends in U.S. dollars or Canadian dollars by contacting the Company’s transfer agent and registrar. See “Risk Factors—Risks Related to this Offering and Our Common Shares—The declaration, payment and amount of dividends will be made at the discretion of our board of directors and will depend on a number of factors.”

In our current fiscal year, our board of directors declared the following dividends:

Declaration Date	Dividend per Share	Record Date	Total amount (in thousands of U.S. dollars)	Payment Date
November 3, 2016	$0.2300	December 2, 2016	$27,965	December 22, 2016
July 26, 2016	$0.2300	August 26, 2016	$27,791	September 16, 2016

In the fiscal year ended June 30, 2016, our board of directors declared the following dividends:

Declaration Date	Dividend per Share	Record Date	Total amount (in thousands of U.S. dollars)	Payment Date
April 26, 2016	$0.2300	May 27, 2016	$27,635	June 17, 2016
February 8, 2016	$0.2000	March 10, 2016	$24,099	March 31, 2016
October 28, 2015	$0.2000	November 27, 2015	$24,216	December 18, 2015
July 28, 2015	$0.2000	August 28, 2015	$23,312	September 18, 2015

In the fiscal year ended June 30, 2015, our board of directors declared the following dividends:

Declaration Date	Dividend per Share	Record Date	Total amount (in thousands of U.S. dollars)	Payment Date
April 27, 2015	$0.2000	May 29, 2015	$24,455	June 19, 2015
January 26, 2015	$0.1725	February 26, 2015	$21,075	March 19, 2015
October 22, 2014	$0.1725	November 21, 2014	$21,054	December 12, 2014
July 30, 2014	$0.1725	August 29, 2014	$21,045	September 19, 2014

DESCRIPTION OF COMMON SHARES

The description below summarizes the general terms of our common shares. This section is a summary, and it does not describe every aspect of our common shares. This summary is subject to and qualified in its entirety by reference to our articles and our by-laws filed as exhibits to the 2016 Annual Report.

Authorized Shares

The Company is authorized to issue an unlimited number of common shares without par value. As of December 7, 2016, there were 121,585,396 common shares outstanding. All outstanding common shares are fully paid and non-assessable.

On September 23, 2016, at our annual and special meeting of shareholders, our shareholders approved the adoption of a special resolution authorizing the amendment to our articles to change the number of common shares, whether issued or unissued, on a two for one basis, such that, when and if such amendment is given effect, each common share (including any common shares issued in this offering) will become two common shares, provided that our board of directors will have the discretion until the next meeting of our shareholders as to whether or not to give effect to the Share Split. Our management and board of directors have the flexibility to conduct the Share Split until the next meeting of our shareholders if, in their opinion, it would make our common shares more readily accessible to individual shareholders as a result of a lower trading price, and potentially improve the liquidity of the market for our common shares and broaden our shareholder base.

Voting Rights

Holders of common shares are entitled to receive notice of and to attend all shareholder meetings and are entitled to cast one vote for each common share held of record on all matters acted upon at any shareholder meeting. Holders of the common shares are not entitled to cumulate votes in connection with the election of directors.

Dividends and Other Distributions

Holders of the common shares are entitled to dividends if, as and when declared by the board of directors of the Company, subject to the rights of shares, if any, having priority over the common shares, including any preference shares that we may issue. Our share capital includes an unlimited number of authorized (but currently unissued) preference shares. Our board of directors has adopted a policy to pay non-cumulative quarterly dividends. However, future declarations of dividends are subject to the final determination of our board of directors, in its discretion based on a number of factors that it deems relevant, including our financial position, results of operations, available cash resources, cash requirements and alternative uses of cash that our board of directors may conclude would be in the best interest of the Company and our shareholders. Our dividend payments are subject to relevant contractual limitations, including those in our existing credit agreements. See “Dividend Policy” and “Risk Factors—Risks Related to this Offering and Our Common Shares—The declaration, payment and amount of dividends will be made at the discretion of our board of directors and will depend on a number of factors.”

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common shares are entitled to share ratably in all assets remaining after payment of debts and liabilities, subject to the rights of shares, if any, having priority over the common shares, including any preference shares.

Other Provisions

Holders of common shares have no pre-emptive, subscription, redemption or conversion rights.

Shareholder Rights Plan

On September 23, 2016, at our annual and special meeting of shareholders, our shareholders approved the continuation, amendment and restatement of the shareholder rights plan (the “Amended Rights Plan”) that the Company and Computershare Investor Services Inc. originally entered into as of November 1, 2004, and as previously amended and restated on December 6, 2007, December 2, 2010 and September 26, 2013. Upon such shareholder approval, the Amended Rights Plan was entered into as of September 23, 2016.

The Amended Rights Plan continues to provide a right (which may only be exercised if a person acquires control of 20% or more of our common shares) for each shareholder, other than the person that acquires 20% or more of our common shares, to acquire additional common shares at one-half of the market price at the time of exercise. The primary objectives of the Amended Rights Plan are to ensure that, in the context of a bid for control of the Company through an acquisition of our common shares, our board of directors has sufficient time to assess alternatives for maximizing shareholder value as it considers in its judgment to be in the best interests of the Company, including: continued implementation of the our long-term strategic plans, as these may be modified by us from time to time; to provide adequate time for competing bids to emerge; to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid; and lessen the pressure to tender typically encountered by a securityholder of an issuer that is subject to a bid.

The Amended Rights Plan will remain in force until the earlier of the Termination Time (the time at which the right to exercise rights shall terminate, as defined in the Amended Rights Plan) and the termination of the annual meeting of our shareholders in the year 2019 unless at or prior to such meeting the our shareholders ratify the continued existence of the Amended Rights Plan, in which case the Amended Rights Plan would expire at the earlier of the Termination Time and the termination of the 2019 annual meeting of our shareholders.

Book-Entry Issuance

The common shares will be issued in the form of one or more global certificates registered in the name of DTC, New York, New York, or its nominee. We refer to this form as “book-entry” settlement. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the common shares. The participant will then keep a record of its clients who purchased the common shares. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another. We will treat DTC’s nominee as the owner of the common shares for all purposes.

Under book-entry settlement, we will not issue certificates to individual holders of the common shares. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants, including CDS Clearing and Depository Services Inc. If an individual holder wants to obtain a physical certificate, the individual holder would request the same through its broker/investment firm and the securities are withdrawn from the amount credited on our books and records to the nominee of DTC and re-registered into the investor’s name, which in many cases, will cost the individual holder a fee.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is Computershare Investor Services Inc. at its principal office at 100 University Avenue, 8th Floor, Toronto Ontario, Canada M5J 2Y1.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Set out below is a description of certain corporate governance practices of the Company as of August 12, 2016, as required by National Instrument 58-101—Disclosure of Corporate Governance Practices and included in the Company’s Proxy Circular dated August 12, 2016, distributed in connection with the annual and special meeting of shareholders held on September 23, 2016.

Board of Directors

National Policy 58-201—Corporate Governance Guidelines recommends that boards of directors of reporting issuers be composed of a majority of independent directors. With six of nine directors considered independent, our board of directors is composed of a majority of independent directors. The six independent directors are: Randy Fowlie, Gail E. Hamilton, Brian J. Jackman, Michael Slaunwhite, Katharine B. Stevenson and Deborah Weinstein. Three directors are not considered independent pursuant to the rules of NASDAQ and the Canadian securities regulatory authorities, two of whom have a material relationship with the Company. Mark J. Barrenechea, Chief Executive Officer and Chief Technology Officer of the Company, is considered to have a material relationship with the Company by virtue of his employment and executive officer position. Stephen J. Sadler is considered to have a material relationship with the Company by virtue of receiving consulting fees for his assistance with acquisition-related activities during the year ended June 30, 2016 pursuant to a consulting agreement with the Company. P. Thomas Jenkins, Chairman of the board, served as our Chief Strategy Officer until his resignation from such office effective August 1, 2013, followed by his termination of employment effective January 1, 2014. Subject to compliance with the rules of NASDAQ and the Canadian securities regulatory authorities, Mr. Jenkins will be considered an “independent director” as of January 1, 2017 (which is three years following termination of his last employment with the Company). See “Item 13. Certain Relationships and Related Transactions, and Director Independence” of the 2016 Annual Report for more information.

The Company has taken steps to ensure that adequate structures and processes are in place to permit the board of directors to function independently of management. The board of directors holds in camera sessions of the independent directors without the non-independent directors and management present at each regularly scheduled meeting of the board of directors and during the year ended June 30, 2016, there were 11 regularly scheduled meetings of the board of directors. In addition, because the Chairman is not considered an independent director, the Company has appointed Mr. Fowlie as lead director in order to ensure appropriate leadership for the independent directors. As lead director, he is responsible for the following: assisting the Chairman in ensuring that the board carries out its responsibilities effectively; assisting the Chairman in fulfilling his duties; and ensuring that the relationship between the board and management is conducted in a professional and constructive manner. In addition, and to ensure independence from management, directors who are not independent are requested to withdraw, where appropriate, from meetings of the board and similarly from any meetings of board committees to which they may be invited.

The Company and the board of directors recognize the significant commitment involved in being a member of the board of directors. Accordingly, the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) requires directors to notify the Chairman prior to serving on another corporate board of directors or the board of directors of any governmental advisory or charitable organization. The Corporate Governance and Nominating Committee is responsible for evaluating whether continued membership on our board of directors is appropriate.

Board Mandate

The board of directors is responsible for the overall stewardship of the Company. The board discharges this responsibility directly and through delegation of specific responsibilities to committees of the board, the Chairman and lead director, and officers of the Company, all as more particularly described in the Board Mandate adopted by the board of directors.

As set out in the Board Mandate, the board of directors has established three committees to assist with its responsibilities: Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each committee has a charter defining its responsibilities. The board of directors does not have an executive committee.

Orientation and Continuing Education

Responsibility for orientation programs for new directors is assigned to the Corporate Governance and Nominating Committee. In this regard, the Corporate Governance and Nominating Committee’s duties include ensuring the adequacy of the orientation and education program for new members of the Company’s board of directors. The Chairman reviews with each new member (i) certain information and materials regarding the Company, including the role of the board of directors and its committees and (ii) the legal obligations of a director of the Company.

The Corporate Governance and Nominating Committee is also responsible for monitoring continuing education for directors in order to ensure that directors maintain the skill and knowledge necessary to meet their obligations as directors. Directors are encouraged to continue their education on a regular and reasonable basis so that they may increase their knowledge and skills by enrolling in courses or seminars of their own choosing. In addition, directors are provided with numerous articles and memoranda from recognized industry and legal sources in Canada and the United States to remind them of their responsibilities and duties and to keep them informed of changes in the law and industry practices. These educational materials are posted on an internal corporate portal, are updated on a periodic basis and are accessible by all of our directors at any time. For example, articles and memoranda on the following topics were provided to directors during year ended June 30, 2016: board judgment, risk governance, shareholder engagement, proxy issues, ethics and compliance and succession planning, in addition to other topics specific to each of our committees.

Majority Voting Policy

The board of directors has approved the majority voting policy to which all nominees for election to the board are asked to subscribe prior to the board recommending that they be elected. Pursuant to the majority voting policy, forms of proxy for meetings of the shareholders of the Company at which directors are to be elected shall provide the option of voting in favor of, or withholding from voting for, each individual nominee to the board. If, with respect to any particular nominee, the number of common shares withheld from voting exceeds the number of common shares voted in favor of the nominee, then for the purposes of the majority voting policy the nominee will be considered to have not received the support of the shareholders of the Company. Each elected director who is considered under the majority voting policy to have not received the support of the shareholders is expected to immediately submit his or her resignation to the board of directors. Within 90 days of receiving the final voting results for the applicable shareholders’ meeting, the board of directors will announce either the resignation of such director or that the board of directors has decided not to accept the resignation. If the resignation is accepted, subject to any corporate law restrictions, the board of directors may (i) leave the resultant vacancy in the board unfilled until the next annual meeting of shareholders of the Company, (ii) fill the vacancy through the appointment of a director whom the board considers to merit the confidence of the shareholders of the Company, or (iii) call a special meeting of the shareholders of the Company to consider the election of a nominee recommended by the board to fill the vacant position. The board may also defer the acceptance of the resignation until a replacement director with the appropriate qualifications can be identified and elected to the board.

Ethical Business Conduct

In January 2016, the board of directors and the Corporate Governance and Nominating Committee reviewed and approved the Code of Ethics of the Company, which is re-approved annually and was amended and restated in April 2010. The Code of Ethics sets out in detail the core values and the principles by which the Company is governed and addresses topics such as the following: honest and ethical conduct and conflicts of interest;

compliance with applicable laws and Company policies and procedures; public disclosure and books and records; use of corporate assets and opportunities; confidentiality of corporate information; reporting responsibilities and procedures; and non-retaliation.

The Company has an Ethics Committee and a Compliance Officer, which are together responsible for communicating the Code of Ethics to directors, officers and employees and assisting the Corporate Governance and Nominating Committee in administering the Code of Ethics. The Ethics Committee monitors compliance with the Code of Ethics by employees who are not directors or officers of the Company. The Corporate Governance and Nominating Committee monitors overall compliance with the Code of Ethics and has the specific responsibility to monitor compliance by directors and officers of the Company, provided that all issues and concerns specifically related to accounting, internal financial controls and/or auditing will be reviewed and forwarded to the Audit Committee. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, we will disclose the nature of the amendment or waiver on our website or on a Current Report on Form 8-K.

The board of directors and the Audit Committee have established a Whistleblower Policy to encourage employees, officers and directors to raise concerns regarding matters covered by the Code of Ethics (including accounting, internal controls or auditing matters) on a confidential basis free from discrimination, retaliation or harassment.

Succession Planning

The Company has a succession planning policy for its board of directors, which is administered by the Corporate Governance and Nominating Committee. The policy is reviewed at least annually by the board of directors.

In addition, as indicated in the Board Mandate, the board reviews succession plans for the Chairman, the Chief Executive Office and other senior management of the Company on an annual basis. The succession planning review is done in conjunction with the Compensation Committee. The annual succession planning process includes the identification of internal candidates for senior management positions. Candidates are evaluated for ability to serve on an immediate or interim basis and for future leadership potential. Successors are identified in order to coach and develop leadership skills in these candidates. Succession planning for management is also considered as part of our compensation process.

Assessments

The Corporate Governance and Nominating Committee is responsible for assessing the effectiveness of the board as a whole and the committees of the board. Each director is required to complete, on an annual basis, a written evaluation with respect to: (i) the performance of the board of directors; (ii) the performance of committees; and (iii) the contributions of other directors to the board of directors and its committees. The Corporate Governance and Nominating Committee reviews the evaluations with the Chairman and the lead director. The results of the evaluations are summarized and presented to the full board of directors. In addition, the Chairman or the lead director, as appropriate, reviews with each director that director’s peer evaluation findings.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Prospective purchasers of common shares should consult their own tax advisers as to the United States, Canadian or other tax consequences of the ownership and disposition of the common shares, including, in particular, the application to their particular situations of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

The following discussion summarizes certain U.S. federal income tax considerations relevant to an investment in the common shares by a U.S. holder. For purposes of this summary, a “U.S. holder” is a beneficial owner of common shares that holds such shares as capital assets under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and is a citizen or resident of the United States and not of Canada, a corporation organized under the laws of the United States or any political subdivision thereof, or a person that is otherwise subject to U.S. federal income tax on a net income basis in respect of common shares. It does not address aspects of U.S. federal income taxation applicable to U.S. holders holding options, warrants or other rights to acquire common shares. Further, this discussion does not address the U.S. federal income tax consequences to U.S. holders that are subject to special treatment under U.S. federal income tax laws, including, but not limited to, U.S. holders owning directly, indirectly or by attribution 10% or more of the Company’s voting power; broker-dealers; banks or insurance companies; financial institutions; regulated investment companies; taxpayers who have elected mark-to-market accounting; tax-exempt organizations; taxpayers who hold common shares as part of a “straddle,” “hedge,” or “conversion transaction” with other investments; individual retirement or other tax-deferred accounts; taxpayers whose functional currency is not the U.S. dollar; partnerships or the partners therein; S corporations; or U.S. expatriates. This discussion does not address the Medicare tax on net investment income or tax consequences to U.S. holders of acquiring, owning or disposing of common shares under any U.S. federal estate or gift, U.S. state or local, foreign or other tax laws.

The discussion is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder and the Convention Between the United States and Canada with Respect to Taxes on Income and Capital, together with related Protocols and Competent Authority Agreements (the “Convention”) all as of the date hereof, and such authorities may be repealed, revoked, interpreted or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

Distributions on the Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” U.S. holders generally will treat the gross amount of distributions paid by the Company equal to the U.S. dollar value of such dividends on the date the dividends are received or treated as received (based on the exchange rate on such date), without reduction for Canadian withholding tax (see “Certain Canadian Federal Income Tax Considerations—Dividends”), as dividend income for U.S. federal income tax purposes to the extent of the Company’s current and accumulated earnings and profits. Because the Company does not expect to maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions paid to U.S. holders generally will be reported as dividends.

Individual U.S. holders will generally be eligible to treat dividends as “qualified dividend income” taxable at preferential rates with certain exceptions for short-term and hedged positions, and provided that the Company is not during the taxable year in which the dividends are paid (and was not in the preceding taxable year) classified as a “passive foreign investment company” (“PFIC”) as described below under “Passive Foreign Investment Company Rules.” Dividends paid on the common shares generally will not be eligible for the “dividends received” deduction allowed to corporate U.S. holders in respect of dividends from U.S. corporations. As discussed in more detail below under “Passive Foreign Investment Company Rules,” based on our audited consolidated financial statements and current expectations regarding the value and nature of our assets and the sources and nature of our income, we believe that we were not a PFIC in 2015 and do not anticipate becoming a PFIC in 2016 or in the foreseeable future.

If a U.S. holder receives foreign currency on a distribution that is not converted into U.S. dollars on the date of receipt, the U.S. holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date the dividends are received or treated as received. Any gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including an exchange for U.S. dollars, will be U.S. source ordinary income or loss.

The amount of Canadian tax withheld generally will give rise to a foreign tax credit or deduction for U.S. federal income tax purposes (see “Certain Canadian Federal Income Tax Considerations—Dividends”). Dividends paid by the Company generally will constitute “passive category income” and foreign-source income for purposes of the foreign tax credit. The Code, as modified by the Convention, applies various limitations on the amount of foreign tax credit that may be available to a U.S. taxpayer. The common shares are currently traded on both the NASDAQ and TSX. Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S.-source income (rather than foreign-source income) for foreign tax credit purposes to the extent they are attributable to earnings and profits of the foreign corporation from sources within the United States, if the foreign corporation has more than an insignificant amount of U.S. source earnings and profits. Although this rule does not appear to be intended to apply in the context of a public company such as the Company, we are not aware of any authority that would render it inapplicable. In part because the Company does not expect to calculate its earnings and profits for U.S. federal income tax purposes, the effect of this rule may be to treat all or a portion of any dividends paid by the Company as U.S. source income, which in turn may limit a U.S. holder’s ability to claim a foreign tax credit for the Canadian withholding taxes payable in respect of the dividends. Subject to limitations, the Code permits a U.S. holder entitled to benefits under the Convention to elect to treat any dividends paid by the Company as foreign-source income for foreign tax credit purposes. The foreign tax credit rules are complex. U.S. holders should consult their own tax advisors with respect to the implications of those rules for their investments in the common shares.

Sale, Exchange, Redemption or Other Disposition of Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” the sale of common shares generally will result in the recognition of gain or loss to a U.S. holder in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted basis in the common shares. A U.S. holder’s tax basis in a common share will generally equal the price it paid for the common share. Any capital gain or loss will be long-term if the common shares have been held for more than one year. The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized by a U.S. holder will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Rules

Special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC. The Company will be classified as a PFIC in a particular taxable year if either: (i) 75% or more of the Company’s gross income for the taxable year is passive income, or (ii) the quarterly average percentage of the value of the Company’s assets that produce or are held for the production of passive income is at least 50%. If the Company is treated as a PFIC for any year, U.S. holders may be subject to adverse tax consequences upon a sale, exchange, or other disposition of the common shares, or upon the receipt of certain “excess distributions” in respect of the common shares. Dividends paid by a PFIC are not qualified dividends eligible for taxation at preferential rates. Based on audited consolidated financial statements, we believe that the Company was not treated as a PFIC for U.S. federal income tax purposes with respect to its 2015 taxable year. In addition, based on a review of the Company’s audited consolidated financial statements and its current expectations regarding the value and nature of its assets and the sources and nature of its income, the Company does not anticipate becoming a PFIC for the 2016 taxable year or in the foreseeable future.

Foreign Financial Asset Reporting

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. The understatement of income attributable to “specified foreign financial assets” in excess of $5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

Except in the case of exempt holders that demonstrate their exempt status, dividends paid to a U.S. holder may be subject to U.S. information reporting requirements and may be subject to backup withholding unless the U.S. holder provides an accurate taxpayer identification number on a properly completed Internal Revenue Service (“IRS”) Form W-9 and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that certain required information is timely furnished to the IRS.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as at the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to an investor who acquires, as beneficial owner, common shares pursuant to this offering and who, for purposes of the Income Tax Act (Canada) and the regulations thereunder (together, the “Tax Act”) and at all relevant times (i) is not resident, and is not deemed to be resident, in Canada, (ii) does not use or hold, and is not deemed to use or hold, the common shares in carrying on a business in Canada, (iii) deals at arm’s length with the Company and each of the underwriters and is not affiliated with the Company or any of the underwriters, and (iv) holds the common shares as capital property (a “Non-Resident Shareholder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Shareholder that is a non-resident insurer carrying on a business in Canada and elsewhere.

This summary is based upon the facts set out in this prospectus supplement, the current provisions of the Tax Act and the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) made publicly available in writing prior to the date hereof. This summary also takes into account specific proposals to amend the Tax Act announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted as proposed. No assurances can be given that the Proposed Amendments will be enacted as currently proposed or at all.

This summary is not exhaustive of all possible Canadian federal income tax considerations and does not take into account or anticipate any changes in law or the CRA’s administrative policy or assessing practice, whether by legislative, governmental or judicial action, other than the Proposed Amendments. This summary does not deal with foreign, provincial or territorial income tax considerations, which may differ from the Canadian federal income tax considerations described below.

This summary is of a general nature only and is not intended to be, nor should it be construed as, legal or tax advice to any particular investor, and no representations with respect to the income tax consequences to any particular investor are made. The income and other tax consequences of acquiring, holding or disposing of common shares will vary depending on an investor’s particular circumstances. Consequently, prospective investors should consult their own tax advisors for advice with respect to the consequences to them of an investment in the common shares based on their particular circumstances.

Disposition of Common Shares

A Non-Resident Shareholder that disposes, or is deemed to dispose, of a common share (other than to the Company) generally will not be subject to tax under the Tax Act on any capital gain realized on such disposition, unless the common share is or is deemed to be “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Shareholder at the time of disposition and the Non-Resident Shareholder is not entitled to relief under an applicable income tax convention or treaty between Canada and the country in which the Non-Resident Shareholder is resident for tax purposes. There may be additional tax consequences on a disposition of common shares to the Company by a Non-Resident Shareholder.

Provided that the common shares are listed on a “designated stock exchange” as defined in the Tax Act (which includes the TSX and the NASDAQ), the common shares generally will not constitute taxable Canadian property of a Non-Resident Shareholder unless at any time during the 60 month period immediately preceding the disposition: (i) the Non-Resident Shareholder, persons with whom the Non-Resident Shareholder did not deal at arm’s length, partnerships in which the Non-Resident Shareholder or a person with whom the Non-Resident Shareholder did not deal at arm’s length holds a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Shareholder together with any combination of such persons, owned 25% or more of the issued shares of any class of the capital stock of the Company; and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act) or options in respect of, or interests in, or for civil law rights in, such property whether or not such property exists. Further, common shares may be deemed to be taxable Canadian property to a Non-Resident Shareholder for purposes of the Tax Act in certain circumstances.

Any Non-Resident Shareholder that would otherwise be subject to Canadian income tax on a capital gain realized on a disposition of a common share that constitutes taxable Canadian property of the Non-Resident Shareholder may be eligible for relief pursuant to an income tax convention or treaty between Canada and the country in which the Non-Resident Shareholder is resident for tax purposes. Non-Resident Shareholders who may hold common shares as “taxable Canadian property” should consult their own tax advisors regarding the tax and compliance considerations that may be applicable to them.

Dividends

Dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Shareholder on the common shares will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding under an applicable income tax convention or treaty between Canada and the country in which the Non-Resident Shareholder is resident for tax purposes.

For a Non-Resident Shareholder that is a resident of the United States for purposes of the Canada-United States Tax Convention (1980) (the “U.S. Treaty”) and that is entitled to all of the benefits of the U.S. Treaty, dividends paid or credited on common shares of which such Non-Resident Shareholder is the beneficial owner will generally be subject to Canadian withholding tax at the reduced rate of 15% of the gross amount of the dividend (or 5% if such Non-Resident Shareholder is a company that beneficially owns at least 10% of the Company’s voting shares).

UNDERWRITING

OpenText has entered into an underwriting agreement with Barclays Capital Inc., Citigroup Global Markets Canada Inc. and RBC Dominion Securities Inc., as representatives of the underwriters, pursuant to which, and subject to the terms and conditions of which, OpenText has agreed to sell to the underwriters and the underwriters have severally agreed to purchase from OpenText the number of common shares set forth in the following table.

Underwriters	Number of Shares
Barclays Capital Inc.	3,330,004
Citigroup Global Markets Canada Inc.	2,266,250
RBC Dominion Securities Inc.	2,266,250
BMO Nesbitt Burns Inc.	173,437
CIBC World Markets Inc.	173,437
HSBC Securities (Canada) Inc.	173,437
MUFG Securities Americas Inc.	173,437
National Bank Financial Inc.	173,437
PNC Capital Markets LLC	173,437
Raymond James Ltd.	173,437
Scotia Capital Inc.	173,437

Total	9,250,000

The underwriting agreement provides that the underwriters’ obligation to purchase the common shares to be purchased thereunder depends on the satisfaction of certain customary conditions contained in the underwriting agreement.

This offering is being made concurrently in the United States and in each of the provinces of Canada. Our common shares will be offered in the United States through those underwriters or their U.S. affiliates who are registered to offer our common shares for sale in the United States, and in Canada through those underwriters or their Canadian affiliates who are registered to offer our common shares for sale in the provinces of Canada, and such other registered dealers as may be designated by the underwriters. MUFG Securities Americas Inc. and PNC Capital Markets LLC are not registered to sell securities in this offering in any Canadian jurisdiction and, accordingly, will only sell the common shares outside Canada. Subject to applicable law, the underwriters may offer our common shares outside of the United States and Canada.

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority.

Option to Purchase Additional Shares

The underwriters have an option to purchase up to 1,387,500 of additional common shares, solely to cover over-allotments, if any, from us at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discounts and commissions and less an amount per share equal to any dividends that are paid or payable by us on the common shares reflected in the preceding table but that are not payable on the common shares purchased on exercise of this over-allotment option. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. The additional common shares may be purchased pursuant to the over-allotment option solely to cover over-allotments. If any additional common shares are purchased with this over-allotment option, the underwriters will purchase such additional common shares in approximately the same proportion as shown in the table above.

Discounts and Commissions

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional common shares.

	Without Over-allotment Exercise	With Over-allotment Exercise
Per share	$1.83	$1.83
Total	$16,927,500	$19,466,625

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $1,000,000.

Electronic Distribution

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of common shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

No Sales of Similar Securities

We have agreed that, for a period of 90 days, without the prior written consent of Barclays Capital Inc., on behalf of the underwriters, we will not, directly or indirectly, subject to certain exceptions, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any common shares or securities convertible into or exercisable or exchangeable for common shares (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risk, (iii) file a prospectus under Canadian securities laws or file or cause to be filed a registration statement under the Securities Act, including any amendments or supplements thereto, with respect to the registration or qualification for distribution of any common shares or securities convertible, exercisable or exchangeable into common shares or any other securities of the Company (other than any registration statement on Form S-8) or (iv) publicly disclose the intention to do any of the foregoing.

In addition, certain of our directors and officers have entered into lock-up agreements with the underwriters. Under the lock-up agreements, these directors and officers have agreed that, for a period of 75 days, without the prior written consent of Barclays Capital Inc., on behalf of the underwriters, they will not, directly or indirectly, subject to certain exceptions, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any common shares (including, without limitation, common shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and common shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common shares, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of common shares, whether any such transaction described in clause (i) or (ii) in this paragraph is to be settled by delivery of common shares or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a prospectus under Canadian securities laws or a registration statement, including any amendments or supplements thereto, with respect to the registration of any common shares or securities convertible into or exercisable or exchangeable for common shares or any other securities of the Company or (iv) publicly disclose the intention to do any of the foregoing.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and applicable Canadian securities laws, or to contribute with respect to payments that the underwriters may be required to make.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling our common shares in the open market for the purpose of preventing or retarding a decline in the market price of our common shares while this offering is in progress. These stabilizing transactions may include making short sales of our common shares, which involves the sale by the underwriters of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing our common shares in the open market. In making this determination, the underwriters will consider, among other things, the price of our common shares available for purchase in the open market compared to the price at which the underwriters may purchase our common shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase our common shares in the open market to cover the position.

In accordance with Canadian securities laws, the underwriters may not, throughout the period of distribution, bid for or purchase our common shares. Exceptions, however, exist where the bid or purchase is not made to create the appearance of active trading in, or rising prices of, our common shares. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable Canadian securities regulatory authorities and the TSX, including the Universal Market Integrity Rules for Canadian Marketplaces, relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Subject to the foregoing and applicable laws, in connection with this offering and pursuant to the first exception mentioned above, the underwriters may over-allot or effect transactions that stabilize or maintain the market price of our common shares at levels other than those which might otherwise prevail on the open market. Any of the foregoing activities may have the effect of preventing or slowing a decline in the market price of our common shares. They may also cause the price of our common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NASDAQ, the TSX, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase our common shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those common shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares, and, as a result, the price of our common shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions in the over-the-counter market, on the NASDAQ, on the TSX or otherwise.

Selling Restrictions

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our common shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of twelve months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. Our common shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant Member State), each underwriter has represented, warranted and agreed that it has not made and will not make an offer of our common shares to the public in that Relevant Member State except that it may make an offer of our common shares:

(a)	to any legal entity which is a qualified investor as such term is defined by the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as such term is defined in the Prospectus Directive), as permitted under the Prospectus Directive subject to obtaining the prior consent of the other underwriters; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided no such offer of our common shares shall result in a requirement for the publication by OpenText or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of our common shares to the public” in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase or subscribe for our common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including by Directive 2010/73/EU ), and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

Our common shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

Our common shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The Netherlands

Our common shares may only be offered, sold or delivered in The Netherlands to qualified investors (gekwalificeerde beleggers) (as defined in the Dutch Financial Supervision Act (Wet op het financieel toezicht), as amended from time to time) that do not qualify as “public” (within the meaning of the article 4(1) Capital Requirements Regulation (Regulation (EU) 575/2013) and the rules promulgated thereunder, as amended or any subsequent legislation replacing that regulation).

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common shares may not be circulated or distributed, nor may our common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a

relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our common shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Switzerland

Our common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to our common shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to this offering, the issuer or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our common shares.

United Kingdom

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of our common shares in circumstances in which Section 21(1) of the FSMA does not apply to OpenText; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our common shares in, from or otherwise involving the United Kingdom.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the underwriters and their respective affiliates have directly and indirectly provided investment and/or commercial banking services to us, and may do so in the future, for which they have received customary compensation and expense reimbursement, including, but not limited to, serving as financial advisors to us, assisting us in obtaining financing and acting as lenders under our credit facilities. Barclays Capital Inc. and RBC Dominion Securities Inc. are each, directly or indirectly, a wholly owned or majority owned subsidiary or affiliate of financial institutions that are lenders, arrangers, bookrunners and/or agents to Open Text and/or its subsidiaries under the Term Loan Facility (as defined herein) and the Revolving Credit Facility (as defined herein). Several of the underwriters and their respective affiliates are lenders under the Commitment Letter, and funding of the Acquisition with the proceeds of this offering will result in the reduction of the lenders’ obligations under the Commitment Letter. Certain of the underwriters that have a lending relationship with us and their respective affiliates routinely hedge, and certain other of the underwriters and their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, which may include our common shares. Any such credit default swaps or short positions could adversely affect future trading prices of our common shares.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of OpenText. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC and with the Canadian securities regulatory authorities. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The documents that we have filed with the Canadian securities regulatory authorities are available to the public over the Internet at www.sedar.com. Please note that the SEC’s website and the website containing Canadian securities regulatory filings are included in this prospectus supplement and the accompanying prospectus as inactive textual references only. The information contained on such websites is not incorporated by reference into this prospectus supplement and the accompanying prospectus and should not be considered to be part of this prospectus supplement and the accompanying prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed with the SEC on July 27, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 3, 2016;

•

our Current Reports on Form 8-K filed with the SEC on July 27, 2016 (Item 8.01 only), September 13, 2016 (excluding Item 7.01 and Exhibit 99.1), September 23, 2016, November 3, 2016 (Item 8.01 only) and December 12, 2016; and

•	the description of our common shares contained in our Current Report on Form 8-K filed with the SEC on April 24, 2014.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement and accompanying prospectus. You may request a copy of these filings by writing or calling us at the following address: 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, Telephone: (519) 888-7111, Attention: Corporate Secretary. Our website is www.opentext.com. Our website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus supplement and accompanying prospectus, information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

The validity of the common shares and certain other legal matters under Canadian law will be passed upon for OpenText by Blake, Cassels & Graydon LLP, Toronto, Ontario. Certain legal matters under U.S. law will be passed upon for OpenText by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters under U.S. law will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and certain matters of Canadian law will be passed upon for the underwriters by Torys LLP, Toronto, Ontario.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2016, which comprise the consolidated balance sheets as at June 30, 2016 and June 30, 2015, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2016, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2016, have been incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 in reliance upon the reports therein of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended June 30, 2016, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of the enterprise content division of EMC Corporation as of December 31, 2015 and 2014, and for each of the years in the two-year period ended December 31, 2015, incorporated in this prospectus supplement by reference to our Current Report on Form 8-K filed December 12, 2016, have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This prospectus supplement, together with the short form base shelf prospectus for the province of Québec and amended and restated short form base shelf prospectus for all other provinces of Canada dated December 9, 2016 to which it relates, as amended or supplemented, and each document incorporated or deemed to be incorporated by reference in this prospectus supplement and in the base shelf prospectus to which it relates, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus supplement and the accompanying short form base shelf prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Open Text Corporation at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1 (telephone (519) 888-7111), and are also available electronically at www.sedar.com.

PROSPECTUS SUPPLEMENT

To the Short Form Base Shelf Prospectus for the province of Québec and Amended and Restated Short

Form Base Shelf Prospectus for all other provinces of Canada dated December 9, 2016

New Issue	December 13, 2016

9,250,000 Shares

OPEN TEXT CORPORATION

Common Shares

We are hereby qualifying the distribution of 9,250,000 common shares of Open Text Corporation at a price of U.S. $61.00 per common share for aggregate gross proceeds of U.S. $564,250,000. The terms of this offering, including the offering price for the common shares, were determined through negotiations between us and Barclays Capital Inc. (“Barclays”), Citigroup Global Markets Canada Inc. and RBC Dominion Securities Inc. (“RBC”) (collectively, the “joint book-running managers”). The underwriters of this offering are the joint book-running managers, BMO Nesbitt Burns Inc., CIBC World Markets Inc., HSBC Securities (Canada) Inc., MUFG Securities Americas Inc., National Bank Financial Inc., PNC Capital Markets LLC, Raymond James Ltd. and Scotia Capital Inc. (collectively, the “underwriters”). The underwriters will offer the common shares in Canada and the United States directly or through their respective Canadian and U.S. broker-dealer affiliates, as applicable. MUFG Securities Americas Inc. and PNC Capital Markets LLC are not registered to sell securities in this offering in any Canadian jurisdiction and, accordingly, will only sell the common shares outside Canada. See “Underwriting”. Further particulars concerning the attributes of the common shares are set out under the heading “Description of Common Shares” in this prospectus supplement and the accompanying prospectus, which provides for the issuance, from time to time over a 25-month period, of up to U.S. $1,000,000,000 of common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts. This offering of common shares is being made concurrently in Canada under the terms of this prospectus supplement and in the United States under the terms of a registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”).

We intend to use the net proceeds from this offering to finance a portion of the purchase price for the acquisition (the “Acquisition”) of certain assets of the enterprise content division (the “EMC Enterprise Content Division”) of EMC Corporation (“Dell-EMC”). We expect to fund the balance of the purchase price and pay related fees and expenses with the net proceeds from the Debt Financing (as defined herein) and cash on hand. See “Summary—The Acquisition—Financing Transactions.” This offering is not contingent on completion of the Acquisition or any Debt Financing. If the Acquisition is not completed, we intend to use the net proceeds from this offering for general corporate purposes, as described under “Use of Proceeds.”

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Our common shares are traded on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “OTEX” and on the Toronto Stock Exchange (“TSX”) under the symbol “OTC”. On December 13, 2016, the last sale price for our common shares was U.S. $62.05 on the NASDAQ and Cdn. $81.46 on the TSX. We have applied to list the common shares on the TSX. Listing is subject to the Company fulfilling all of the listing requirements of the TSX. We have also filed a listing of additional shares notification form with the NASDAQ.

Price: U.S. $61.00 per common share

	Price to the Public		Underwriters’ Fee		Net Proceeds to OpenText(1)
Per common share	U.S. $	61.00	U.S. $	1.83	U.S. $	59.17
Total(2)	U.S. $	564,250,000.00	U.S. $	16,927,500.00	U.S. $	547,322,500.00

(1)	Before deducting expenses of this offering, estimated to be approximately U.S. $1,000,000.00, which, together with the underwriters’ fee, will be paid from proceeds of this offering.
(2)	We have granted the underwriters the option to purchase up to an additional 1,387,500 of common shares from us, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions within 30 days from the date of this prospectus supplement. If this over-allotment option is exercised in full, the total “Price to the Public”, “Underwriters’ Fee” and “Net Proceeds to OpenText” will be U.S. $648,887,500.00, U.S. $19,466,625.00 and U.S. $629,420,875.00, respectively. This prospectus supplement and the accompanying prospectus also qualify the grant of the over-allotment option and the distribution of the additional shares upon the exercise of such option, if applicable. A purchaser who acquires additional shares forming part of the underwriters’ over-allocation position acquires such common shares under this prospectus supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of this over-allotment option or secondary market purchases. See “Underwriting”.

The following table sets out information relating to the over-allotment option:

Underwriters’ Position	Maximum Number of Common Shares Available	Exercise Period	Exercise Price per Common Share
Over-allotment option	1,387,500	not later than the 30th day after the date of this prospectus supplement	U.S. $61.00

The underwriters, as principals, conditionally offer the common shares, subject to prior sale, if, as and when issued by us and accepted by the underwriters in accordance with the conditions contained in the underwriting agreement referred to under the heading “Underwriting” and subject to the approval of certain legal matters on our behalf by Blake, Cassels & Graydon LLP with respect to matters of Canadian law and Cleary Gottlieb Steen & Hamilton LLP with respect to matters of U.S. law, and on behalf of the underwriters by Torys LLP with respect to matters of Canadian law and by Skadden, Arps, Slate, Meagher & Flom LLP with respect to matters of U.S. law. In connection with this offering, and subject to applicable laws, the underwriters may effect transactions that stabilize or maintain the market price of the common shares at levels other than those which might otherwise prevail on the open market. In certain circumstances, the underwriters may decrease and further change the price at which the common shares are sold to purchasers. See “Underwriting”.

In the ordinary course of business, certain of the underwriters and/or their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services to Open Text and/or its subsidiaries for which they have received or will receive compensation. In addition, Barclays and RBC are each, directly or indirectly, a wholly owned or majority owned subsidiary or affiliate of financial institutions that are lenders, arrangers, bookrunners and/or agents to

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Open Text and/or its subsidiaries under the Term Loan Facility (as defined herein) and the Revolving Credit Facility (as defined herein). Consequently, Open Text may be considered a “connected issuer” with each of Barclays and RBC for the purposes of Canadian securities legislation. See “Capitalization” and “Relationship Between the Underwriters and Their Respective Affiliates and Open Text” in this prospectus supplement.

Subscriptions for common shares will be received subject to rejection or allotment in whole or in part and the underwriters reserve the right to close the subscription books at any time without notice. It is expected that the closing of this offering will occur on or about December 19, 2016, or such other date (which date shall not be later than 42 days after the date of this prospectus supplement) as we and the underwriters may agree. The common shares will be issued in the form of one or more global certificates registered in the name of The Depository Trust Company (“DTC”), New York, New York, or its nominee. We refer to this form as “book-entry” settlement. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the common shares. The participant will then keep a record of its clients who purchased the common shares. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another. We will treat DTC’s nominee as the owner of the common shares for all purposes.

Under book-entry settlement, we will not issue certificates to individual holders of the common shares. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants, including CDS Clearing and Depository Services Inc. If an individual holder wants to obtain a physical certificate, the individual holder would request the same through its broker/investment firm and the securities are withdrawn from the amount credited on our books and records to the nominee of DTC and re-registered into the investor’s name, which in many cases, will cost the individual holder a fee. See “Underwriting”.

The head and registered office of the Company is located at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-16 and “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (“2016 Annual Report”) and in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (“2017 Q1 Quarterly Report”), each filed with the SEC and the applicable Canadian securities regulatory authorities on July 27, 2016 and November 3, 2016, respectively, for a discussion of certain risks that you should consider in connection with an investment in our common shares.

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles. Accordingly, the presentation of financial statements may vary in a material way from financial statements prepared in accordance with International Financial Reporting Standards.

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Prospectus Supplement

Page
ABOUT THIS PROSPECTUS SUPPLEMENT	S-
INDUSTRY AND MARKET DATA	S-
SUMMARY	S-
SUMMARY CONSOLIDATED FINANCIAL AND OTHER INFORMATION	S-
RISK FACTORS	S-
NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-
USE OF PROCEEDS	S-
CAPITALIZATION	S-
PRICE RANGE OF COMMON SHARES	S-
TRADING PRICE AND VOLUME	S-
PRIOR SALES	S-
DIVIDEND POLICY	S-
DESCRIPTION OF COMMON SHARES	S-
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	S-3
UNDERWRITING	S-
WHERE YOU CAN FIND MORE INFORMATION	S-1
DOCUMENTS INCORPORATED BY REFERENCE	S-1
LEGAL MATTERS	S-
EXPERTS	S-
MARKETING MATERIALS	S-7
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS	S-7
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	S-
PURCHASERS’ STATUTORY RIGHTS	S-8
CERTIFICATE OF THE UNDERWRITERS	C-1
Prospectus
Page
NOTICE TO UNITED STATES INVESTORS	1
ABOUT THIS PROSPECTUS	1
NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
OPEN TEXT CORPORATION	3
RISK FACTORS	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS	4
SUPPLEMENTAL CANADIAN DISCLOSURE	4
PRIOR SALES	4
TRADING PRICE AND VOLUME	5
CONSOLIDATED CAPITALIZATION	5
DESCRIPTION OF SECURITIES	5
PLAN OF DISTRIBUTION	25
SELLING SECURITYHOLDERS	27
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES	27
VALIDITY OF THE SECURITIES	27
EXPERTS	27
AUDITORS, TRANSFER AGENT AND REGISTRAR	27
WHERE YOU CAN FIND MORE INFORMATION	28
DOCUMENTS INCORPORATED BY REFERENCE	28
EARNINGS COVERAGE RATIOS	30
PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS	30
CERTIFICATE OF THE COMPANY	C-1

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We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. The information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of the applicable document.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to purchase any securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized, to any person to whom it is unlawful to make such an offer or solicitation or by anyone who is not permitted to sell such securities.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC and with the Canadian securities regulatory authorities. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. The documents that we have filed with the Canadian securities regulatory authorities are available to the public over the internet at www.sedar.com. Please note that the SEC’s website and the website containing Canadian securities regulatory filings are included in this prospectus supplement and the accompanying prospectus as inactive textual references only. The information contained on such websites is not incorporated by reference into this prospectus supplement and the accompanying prospectus and should not be considered to be part of this prospectus supplement and the accompanying prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is incorporated by reference into the short form base shelf prospectus for the province of Québec and amended and restated short form base shelf prospectus for all other provinces of Canada dated December 9, 2016 as of the date hereof and only for the purposes of the distribution of the common shares offered hereby. The information incorporated by reference is an important part of this prospectus supplement. Certain information that we subsequently file with the Canadian securities regulatory authorities will automatically update and supersede information in this prospectus supplement and in our other filings with the Canadian regulatory authorities. We incorporate by reference the documents listed below, which we have already filed with the Canadian securities regulatory authorities, which documents form an integral part of this prospectus supplement:

•	our 2016 Annual Report;

•	our 2017 Q1 Quarterly Report;

•	our Proxy Circular dated August 12, 2016, distributed in connection with the annual meeting of shareholders held on September 23, 2016;

•	our Current Reports on Form 8-K filed with the Canadian securities regulatory authorities on July 27, 2016 (Item 8.01 only), September 23, 2016, November 3, 2016 (Item 8.01 only) and December 9, 2016;

•	our Current Report on Form 8-K filed with the Canadian securities regulatory authorities on September 12, 2016 (excluding Item 7.01 and Exhibit 99.1) relating to the Acquisition, and our material change report dated October 17, 2016 attaching such Current Report; and

•	the description of OpenText securities contained in OpenText’s Current Report on Form 8-K dated April 24, 2014.

We also deem to be incorporated by reference into this prospectus supplement any future filings we make with the Canadian securities regulatory authorities (other than confidential material change reports and press releases (except press releases deemed or stated to be incorporated by reference herein)), with respect to the Company, all updated earnings coverage ratio information, as well as all prospectus supplements disclosing additional or updated information, filed by us subsequent to the date of this prospectus supplement and prior to the termination of the offering hereunder, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC and not filed with the Canadian securities regulatory authorities, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document and is filed with the Canadian securities regulatory authorities.

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When a new Annual Report on Form 10-K (which also constitutes an annual information form for the purposes of Canadian securities law) is filed by us with the Canadian securities regulatory authorities during the currency of this prospectus supplement, the previous Annual Report on Form 10-K and the annual consolidated financial statements and related management’s discussion and analysis for the previous fiscal year, and all Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, interim consolidated financial statements and related management’s discussion and analysis, material change reports and information circulars (other than our management information circular prepared in connection with our annual meeting of holders of common shares) filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this prospectus supplement for purposes of future offers and sales of securities under this prospectus supplement. When a new management information circular prepared in connection with our annual meeting of holders of common shares is filed by us with the Canadian securities regulatory authorities during the currency of this prospectus supplement, the previous management information circular prepared in connection with an annual meeting of the Company shall be deemed no longer to be incorporated by reference into this prospectus supplement for purposes of future offers and sales of securities under this prospectus supplement.

Any template version of any “marketing materials” (as such term is defined in National Instrument 41-101—General Prospectus Requirements (“NI 41-101”)) filed after the date of this prospectus supplement and before the termination of the distribution of securities offered hereunder is deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and accompanying prospectus but not delivered with this prospectus supplement. You may request a copy of these filings by writing or calling us at the following address: 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, Telephone: (519) 888-7111, Attention: Corporate Secretary. Our website is www.opentext.com. Our website is included in this prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus supplement and accompanying prospectus, information contained on our website is not incorporated by reference into this prospectus supplement or accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus.

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CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as at the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to an investor who acquires, as beneficial owner, common shares pursuant to this offering and who, for purposes of the Income Tax Act (Canada) and the regulations thereunder (together, the “Tax Act”) and at all relevant times (i) is or is deemed to be resident in Canada, (ii) deals at arm’s length with the Company and each of the underwriters and is not affiliated with the Company or any of the underwriters, and (iii) holds the common shares as capital property (a “Resident Shareholder”). A Resident Shareholder whose common shares might not otherwise qualify as capital property may be entitled to make an irrevocable election permitted by subsection 39(4) of the Tax Act to deem the common shares, and every other “Canadian security” (as defined in the Tax Act), owned by such person in the taxation year of the election and each subsequent taxation year to be capital property. Resident Shareholders should consult their own tax advisors regarding this election.

This summary does not apply to a Resident Shareholder: (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) an interest in which would be a “tax shelter investment” as defined in the Tax Act; (iv) that has made a functional currency reporting election under the Tax Act; or (v) that has or will enter into a “derivative forward agreement”, as that term is defined in the Tax Act, with respect to the common shares. Such Resident Shareholders should consult their own tax advisors with respect to an investment in common shares.

In addition, this summary does not address the possible application of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act to a Resident Shareholder that (i) is a corporation, and (ii) is (or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is), or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of common shares, controlled by a non-resident corporation for purposes of such rules. Such Resident Shareholders should consult their own tax advisors with respect to the possible application of these rules.

This summary is based upon the facts set out in this prospectus supplement, the current provisions of the Tax Act and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) made publicly available in writing prior to the date hereof. This summary also takes into account specific proposals to amend the Tax Act announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted as proposed. No assurances can be given that the Proposed Amendments will be enacted as currently proposed or at all.

This summary is not exhaustive of all possible Canadian federal income tax considerations and does not take into account or anticipate any changes in law or the CRA’s administrative policy or assessing practice, whether by legislative, governmental or judicial action, other than the Proposed Amendments. This summary does not deal with foreign, provincial or territorial income tax considerations, which may differ from the Canadian federal income tax considerations described below.

This summary is of a general nature only and is not intended to be, nor should it be construed as, legal or tax advice to any particular investor, and no representations with respect to the income tax consequences to any particular investor are made. The income and other tax consequences of acquiring, holding or disposing of common shares will vary depending on an investor’s particular circumstances. Consequently, prospective investors should consult their own tax advisors for advice with respect to the consequences to them of an investment in the common shares based on their particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares generally must be converted into Canadian dollars using the daily noon exchange rate (or, beginning on March 1, 2017, the single daily exchange rate) quoted by the Bank of Canada for the day on which such amount arose or such other rate of exchange that is acceptable to the CRA.

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Dividends

Dividends received or deemed to be received on the common shares by a Resident Shareholder will be required to be included in computing the Resident Shareholder’s income. In the case of a Resident Shareholder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from “taxable Canadian corporations” (each as defined in the Tax Act). An enhanced dividend tax credit will be available to individuals in respect of “eligible dividends” (as defined in the Tax Act) designated by the Company to the Resident Shareholder in accordance with the provisions of the Tax Act.

In the case of a Resident Shareholder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Shareholder that is a corporation as proceeds of disposition or a capital gain. Resident Shareholders that are corporations should consult their own tax advisors with respect to the application of these rules having regard to their own circumstances.

A Resident Shareholder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act), may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the common shares to the extent such dividends are deductible in computing taxable income.

Dispositions of Common Shares

Upon a disposition, or a deemed disposition, of a common share, a Resident Shareholder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such common share to the Resident Shareholder. For purposes of determining the adjusted cost base to a Resident Shareholder of a common share acquired pursuant to this offering, the cost of the common share must be averaged with the adjusted cost base (determined immediately before the acquisition of the common share) of all other common shares in the capital of the Company held as capital property by the Resident Shareholder immediately prior to such acquisition.

The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Shareholder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Shareholder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year by such Resident Shareholder. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such year to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of common shares by a Resident Shareholder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on such shares or shares substituted for such shares to the extent and in the circumstances specified by the Tax Act. Similar rules may apply where a common share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Shareholders to whom these rules may be relevant should consult their own tax advisors.

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Refundable Tax

A Resident Shareholder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which will include an amount in respect of taxable capital gains.

Minimum Tax

Capital gains realized and dividends received or deemed to be received by a Resident Shareholder that is an individual, other than certain specified trusts, may give rise to minimum tax under the Tax Act. Resident Shareholders should consult their own advisors with respect to the application of the minimum tax.

Eligibility for Investment

Provided the common shares of the Company are listed on a “designated stock exchange” as defined in the Tax Act (which includes the TSX and the NASDAQ) on the date hereof, the common shares offered hereby, if issued on the date hereof, would be qualified investments under the Tax Act on the date hereof for a trust governed by a registered retirement savings plan (“RRSP”), a registered retirement income fund (“RRIF”), a registered education savings plan, a deferred profit sharing plan, a registered disability savings plan and a tax-free savings account (“TFSA”).

Notwithstanding the foregoing, if the common shares are a “prohibited investment” (as defined in the Tax Act) for the purposes of a TFSA, RRSP or RRIF, the holder of such TFSA or the annuitant of such RRSP or RRIF, as the case may be, will be subject to a penalty tax as set out in the Tax Act. The common shares will not be a prohibited investment for a trust governed by a TFSA, RRSP or RRIF provided the holder or annuitant thereof, as the case may be, (i) deals at arm’s length with the Company for purposes of the Tax Act and (ii) does not have a “significant interest” (as defined in the Tax Act) in the Company. Generally, a holder or annuitant will have a significant interest in the Company if the holder or annuitant and/or persons or partnerships not dealing at arm’s length with the holder or annuitant own directly or indirectly 10% or more of the issued shares of any class of the capital stock of the Company or any corporation related to the Company within the meaning of the Tax Act. In addition, common shares will not be a “prohibited investment” if the common shares are “excluded property” (as defined in the Tax Act) for trusts governed by a TFSA, RRSP or RRIF. Prospective purchasers who intend to hold common shares in a TFSA, RRSP or RRIF are advised to consult their personal tax advisors.

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RELATIONSHIP BETWEEN THE UNDERWRITERS AND THEIR RESPECTIVE AFFILIATES AND OPEN TEXT

Barclays and RBC are each, directly or indirectly, a wholly-owned or majority-owned subsidiary or affiliate of financial institutions that are lenders, arrangers, bookrunners and/or agents (collectively, the “Connected Banks”) to the Company and/or its subsidiaries under one or both of the Term Loan Facility and the Revolving Credit Facility. Accordingly, the Company may be considered a “connected issuer” of each of Barclays and RBC, as such term is defined in National Instrument 33-105—Underwriting Conflicts. As of September 30, 2016, there was $778 million outstanding under the Term Loan Facility. As of September 30, 2016, the Company had no borrowings under the Revolving Credit Facility. The Revolving Credit Facility and Term Loan Facility are secured by a first charge over substantially all of the Company’s assets. The Company and/or its subsidiaries, as applicable, are currently in compliance with each of the Revolving Credit Facility and Term Loan Facility, and no breach of such credit facilities has been waived by any of the Connected Banks or their related issuers party thereto, as applicable. The decision to distribute the common shares, including the terms of this offering, was made through negotiations between the Company and the underwriters. The Connected Banks were not involved in this decision or determination, but have been advised of this offering of common shares and the terms thereof. The underwriters will receive their respective portion of the underwriters’ commissions and other estimated expenses payable by the Company to the underwriters for the services rendered in connection with this offering. For more information on these and other potential conflicts of interest, see “Underwriting—Other Relationships”.

The relationships between the Company and/or its subsidiaries and the underwriters and their affiliates, including the Connected Banks, and other related matters, including the Company’s present financial condition, are described in this prospectus supplement. Canadian investors should refer to the information set forth in this prospectus supplement under the headings “Risk Factors”, “Capitalization” and “Underwriting” for additional information prior to investing in the common shares.

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MARKETING MATERIALS

Any “template version” of “marketing materials” (as such terms are defined in NI 41-101) will be incorporated by reference in this prospectus supplement. However, such “template version” of “marketing materials” will not form part of this prospectus supplement or the accompanying prospectus to the extent that the contents of the “template version” of “marketing materials” are modified or superseded by a statement contained in this prospectus supplement or any amendment thereto. Any “template version” of “marketing materials” filed on the System for Electronic Document Analysis and Retrieval (“SEDAR”) after the date of this prospectus supplement and before the termination of the distribution of the common shares under this offering will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

Before filing the final prospectus supplement in respect of this offering, we and the underwriters held road shows that potential investors in the United States and in each of the provinces of Canada were able to attend. We and the underwriters presented marketing materials to those potential investors in connection with those road shows. We and the underwriters are relying on a provision in applicable Canadian securities legislation that allows issuers in certain U.S. cross-border offerings to not have to file marketing materials relating to those road shows on the SEDAR website at www.sedar.com or include or incorporate by reference those marketing materials in this prospectus supplement. To rely on this exemption, we and the underwriters must give contractual rights to Canadian investors in the event the marketing materials contain a misrepresentation.

Accordingly, we and the underwriters signing the certificate contained in this prospectus supplement have agreed that in the event the marketing materials relating to the road shows described above contain a misrepresentation (as defined in securities legislation in each of the provinces of Canada), a purchaser resident in a province of Canada, who is provided with those marketing materials in connection with the road shows and who purchases the securities under the prospectus during the period of distribution shall have, without regard to whether the purchaser relied on the misrepresentation, rights against us and each underwriter with respect to the misrepresentation which are equivalent to the rights under the securities legislation of the jurisdiction of Canada where the purchaser is resident, subject to the defences, limitations and other terms of that legislation, as if the misrepresentation was contained in the prospectus.

However, this contractual right does not apply (i) to the extent that the contents of the marketing materials relating to the road shows have been modified or superseded by a statement in this prospectus supplement, and (ii) to any “comparables” (as such term is defined in NI 41-101) in the marketing materials provided in accordance with applicable securities legislation.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS

Gail E. Hamilton and Brian J. Jackman, each a director of the Company, reside outside of Canada and have appointed Open Text Corporation, 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, as agent for service of process. Investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

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PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment, irrespective of the determination at a later date of the purchase price of the securities distributed. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

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CERTIFICATE OF THE CANADIAN UNDERWRITERS

Dated: December 13, 2016

To the best of our knowledge, information and belief, the short form prospectus, together with the documents incorporated in the prospectus by reference, as supplemented by the foregoing, constitutes full, true and plain disclosure of all material facts relating to the securities offered by the prospectus and this supplement as required by the securities legislation of each of the provinces of Canada.

BARCLAYS CAPITAL CANADA INC.

By: (signed) Alan Mayne
Managing Director

CITIGROUP GLOBAL MARKETS CANADA INC.	RBC DOMINION SECURITIES INC.

By: (signed) Grant Kernaghan	By: (signed) Alexander Graham
Managing Director	Managing Director

BMO NESBITT BURNS INC.	CIBC WORLD MARKETS INC.	HSBC SECURITIES (CANADA) INC.

By: (signed) David Wismer	By: (signed) Amit Monga	By: (signed) Jay Lewis
Managing Director	Managing Director	Managing Director, Head of ECM

NATIONAL BANK FINANCIAL INC.	RAYMOND JAMES LTD.	SCOTIA CAPITAL INC.

By: (signed) Sanjiv Samant	By: (signed) Jimmy Leung	By: (signed) Rob Sainsbury
Managing Director	Managing Director	Managing Director

C-1

P R O S P E C T U S

Common Shares

Preference Shares

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Receipts

The following are types of securities that we may offer, issue and sell from time to time, or that may be sold by selling securityholders from time to time, together or separately:

•	common shares;

•	preference shares;

•	debt securities;

•	depositary shares;

•	warrants;

•	purchase contracts;

•	units; and

•	subscription receipts.

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. This prospectus describes some of the general terms that may apply to these securities and the specific manner in which the securities will be offered. We, or any selling securityholders, will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. In the case of an offering by a selling securityholder, the applicable prospectus supplement will include the identity of, and specific information required with respect to, any selling securityholder. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We, or any selling securityholders, may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Unless otherwise stated in a prospectus supplement, none of these securities other than our common shares will be listed on any securities exchange. Our common shares are traded on the NASDAQ Global Select Market under the symbol “OTEX” and on the Toronto Stock Exchange (“TSX”) under the symbol “OTC.”

Investing in the offered securities involves risks. You should read the section entitled “Risk Factors” on page 3 and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated December 12, 2016

We and any selling securityholders are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on behalf of us. Neither we nor any selling securityholders have authorized anyone to give you any other information, and we or any selling securityholders take no responsibility for any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

NOTICE TO UNITED STATES INVESTORS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing an automatic shelf registration process. Under this shelf process, we or any selling securityholders may periodically sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts that we or any selling securityholders may offer. Each time we or any selling securityholders offer securities, we or any selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read both this prospectus and any prospectus supplement together with the documents referred to in “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

All references in this prospectus to “OpenText,” the “Company,” “we,” “us” or “our” refer to Open Text Corporation and, unless context requires otherwise, its subsidiaries.

When we use the term “securities,” we are referring to any of our common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, units or subscription receipts, each as may be offered by this prospectus and the accompanying prospectus supplement.

Except as noted, all amounts are expressed in U.S. Dollars. All references to “U.S.$” or “$” are to U.S. Dollars and all references to “Cdn. $” are to Canadian Dollars.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act (Ontario) and Canadian securities legislation in each of the provinces in which this prospectus is filed. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “would” and variations of these words or similar expressions, we do so to identify forward-looking statements. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management’s perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or elsewhere are based on certain assumptions including the following: (i) countries continuing to implement and enforce existing and additional customs and security regulations relating to the provision of electronic information for imports and exports; (ii) our continued operation of a secure and reliable business network; (iii) the stability of general economic and market conditions, currency exchange rates, and interest rates; (iv) equity and debt markets continuing to provide us with access to capital; (v) our continued ability to identify and source attractive and executable business combination opportunities; and

(vi) our continued compliance with third party intellectual property rights. Management’s estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on our outstanding debt securities; (iii) the possibility that we may be unable to meet our future reporting requirements under the Exchange Act, and the rules promulgated thereunder; (iv) the risks associated with bringing new products and services to market; (v) fluctuations in currency exchange rates; (vi) delays in the purchasing decisions of our customers; (vii) the competition we face in our industry and/or marketplace; (viii) the final determination of litigation, tax audits (including tax examinations in the United States or elsewhere) and other legal proceedings; (ix) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes; (x) the possibility of technical, logistical or planning issues in connection with the deployment of our products or services; (xi) the continuous commitment of our customers; (xii) demand for our products and services; (xiii) increase in exposure to international business risks as we continue to increase our international operations; (xiv) inability to raise capital at all or on not unfavorable terms in the future; and (xv) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); and (xvi) potential changes in ratings or outlooks of rating agencies on our outstanding debt securities. Other factors that may affect forward-looking statements include, but are not limited to: (i) our future performance, financial and otherwise; (ii) our ability to bring new products and services to market and to increase sales; (iii) the strength of our product development pipeline; (iv) failure to secure and protect patents, trademarks and other proprietary rights; (v) infringement of third-party proprietary rights triggering indemnification obligations and resulting in significant expenses or restrictions on our ability to provide our products or services; (vi) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement; (vii) our growth and profitability prospects; (viii) the estimated size and growth prospects of the Enterprise Information Management (“EIM”) market; (ix) our competitive position in the EIM market and our ability to take advantage of future opportunities in this market; (x) the benefits of our products and services to be realized by customers; (xi) the demand for our products and services and the extent of deployment of our products and services in the EIM marketplace; (xii) our financial condition and capital requirements; (xiii) system or network failures or information security breaches in connection with our services and products; and (xiv) failure to attract and retain key personnel to develop and effectively manage our business.

You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the heading “Risk Factors” in any applicable prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, might not occur.

OPEN TEXT CORPORATION

We operate in the EIM market. We are an independent company providing a comprehensive platform and suite of software products and services that assist organizations in finding, utilizing, and sharing business information from any device in ways which are intuitive, efficient and productive. Our technologies and business solutions address one of the biggest problems encountered by enterprises today: the explosive growth of information volume and formats. Our software and services allow organizations to manage the information that flows into, out of, and throughout the enterprise as part of daily operations. Our solutions help to improve customer satisfaction and digital experience, gain analytical insight, improve collaboration with business partners, address the legal and business requirements associated with information governance, and help to ensure that information remains secure and private, as demanded in today’s highly regulated climate.

Our products and services are designed to provide the benefits of maximizing the value of enterprise information while largely minimizing its risks. Our solutions incorporate collaborative and mobile technologies and are delivered for on-premises deployment as well as through cloud, hybrid and managed hosted services models to provide the flexibility and cost efficiencies demanded by the market. In addition, we provide solutions that facilitate the exchange of information and transactions that occur between supply chain participants, such as manufacturers, retailers, distributors and financial institutions, and are central to a company’s ability to effectively collaborate with its partners.

Open Text Corporation was incorporated on June 26, 1991 and our initial public offering was on the NASDAQ in 1996 and we were subsequently listed on the TSX in 1998. We are a multinational company and as of September 30, 2016, employed approximately 9,700 people worldwide. Our principal office is at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, and our telephone number at that location is (519) 888-7111. Our website is www.opentext.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference. See the sections entitled “Where You Can Find More Information” on page 24 and “Documents Incorporated by Reference” on page 25.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale by us of the securities described in this prospectus for our general corporate purposes. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

While we currently anticipate that we will use the net proceeds from any sale of the securities described in this prospectus as set forth above, we may reallocate the net proceeds from time to time based on our strategy relative to the market and other conditions in effect at the time.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends for the indicated periods:

	Three Months Ended September 30,	Fiscal Year Ended June 30,
	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	2.96x	4.81x	5.87x	10.90x	11.49x	9.82x
Ratio of earnings to combined fixed charges and preference dividends(2)	2.96x	4.81x	5.87x	10.90x	11.49x	9.82x

(1)	For the purpose of these calculations, “earnings” is the amount resulting from adding together earnings before taxes, fixed charges, and losses attributable to non-controlling interests. “Fixed charges” includes interest expensed, capitalized and capitalized expenses related to indebtedness.
(2)	There were no preference shares outstanding for the indicated periods. Accordingly, the ratio of earnings to combined fixed charges and preference dividends was identical to the ratio of earnings to fixed charges for each period.

SUPPLEMENTAL CANADIAN DISCLOSURE

The following information under “Prior Sales,” “Trading Price and Volume” and “Consolidated Capitalization” is included solely for the purposes of complying with the requirements of applicable securities laws in each of the provinces of Canada in which this prospectus is filed.

Prior Sales

Prior sales of our securities will be provided, as required, in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

Trading Price and Volume

Our common shares are traded on the NASDAQ under the symbol “OTEX” and on the TSX under the symbol “OTC”. Trading prices and volume of our securities will be provided, as required, in each prospectus supplement to this prospectus.

Consolidated Capitalization

There have been no material changes in our share or loan capital on a consolidated basis since September 30, 2016, being the date of our most recently filed financial statements.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts that we or selling securityholders, as applicable, may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

Description of Common Shares

The description below summarizes the general terms of our common shares. This section is a summary, and it does not describe every aspect of our common shares. This summary is subject to and qualified in its entirety by reference to our articles and our by-laws.

Authorized Shares

The Company is authorized to issue an unlimited number of common shares without par value. As of December 1, 2016, there were 121,585,396 common shares outstanding. All outstanding common shares are fully paid and non-assessable.

Voting Rights

Holders of common shares are entitled to receive notice of and to attend all shareholder meetings and are entitled to cast one vote for each common share held of record on all matters acted upon at any shareholder meeting. Holders of the common shares are not entitled to cumulate votes in connection with the election of directors.

Dividends and Other Distributions

Holders of the common shares are entitled to dividends if, as and when declared by the board of directors of the Company, subject to the rights of shares, if any, having priority over the common shares, including the preference shares. Our board of directors have adopted a policy to pay non-cumulative quarterly dividends. However, future declarations of dividends are subject to the final determination of our board of directors, in its discretion based on a number of factors that it deems relevant, including our financial position, results of operations, available cash resources, cash requirements and alternative uses of cash that our board of directors may conclude would be in the best interest of the Company and our shareholders. Our dividend payments are subject to relevant contractual limitations, including those in our existing credit agreements.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common shares are entitled to share ratably in all assets remaining after payment of debts and liabilities, subject to the rights of shares, if any, having priority over the common shares, including the preference shares.

Other Provisions

Holders of common shares have no pre-emptive, subscription, redemption or conversion rights.

Shareholder Rights Plan

On September 23, 2016, at our annual and special meeting of shareholders, our shareholders approved the continuation, amendment and restatement of the shareholder rights plan (the “Amended Rights Plan”) that the

Company and Computershare Investor Services Inc. originally entered into as of November 1, 2004, and as previously amended and restated on December 6, 2007, December 2, 2010 and September 26, 2013. Upon such shareholder approval, the Amended Rights Plan was entered into as of September 23, 2016.

The Amended Rights Plan continues to provide a right (which may only be exercised if a person acquires control of 20% or more of our common shares) for each shareholder, other than the person that acquires 20% or more of our common shares, to acquire additional common shares at one-half of the market price at the time of exercise. The primary objectives of the Amended Rights Plan are to ensure that, in the context of a bid for control of the Company through an acquisition of our common shares, our board of directors has sufficient time to assess alternatives for maximizing shareholder value as it considers in its judgment to be in the best interests of the Company, including: continued implementation of our long-term strategic plans, as these may be modified by us from time to time; to provide adequate time for competing bids to emerge; to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid; and lessen the pressure to tender typically encountered by a securityholder of an issuer that is subject to a bid.

The Amended Rights Plan will remain in force until the earlier of the Termination Time (the time at which the right to exercise rights shall terminate, as defined in the Amended Rights Plan) and the termination of the annual meeting of our shareholders in the year 2019 unless at or prior to such meeting our shareholders ratify the continued existence of the Amended Rights Plan, in which case the Amended Rights Plan would expire at the earlier of the Termination Time and the termination of the 2019 annual meeting of our shareholders.

Description of Preference Shares

The Company is authorized to issue an unlimited number of preference shares (designated in our articles as First Preference Shares), without par value, in one or more series, each such series consisting of such number of shares and having the designation, rights (including voting and dividend rights), privileges, restrictions and conditions as may be determined by our board of directors and as will be set forth in an amendment to our articles. The prospectus supplement relating to any series of preference shares we may offer will contain the specific terms of that series, including some or all of the following:

•	whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•	whether shares of the series will be entitled to receive dividends or other distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative, and the dates on which dividends or other distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of OpenText;

•	whether and the extent to which the series will be guaranteed;

•	whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of OpenText, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	a discussion of any material U.S. federal income tax and Canadian federal or provincial income tax considerations applicable to the preference shares being offered;

•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

Holders of each series of preference shares, except as required by law, will not be entitled to vote at shareholder meetings except as specified in the rights, privileges, restrictions and conditions relating to the series of preference shares. With respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of the Company, whether voluntary or involuntary, the preference shares of each series shall rank on parity with the preference shares of every other series and are entitled to preference over the common shares and any other shares ranking junior to the preference shares from time to time and may also be given such other preference over the common shares and any other shares ranking junior to the preference shares as may be determined at the time of creation of such series.

As of the date of this prospectus, no preference shares are outstanding.

Description of Debt Securities

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “OpenText” refer solely to Open Text Corporation (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated, to the extent required, and delivered, under the applicable indenture.

We may issue senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” We may issue senior debt securities under an indenture dated as of April 24, 2014 among us and Computershare Trust Company, N.A., as trustee, and Computershare Trust Company of Canada, as co-trustee. This indenture, as supplemented from time to time, is referred to in this prospectus as the “senior indenture.” The senior indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We may issue subordinated debt under a separate indenture to be entered into among us and one or more trustees and co-trustees. This indenture, as supplemented from time to time, is referred to in this prospectus as the “subordinated indenture.” The trustee and the co-trustee for each series of our subordinated debt securities issued under the subordinated indenture will be identified in the applicable prospectus supplement. References to the “indenture” in this prospectus refer to the senior indenture or the subordinated indenture, as applicable. With respect to the senior indenture, we refer to Computershare Trust Company, N.A. as the “trustee” and Computershare Trust Company of Canada as the “co-trustee” in this prospectus. With respect to the subordinated indenture, references to the “trustee” and the “co-trustee” in this prospectus refer to the trustee and the co-trustee to be identified in the applicable prospectus supplement. If a different trustee or co-trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC and the securities commissions or similar regulatory authorities in each of the provinces of Canada other than Québec (which we refer to as the Canadian securities regulators) at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•	our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•	if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•	if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•	any ranking provisions or subordination provisions applicable to securities of the series;

•	any modifications of or additions to the events of default or covenants with respect to securities of the series;

•	any modifications of or additions to subordination provisions with respect to the subordinated debt securities;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee or co-trustee, the identity of the registrar and any paying agent;

•	if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur;

•	a discussion of any material U.S. federal income tax and Canadian federal or provincial income tax considerations applicable to the debt securities being offered; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

The senior debt securities that we may offer under the indenture will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured obligations. However, the senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. The debt securities will also be structurally subordinated to all liabilities, including trade payables, of our subsidiaries. The subordinated debt securities will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of subordination of the subordinated debt securities will be described below under “—Additional Provisions Applicable to Subordinated Debt Securities—Subordination of Subordinated Debt Securities,” or as described in the applicable prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor our subsidiaries are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will furnish to the trustee, within 30 days after we file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Amalgamation, Consolidation, Merger and Sale of Assets

The indenture provides that we may not amalgamate, consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:

•	either we are the resulting, surviving or transferee corporation, or our successor is a corporation that expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

Except in the case of a lease of all or substantially all of our assets, the successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required;

•	certain events of bankruptcy or insolvency of us; and

•	any other event of default with respect to a series of debt securities described in the applicable prospectus supplement.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or co-trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee and the co-trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee and the co-trustee pursue the remedy;

•	such holder or holders have offered to the trustee and the co-trustee security or indemnity reasonably satisfactory to the trustee and the co-trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee and the co-trustee have not complied with the request within 60 days of the receipt of such notice, request and offer of indemnity; and

•	during the 60-day period, the trustee and the co-trustee have not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee or co-trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) will not constitute a default or an event of default. The sole remedy for such breach will be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the date on which the breach relating to the reporting obligations referred to in this paragraph shall have been cured or waived. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we and the trustee and co-trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We and the trustee and the co-trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	secure the debt securities of any series;

•	evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•	cure any ambiguity or correct any defect or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•	provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•	conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Notes” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	comply with the requirements of the Canada Business Corporations Act applicable to trust indentures;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•	secure our obligations in respect of the debt securities of any series;

•	in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common shares or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•	in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We and the trustee and the co-trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•	reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•	modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants or waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•	reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•	change the ranking provisions of the subordinated indenture in a manner adverse to the holders of debt securities issued thereunder in any material respect;

•	impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•	any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies, to hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities and certain obligations to the trustee and co-trustee), upon the deposit with the applicable trustee and co-trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee and co-trustee of (i) an opinion of U.S. counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service (the “IRS”), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders and (ii) an opinion of Canadian counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable Canadian federal or provincial income tax law or a ruling from the Canada Revenue Agency, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, either such opinion would require a change in current U.S. and Canadian tax laws.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee and co-trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee and co-trustee of (i) an opinion of U.S. counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders and (ii) an opinion of Canadian counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable Canadian federal or provincial income tax law, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and co-trustee and ours, including, among others, the obligations to apply money held in trust) when:

•	either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee or co-trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee or co-trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee or co-trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•	no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•	we have delivered irrevocable instructions to the trustee or co-trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•	we have delivered to the trustee or co-trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or co-trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee or co-trustee and paying agent will pay the money back to us upon our request. However, the trustee or co-trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York and Toronto, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 calendar days from the publication or mailing. After the trustee or co-trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and co-trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee or co-trustee any debt securities surrendered to them for transfer, exchange, redemption or payment, and the trustee or co-trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee or co-trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee or co-trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Debt securities surrendered to the trustee or co-trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee or co-trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee or co-trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee or co-trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee or co-trustee.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement (which may include certain other procedures applicable to securities issued to Canadian investors), our debt securities will be book-entry securities that are cleared and settled through the Depositary Trust Company (“DTC”), a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—a bank, brokerage house or other institution that maintains securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	An event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

Neither we nor the trustee or co-trustee shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Regarding the Trustee and Co-Trustee

Computershare Trust Company, N.A. is the trustee and Computershare Trust Company of Canada is the co-trustee under the senior indenture. The trustee and the co-trustee for each series of our subordinated debt securities issued under the subordinated indenture will be identified in the applicable prospectus supplement.

Except during the continuance of an event of default, the trustee and the co-trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee and the co-

trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee and co-trustee, subject to certain exceptions. Subject to these provisions, none of the trustee or the co-trustee will be under obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee or the co-trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee and the co-trustee will be permitted to engage in other transactions with us; however, if the trustee or the co-trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or co-trustee, or resign.

The trustee and co-trustee are affiliates of Computershare Investors Services Inc. which is the transfer agent and registrar for our common shares.

No individual liability of directors, officers, employees, incorporators, stockholders or agents

The indenture provides that none of our past, present or future directors, officers, employees, incorporators, stockholders or agents in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The indenture and debt securities of each series are governed by, and construed in accordance with, the laws of the State of New York.

Additional Provisions Applicable to Subordinated Debt Securities

General

The subordinated debt securities will be our unsecured obligations under the subordinated indenture and will be subordinate in right of payment to certain other indebtedness as described below under “—Subordination of Subordinated Debt Securities” or in the applicable prospectus supplement. The subordinated debt securities will be effectively subordinated to all of our secured debt, to the extent of the value of the assets securing that debt.

Subordination of Subordinated Debt Securities

Payments on the subordinated debt securities will, as described in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all of our existing and future senior debt. As a result, the subordinated debt securities will be contractually subordinated to all of our senior debt and effectively subordinated to all debt and other obligations of our subsidiaries.

“Senior debt” is defined in the subordinated indenture as, with respect to any “person” (as defined in the subordinated indenture), the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date of the subordinated indenture or thereafter created or incurred, which is for:

•	money borrowed by such person;

•	securities, notes, debentures, bonds or other similar instruments issued by such person;

•	obligations of such person evidencing the purchase price of property by such person or a subsidiary of such person, all conditional sale obligations of such person and all obligations of such person under any conditional sale or title retention agreement other than trade accounts payable in the ordinary course of business;

•	obligations, contingent or otherwise, of such person in respect of any letters of credit, bankers’ acceptance, security purchase facilities or similar credit transactions;

•	obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	obligations in respect of any factoring, securitization, sale of receivables or similar transaction;

•	money borrowed by or obligations described in the six preceding bullet points of others and assumed or guaranteed by such person;

•	obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of such person;

•	renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the eight preceding bullet points or of the instruments creating or evidencing the indebtedness, unless, in each case, by the terms of the instrument creating or evidencing the indebtedness or the renewal, extension, refunding, amendment and modification, it is provided that the indebtedness is not senior in right of payment to the subordinated debt securities; and

•	obligations of the type referred to in the preceding bullet points of others secured by a lien on the property or asset of such person.

Unless otherwise specified in the applicable prospectus supplement for a particular series of subordinated debt securities, in the event of any distribution of our assets upon dissolution, winding up, liquidation or reorganization, the holders of senior debt shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the subordinated debt securities. In addition, in the event that (1) the subordinated debt securities are declared due and payable because of an event of default (other than under the circumstances described in the preceding sentence) and (2) any default has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any senior debt, then no payment shall be made on account of principal, premium (if any), sinking funds or interest on the subordinated debt securities until all such payments due in respect of the senior debt have been paid in full.

By reason of the subordination provisions described above, in the event of liquidation or insolvency, any of our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than holders of the subordinated debt securities.

Deferral of Interest Payments

The terms upon which we may defer payments of interest on subordinated debt securities of any series will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series. If any such terms are provided for, an interest payment properly deferred will not constitute a default in the payment of interest.

Description of Depositary Shares

We may issue fractional interests in common shares or preference shares, rather than common shares or preference shares, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a common share or a preference share. The common shares or preference shares underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

Description of Warrants

We may issue warrants, including warrants to purchase debt securities, common shares, preference shares or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the securities, which may include debt securities, common shares, preference shares or other securities, property or assets for which you may exercise the warrants;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities or amount of other property or assets that you may purchase upon exercise of each warrant;

•	the currency, currencies, or currency units, if other than in U.S. dollars, in which the warrants are to be issued or for which the warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities, property or assets receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities, property or assets purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities, property or assets purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax or Canadian federal or provincial income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities, common shares, preference shares or other securities purchasable upon that exercise.

Description of Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of common shares, preference shares or depositary shares at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common shares, preference shares or depositary shares. The consideration per common share or preference share or per depositary share may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and debt securities, preference shares or debt obligations of third parties, including U.S. treasury securities, other purchase contracts or common shares, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common shares, preference shares, depositary shares or other security or property under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

The prospectus supplement relating to any purchase contracts that we may offer will contain the specific terms of the purchase contracts.

Description of Units

We may issue units consisting of one or more purchase contracts, warrants, debt securities, preference shares, common shares, subscription receipts or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement.

Description of Subscription Receipts

We may issue subscription receipts to purchase debt or equity securities, subject to compliance with applicable law. Each subscription receipt will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the applicable prospectus supplement for the subscription receipts. We may issue subscription receipts independently or together with any offered securities. The subscription receipts may be attached to or separate from those offered securities. We will issue the subscription receipts under subscription receipt agreements to be entered into between us and a bank or trust company, as subscription receipt agent, all as described in the applicable prospectus supplement. The subscription receipt agent will act solely as our agent in connection with the subscription receipts and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of subscription receipts.

The prospectus supplement relating to any subscription receipts that we may offer will contain the specific terms of the subscription receipts.

PLAN OF DISTRIBUTION

We or any selling securityholders may sell any combination of the securities covered by this prospectus in any of the following three ways (or in any combination of the following three ways):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We or any selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling securityholders or borrowed from us, any selling securityholders or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us or any selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the names of any selling securityholders;

•	the initial public offering price of the securities and the proceeds to us or any selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we or any selling securityholders use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We or any selling securityholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or any selling securityholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us or any selling securityholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or any selling securityholders may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or Canadian securities legislation, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

Each issue of preference shares, debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, such securities will not be listed on any securities exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in such securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in such securities or as to the liquidity of the trading market for such securities.

SELLING SECURITYHOLDERS

Securities may be sold under this prospectus by way of a secondary offering by one or more selling securityholders. The terms under which the securities will be offered by selling securityholders and information regarding such selling securityholders will be described, as required under applicable securities laws, in the applicable prospectus supplement.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are a Canadian company. Some of our directors and executive officers live outside the United States. Some of the assets of our directors and executive officers and some of our assets are located outside the United States. As a result, it may be difficult or impossible to serve process on us or on such persons in the United States or to obtain or enforce judgments obtained in U.S. courts or Canadian courts against them or us based on the civil liability provisions of the federal securities laws of the United States. There is doubt as to whether Canadian courts would enforce the civil liability claims brought under U.S. federal securities laws in original actions and/or enforce claims for punitive damages.

VALIDITY OF THE SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for OpenText by Blake, Cassels & Graydon LLP, Toronto, Ontario, with respect to matters of Canadian law, and Cleary Gottlieb Steen & Hamilton LLP, New York, New York, with respect to matters of U.S. law. The partners and associates of Blake, Cassels & Graydon LLP beneficially own, directly or indirectly, less than one percent of all outstanding common shares of the Company. The partners, counsel and associates of Cleary Gottlieb Steen & Hamilton LLP beneficially own, directly or indirectly, less than one percent of all outstanding common shares of the Company.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2016, which comprise the consolidated balance sheet as at June 30, 2016 and June 30, 2015, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2016, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2016, have been incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 in reliance upon the reports therein of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended June 30, 2016, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of certain assets of the enterprise content division of EMC Corporation as of December 31, 2015 and 2014, and for each of the years in the two-year period ended December 31, 2015, incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K filed December 12, 2016, have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are KPMG LLP, independent registered public accounting firm.

The transfer agent and registrar for the common shares is Computershare Investor Services Inc. at its principal office in Toronto, Ontario, Canada.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC and with the Canadian securities regulators. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The documents that we have filed with the Canadian securities regulators are available to the public over the Internet at www.sedar.com. Please note that the SEC’s website and the website containing Canadian securities regulators filings are included in this prospectus and any applicable prospectus supplement as inactive textual references only. The information contained on such websites is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable prospectus supplement, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed with the SEC on July 27, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 3, 2016;

•	our Current Reports on Form 8-K filed with the SEC on July 27, 2016 (Item 8.01 only), September 13, 2016 (excluding Item 7.01 and Exhibit 99.1), September 23, 2016, November 3, 2016 (Item 8.01 only) and December 12, 2016; and

•	the description of our securities contained in our Current Report on Form 8-K filed with the SEC on April 24, 2014.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or calling us at the following address: 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, Telephone: (519) 888-7111, Attention: Corporate Secretary. Our website is /www.opentext.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus for Québec and amended and restated short form base shelf prospectus for all other provinces of Canada has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this short form prospectus has become final and that permits the omission from this short form prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

We have filed a registration statement on Form S-3 on April 24, 2014, as amended by the post-effective amendment No. 1 on May 10, 2016, with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to these securities.

Information has been incorporated by reference in this short form prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Open Text Corporation at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1 (telephone (519) 888-7111), and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS FOR THE PROVINCE OF QUÉBEC

AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS AMENDING AND RESTATING THE SHORT FORM BASE SHELF PROSPECTUS DATED MAY 10, 2016 FOR ALL OTHER PROVINCES OF CANADA

New Issue and/or Secondary Offering	December 9, 2016

OPEN TEXT CORPORATION

U.S. $1,000,000,000

Common Shares

Preference Shares

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Receipts

Open Text Corporation (“we”, “Open Text” or the “Company”) or our securityholders may from time to time offer and issue or sell, as applicable, the following securities: (i) common shares; (ii) preference shares; (iii) debt securities; (iv) depositary shares; (v) warrants; (vi) purchase contracts; (vii) units; and (viii) subscription receipts, at an aggregate offering price of up to U.S. $1,000,000,000 (or its equivalent in any other currency used to denominate the securities at the time of the offering) at any time during the 25-month period that this prospectus, including any amendments hereto, remains valid. These securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements.

All shelf information omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. The specific terms of the securities in respect of which this prospectus is being delivered will be set forth in the applicable prospectus supplement. A prospectus supplement may include specific variable terms pertaining to the securities that are not within the alternatives and parameters described in this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

We or any selling securityholders may sell the securities to or through underwriters or dealers purchasing as principals, and may also sell the securities to one or more purchasers directly pursuant to applicable statutory exemptions or through agents. The prospectus supplement relating to a particular offering of securities will set out the name of each underwriter, dealer or agent involved in the sale of the securities and will set forth the terms of the offering of such securities, the method of distribution of such securities, including, to the extent applicable, the proceeds to us and any selling securityholders, as applicable, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. See “Plan of Distribution”.

In connection with any offering of securities under this prospectus (unless otherwise specified in a prospectus supplement), the underwriters, dealers or agents may over-allot or effect transactions intended to stabilize or maintain the market price of the securities offered at a higher level than that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

We have filed an undertaking with the Ontario Securities Commission that we will not distribute specified derivatives or asset-backed securities, as the case may be, that, at the time of distribution, are novel without pre-clearing with the applicable regulator the disclosure to be contained in the shelf prospectus supplement pertaining to the distribution of the novel specified derivatives or asset-backed securities.

Pursuant to a decision granted by the Autorité des marchés financiers, the securities regulatory authority in the Province of Québec, on December 2, 2016, the Company has received a permanent exemption from the requirement to file a French language version of the exhibits to documents filed by the Company pursuant to U.S. securities legislation which are incorporated by reference in this prospectus, including Form 8-Ks, Form 10-Ks and Form 10-Qs.

Our common shares are listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “OTEX” and on the Toronto Stock Exchange (the “TSX”) under the symbol “OTC”. On December 8, 2016, the closing price per share of our common shares was U.S.$61.43 on the NASDAQ and Cdn. $81.01 on the TSX.

Unless otherwise specified in the applicable prospectus supplement, the securities in respect of which this prospectus is being delivered, other than our common shares, will not be listed on any securities exchange. Accordingly, unless so specified, there will be no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under this prospectus and any applicable prospectus supplement. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities and the extent of issuer regulation. See “Risk Factors” in the applicable prospectus supplement.

Investing in the offered securities involves risks. You should read the section entitled “Risk Factors” on page 4 and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.

Owning our securities may subject you to tax consequences both in Canada and the United States. Such tax consequences are not described in this prospectus and may not be fully described in any applicable prospectus supplement. You should read the tax discussion in any applicable prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles. Accordingly, the presentation of financial statements may vary in a material way from financial statements prepared in accordance with International Financial Reporting Standards.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

Gail E. Hamilton and Brian J. Jackman, each a director of the Company, reside outside of Canada and have appointed Open Text Corporation, 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, as agent for service of process. Investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

The head and registered office of the Company is located at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

Notice to United States Investors	1

About This Prospectus	1

Note Regarding Forward-Looking Statements	1

Open Text Corporation	3

Risk Factors	4

Use of Proceeds	4

Ratio of Earnings to Combined Fixed Charges and Preference Dividends	4

Supplemental Canadian Disclosure	4

Prior Sales	5

Trading Price and Volume	5

Consolidated Capitalization	5

Description of Securities	5

Plan of Distribution	25

Selling Securityholders	27

Service of Process and Enforceability of Civil Liabilities	27

Validity of the Securities	27

Experts	27

Auditors, Transfer Agent and Registrar	28

Where You Can Find More Information	28

Documents Incorporated by Reference	28

Earnings Coverage Ratios	30

Purchasers’ Statutory and Contractual Rights	30

Certificate of the Company	C-1

We and any selling securityholders are responsible for the information contained and incorporated by reference in this prospectus and any prospectus supplement. Neither we nor any selling securityholders have authorized anyone to give you any other information, and we or any selling securityholders take no responsibility for any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the Canadian securities regulators, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the Canadian securities regulators will automatically update and supersede information in this prospectus and in our other filings with the Canadian securities regulators. We incorporate by reference the documents listed below, which we have already filed with Canadian securities regulators, which documents form an integral part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016;

•	our Proxy Circular dated August 12, 2016, distributed in connection with the annual meeting of shareholders held on September 23, 2016;

•	our Current Reports on Form 8-K filed with the Canadian securities regulators on July 27, 2016 (Item 8.01 only), September 23, 2016, November 3, 2016 (Item 8.01 only) and December 9, 2016;

•

our Current Report on Form 8-K filed with the Canadian securities regulators on September 12, 2016 (excluding Item 7.01 and Exhibit 99.1) and our material change report dated October 24, 2016 attaching such Current Report; and

•	the description of OpenText securities contained in OpenText’s Current Report on Form 8-K filed with the Canadian securities regulators on April 24, 2014.

We also deem to be incorporated by reference into this prospectus any future filings we make with the Canadian securities regulators (other than confidential material change reports and press releases (except press releases deemed or stated to be incorporated by reference herein)), with respect to the Company, all updated earnings coverage ratio information, as well as all prospectus supplements disclosing additional or updated information, filed by us subsequent to the date of this prospectus, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC and not filed with the Canadian securities regulators, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document and is filed with the Canadian securities regulators.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

When a new Annual Report on Form 10-K (which also constitutes an annual information form for the purposes of Canadian securities law) is filed by us with the Canadian securities regulators during the currency of this prospectus, the previous Annual Report on Form 10-K and the annual consolidated financial statements and related management’s discussion and analysis for the previous fiscal year, and all Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, interim consolidated financial statements and related management’s discussion and analysis, material change reports, business acquisition reports and information circulars (other than our management information circular prepared in connection with our annual meeting of holders of common shares) filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities under this prospectus. When a new management information circular prepared in connection with our annual meeting of holders of common shares is filed by us with the Canadian securities regulators during the currency of this prospectus, the previous management information circular prepared in connection with an annual meeting of the Company shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities under this prospectus.

Any template version of any “marketing materials” (as such term is defined in National Instrument 41-101—General Prospectus Requirements) filed after the date of a prospectus supplement and before the termination of the distribution of the securities offered pursuant to such prospectus supplement (together with this prospectus) is deemed to be incorporated by reference in such prospectus supplement.

A prospectus supplement containing the specific variable terms of an offering of securities will be delivered to purchasers of such securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement but only for the purposes of the offering of the securities covered by that prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or calling us at the following address: 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, Telephone: (519) 888-7111, Attention: Corporate Secretary. Our website is www.opentext.com. Copies of the documents that are incorporated by reference into this prospectus are also available electronically at www.sedar.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus or any applicable prospectus supplement, information contained on our website is not incorporated by reference into this prospectus and applicable prospectus supplement and should not be considered to be a part of this prospectus or applicable prospectus supplement.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

In addition, original purchasers of convertible or exchangeable preference shares, subscription receipts, warrants (unless the warrants are reasonably regarded by the Company as incidental to the applicable offering as a whole), purchase contracts or convertible or exchangeable debt securities (or units comprised partly thereof) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of the convertible or exchangeable preference share, subscription receipt, warrant, purchase contract or the convertible or exchangeable debt security. The contractual right of rescission will be further described in any applicable prospectus supplement, but will, in general, entitle such original purchasers to receive the amount paid for the applicable convertible, exchangeable or exercisable security (and any additional amount paid upon conversion, exchange or exercise) upon surrender of the underlying securities acquired thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus.

In an offering of convertible or exchangeable preference shares, subscription receipts, warrants, purchase contracts or convertible or exchangeable debt securities (or units comprised partly thereof), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which convertible or exchangeable preference shares, subscription receipts, warrants, purchase contracts or convertible or exchangeable debt securities (or units comprised partly thereof) are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

CERTIFICATE OF THE COMPANY

Dated: December 9, 2016

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of Québec; and this amended and restated short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this amended and restated short form prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canada, other than Québec.

(signed) “Mark J. Barrenechea”	(signed) “John M. Doolittle”
Chief Executive Officer and Chief Technology Officer	Executive Vice President and Chief Financial Officer

On behalf of the Board of Directors
(signed) “P. Thomas Jenkins”	(signed) “Randy Fowlie”
Director	Director

9,250,000

Open Text Corporation

Common Shares

PROSPECTUS SUPPLEMENT

December 13, 2016

Joint Book-Running Managers

Barclays

Citigroup

RBC Capital Markets

Co-Managers

BMO Capital Markets

CIBC Capital Markets

HSBC

MUFG

National Bank Financial Markets

PNC Capital Markets LLC

Raymond James

Scotiabank